Exhibit 4(c)(3)

SUPPLEMENTAL AND RESTATED

TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY

(A Wisconsin corporation)

TO

FIRST WISCONSIN TRUST COMPANY

TRUSTEE

DATED March 1, 1991

SECURING FIRST MORTGAGE BONDS OF

NORTHERN STATES POWER COMPANY

(Restating, amending and supplementing the

Trust Indenture dated April 1, 1947, as previously

supplemented through March 1, 1988)

CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE SUPPLEMENTAL

AND RESTATED TRUST INDENTURE OF THE PROVISIONS INSERTED PURSUANT TO

SECTIONS 310 THROUGH 318(a) INCLUSIVE OF THE

TRUST INDENTURE ACT OF 1939

Section of Trust Indenture Act	Section of Indenture	Page
310(a)(1)	17.09	90

310(a)(2)	17.09	90
310(a)(3)	17.14(b)	96

310(a)(4)	Not Applicable

310(b)	17.08	85
	17.10(a)	90
	17.10(d)	90
	17.10(e)	91

310(c)	Not Applicable

311(a)	17.13	92

310(b)	17.13	92

311(c)	Not Applicable

312(a)	8.17	47
	17.17(a)	97

312(b)	17.17(b)	98

312(c)	17.17(c)	99

313(a)	17.18(a)	99

313(b)	17.18(b)	100

313(c)	17.18(c)	100

313(d)	17.18(d)	100

314(a)	8.18	48

314(b)	8.19	48

314(c)(1)	1.03 - definition of Officer’s Certificate	14

	4.01(g)	32
	9.04(b)	51
	11.03(b)	57
	11.03(k)(2)	60
	11.10(c)	63
	18.01(c)	103
	21.08	112
	21.09	112

314(c)(2)	1.03 - definition of Opinion of Counsel	14
	4.01(c)	31
	5.04(d)	36
	11.03(h)	59
	11.03(k)(5)(0)	60
	18.01(c)	103
	21.08	112
	21.09	112

314(c)(3)	1.03 - definition of Accountant,	9
	Accountant’s Certificate	9
	Independent and	13
	Independent Accountant’s Certificate	13
	4.01(d)	31
	5.04	34
	5.05(c)	36
	5.07(b)	37
	5.07(c)	38
	5.07(d)	38
	9.02	50
	9.04(c)	51
	11.03(k)(6)	59
	11.10(d)	63
	21.08	112
	21.09	112

314(d)(1)	1.03 - definition of Engineer,	12
	Engineer’s Certificate,	12
	Independent and	13
	Independent Engineer’s Certificate	13
	11.03(c)	57
	11.03(d)	58
	11.03(k)(3)	60
	11.03(k)(4)	60

314(d)(2)	1.03 - definition of Engineer,	12
	Engineer’s Certificate,	12
	Independent and	13
	Independent Engineer’s Certificate	13

	11.03 (e)	58

	11.03(f)	58

314(d)(3)	1.03 - definition of Engineer,	12
	Engineer’s Certificate,	12
	Independent and	13
	Independent Engineer’s Certificate	13
	5.04(a)	34
	5.04(b)	35
	7.02	42
	9.04	51
	11.03	57
	11.10	63
	17.01(d)	83
	21.08	112
	21.09	112

314(e)	21.08	112

314(f)	Not Applicable

315(a)	17.01(a)(1)	82
	17.01(a)(2)	82

315(b)	17.02	83

315(c)	17.01(b)	82

315(d)	17.01(c)	82

315(e)	14.15(b)	77

316(a)	1.03 - definition of “Outstanding”	15
	14.05	74
	17.01(c)(3)	82
	19.02	106

316(a)(2)	19.02	106
316(b)	14.15(a)	76
	14.15(c)	77
	19.02(a)	106

316(c)	15.05	79

317(a)(1)	14.13	75

317(a)(2)	14.04	73

317(b)	8.16	46

318(a)	21.13(a)	113

TABLE OF CONTENTS

(Definitions of certain capitalized words used in the Indenture are contained in Section 1.03)

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Section 5.02 -	Cost and Fair Value of property to be certified to Trustee; Limitation on issuance of Bonds based on such Cost or Fair Value	33

Section 5.03 -	Net earnings requirement	33

Section 5.04 -	Use of Permanent Additions; documents to be delivered to the Trustee for establishing Cost and Fair Value of Permanent Additions; Amount of Established Permanent Additions	34

Section 5.05 -	(a) No Permanent Additions certified under Section 5.04 to be subsequently included in a similar certificate	37
	(b) No Amount of Established Permanent Additions used or applied for certain purposes to be used again for such purposes	37

Section 5.06 -	Documents to be delivered to the Trustee upon issuance of Bonds on basis of Amount of Established Permanent Additions	37

Section 5.07 -	Percentages of Amount of Established Permanent Additions to be applied for particular purposes under Indenture	39

ARTICLE VI.

ISSUANCE OF BONDS UPON RETIREMENT OF BONDS.

Section 6.01 -	Issuance of Bonds on basis of retired Bonds	40

Section 6.02 -	No Bonds to be issued more than one year prior to the Stated Maturity of retired Bonds, with certain exceptions	40

Section 6.03 -	When Bond deemed retired	40

ARTICLE VII.

ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE.

Section 7.01 -	Issuance of Bonds on basis of deposit of cash with Trustee	42

Section 7.02 -	Conditions for cash withdrawal	42

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Section 10.07 -	Decision of Trustee is final	54

ARTICLE XI.
POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY.

Section 11.01 -	Company to possess, use and enjoy property until Completed Default	55

Section 11.02 -	Property which may be disposed of without Trustee’s consent	55

Section 11.03 -	Documents to obtain release from Lien of the Indenture	57

Section 11.04 -	Trustee to release, without compliance with Section 11.03, property of Fair Value less than $25,000 or 1% of the aggregate principal amount of Bonds Outstanding, not exceeding annual limitation	61

Section 11.05 -	Interest on obligations payable to Company; obligations or property received in exchange to be subject to Lien	61

Section 11.06 -	Proceeds of property taken by eminent domain to be paid to Trustee	62

Section 11.07 -	Trustee in possession may exercise powers of Company	62

Section 11.08 -	Purchaser in good faith not bound to inquire into authority of Trustee	62

Section 11.09 -	Proceeds of released property to constitute Release Fund	62

Section 11.10 -	Disposition of money in Release Fund	63

Section 11.11 -	Certain proceeds to be paid to the Company	63

Section 11.12 -	Status of Release Fund on sale of mortgaged and pledged property	63

Section 11.13 -	Release Fund may be applied to purchase Bonds	63

Section 11.14 -	Release Fund may be applied to redemption of Bonds	64

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-vii-

Section 14.01 -	Certain events to be Completed Defaults; Bonds may be declared due when a Completed Default exists	71

Section 14.02 -	Entry, Possession and operation of mortgaged and pledged property by Trustee on Completed Default; application of income collected by Trustee	71

Section 14.03 -	Power of sale on Completed Default	72

Section 14.04 -	Judicial proceedings and suits at law or in equity upon Completed Default; Trustee may file proof of claim; remedies cumulative; failure to exercise right not waiver	73

Section 14.05 -	Majority of Bondholders may direct Trustee	74

Section 14.06 -	Appointment of a receiver as matter of right	74

Section 14.07 -	All Bonds to become due in case of sale upon Completed Default	74

Section 14.08 -	Bondholders or Trustee may bid for property; Bonds may be used for purchase price	74

Section 14.09 -	Purchaser not obligated to see to application of proceeds of sale	74

Section 14.10 -	Any sale to divest title of Company	74

Section 14.11 -	Application of proceeds of sale	75

Section 14.12	Company’s waiver of stay, extension and redemption etc.	75

Section 14.13 -	Trustee to collect the whole amount due and payable; has power to sue therefor	75

Section 14.14 -	Trustee may enforce rights without possession of Bonds	76

Section 14.15 -	(a) Bondholder instituted actions or proceedings	76
	(b) In any suit under Indenture or against Trustee, court may require undertaking to pay costs and may assess reasonable costs	77
	(c) Nothing in Indenture to impair Company’s obligation or to affect Bondholders’ right, to extent permitted by law, to enforce payment, etc.	77

Section 14.16 -	Company may waive period of grace	77

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-ix-

Section 17.06 -	Money held in trust	84

Section 17.07 -	Company commits to compensate, reimburse and indemnify Trustee; Trustee’s prior lien	84

Section 17.08 -	(a) Requirement to eliminate conflicting interest or resign; Notice of Failure to comply with requirements of subdivision (a)	85
	(b) Conflicting interest	85
	(c) Certain definitions	88
	(d) Voting Security calculations	88
	(e) Trustee may apply to Commission for stay of resignation	89

Section 17.09 -	Eligible Trustee required	90

Section 17.10 -	Resignation and removal; appointment of successor; notice to Bondholders	90

Section 17.11 -	Acceptance of appointment by successor	91

Section 17.12 -	Merger, conversion, consolidation or succession to business	91

Section 17.13 -	(a) Preferential collection of claims against Company	92
	(b) Certain creditor relationships exempt from obligation to account	94
	(c) Certain definitions	94

Section 17.14 -	Co-trustee and separate trustee	95

Section 17.15 -	Authenticating Agent	96

Section 17.16 -	Address where notices to be served on Company; notice of change of address of Trustee’s principal corporate trust office	97

Section 17.17 -	(a) Preservation of information by Trustee; destruction of information by Trustee and conditions thereof	97
	(b) Access of Bondholders to list, and conditions thereof	98
	(c) Trustee not accountable by reason of mailing information	99

Section 17.18 -	(a) Annual information to be furnished to Bondholders by Trustee	99
	(b) Additional reports to Bondholders	100
	(c) Transmission of reports to Bondholders	100

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THIS SUPPLEMENTAL AND RESTATED TRUST INDENTURE, made as of March 1, 1991 by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the city of Eau Claire, Wisconsin (the “Company”), the party of the first part, and FIRST WISCONSIN TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Milwaukee, Wisconsin, as Trustee (the “Trustee”), party of the second part.

WHEREAS, the Company has executed and delivered to the Trustee its Trust Indenture (the “1947 Indenture”), made as of April 1, 1947, whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over, and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal, and mixed, then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and, subject to the rights reserved by the Company under the provisions of the 1947 Indenture, to be held by the Trustee in trust in accordance with provisions of the 1947 Indenture for the equal pro rata benefit and security of each and every bond issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Company has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over, and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions, and agreements contained in the 1947 Indenture certain additional covenants, conditions, and agreements to be observed by the Company, created the following series of Bonds:

Date of Supplemental Trust Indenture	Designation of Series
March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994
December 1, 1969	Series due December 1, 1999
September 1, 1973	Series due October 1, 2003
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016
March 1, 1988	Series due March 1, 2018

The 1947 Indenture and the foregoing Supplemental Trust Indentures are collectively referred to herein as the “Original Indenture.” The Original Indenture, this Restated Indenture, any Subsequent Supplemental Trust Indentures and any Supplemental Trust Indentures executed after the Effective Date are collectively referred to herein as the “Indenture”; and

WHEREAS, the Company has deemed it necessary and desirable to amend, restate and supplement the Original Indenture as provided in Article I of this Restated Indenture; and

WHEREAS, this Restated Indenture shall become and be effective as provided in Article I hereof; and

WHEREAS, each Holder of a Bond of any series not now Outstanding, which series shall be originally authenticated by the Trustee and originally issued by the Company under the Indenture on or subsequent to the date of this Restated Indenture, by the acquisition, holding or ownership of such Bond, thereby consents and agrees to, and shall be bound by, the provisions of this Restated Indenture on and after the Effective Date; and

WHEREAS, the execution and delivery of this Restated Indenture have been duly authorized by the Company; and

WHEREAS, this Restated Indenture is supplemental to the Original Indenture and shall not in any way extinguish or otherwise adversely affect the lien of the Original Indenture on the mortgaged and pledged property of the Company; and

WHEREAS, capitalized terms previously used in these recitals or hereafter used in the granting clauses (and not otherwise defined herein or therein) shall have the meanings assigned to them by Section 1.03; and

WHEREAS, all things necessary to make this Restated Indenture a valid, binding and legal instrument for the security of the Bonds have been done and performed;

GRANTING CLAUSES

NOW, THEREFORE, THIS INDENTURE WITNESSETH: The Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and in order to secure the payment, both of the principal and interest, of all Bonds at any time Outstanding according to their tenor and effect and the performance of and compliance with the covenants and conditions in this Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, and to its successors in said trust forever, all property, real, personal and mixed now owned or hereafter acquired or to be acquired by the Company, and wherever situated (except as hereinafter excepted from the Lien Hereof) subject to the rights reserved by the Company and by other provisions of the Indenture, including (without in any manner limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all lands, rights of way, other land rights, flowage and other water rights, reservoirs, dams, waterways, docks, roads, and other land improvements; fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges, patents and patent rights; parts or parcels of such real property and items of other property being more specifically described and mentioned or enumerated in Schedule A, and in schedules marked Schedule A and annexed to the Original Indenture and to all Subsequent Supplemental Trust Indentures, except all Permanent Additions owned by the Company on or after April 1, 1947, which have been removed, sold, abandoned, destroyed or which for any cause have been permanently withdrawn from service or property described in such schedules which has been released by the Trustee from the Lien Hereof (reference to such schedules for a more specific description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length);

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THERE ARE HEREBY EXCEPTED from the Lien of the Indenture, whether now owned or hereafter acquired by the Company, anything herein contained to the contrary notwithstanding, (1) all shares of stock, bonds, notes, evidence of indebtedness and other securities other than such as may be or are required to be deposited with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) parts or parcels of real property specifically described in a schedule marked Schedule B and annexed to the 1947 Indenture.

It is hereby agreed by the Company that, except as hereinabove excepted from the Lien Hereof, all the property, rights and franchises acquired by the Company after the Effective Date shall be as fully embraced within the Lien Hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

The foregoing provisions, as they purport to subject to the Lien Hereof property hereafter acquired by any Successor Corporation, are subject to the provisions of Article XVI relating to the effect of a consolidation or merger into another corporation or sale or lease of substantially all of the property of the Company.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged, or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever; subject, however, to Permitted Encumbrances.

IN TRUST NEVERTHELESS, for the equal pro rata benefit and security of each and every Bond issued and to be issued hereunder in accordance with the provisions of the Indenture, without preference, priority or distinction as to lien of any over the others by reason of priority in time of the issue, negotiation or maturity thereof; subject, however, to the provisions of the Indenture and of any Supplemental Trust Indenture relating to any sinking fund or similar fund for the benefit of the Bonds of any particular series or of any portion of the Bonds of any series; it being intended that the lien and security for all Bonds shall take effect from the execution and delivery of the Indenture, and that the security and Lien of the Indenture shall take effect from the date of execution and delivery thereof as though all of the Bonds of all series were actually authenticated and delivered upon such date.

PROVIDED, that if the Company, its successors, or assigns, shall pay or cause to be paid unto the Holders of the Bonds the principal and interest to become due in respect thereof, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe each and every covenant and promise expressed in the Bonds and expressed in the Indenture to be maintained, performed and observed by or on the part of the Company, then the Indenture and the estate and rights granted, shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that, after the Effective Date, all Bonds previously or hereafter issued are to be issued, authenticated and delivered in accordance with, and that, after the Effective Date, all property subject or to become subject hereto is to be held subject to, the covenants, conditions, uses and trusts set forth herein. The Company, for itself and its successors and assigns, does hereby declare, covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold Bonds after the Effective Date, as follows:

ARTICLE I.

EFFECTIVE DATE; AMENDMENT AND RESTATEMENT OF

ORIGINAL INDENTURE; DEFINITIONS.

SECTION 1.01. The term “Effective Date” as used herein shall mean the date selected by the Company that is no earlier than the date on which a Supplemental Trust Indenture is first recorded and filed in such manner and to such extent as may be required by law and which states that: (a) the Original Indenture Bonds shall have been retired through payment or redemption (including those Original Indenture Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the Original Indenture) at, before or after the maturity thereof, or (b) the Holders or Registered Holders of the Original Indenture Bonds not so retired through payment or redemption (or deemed to be paid within the meaning of Article XVIII of the Original Indenture) in accordance with the requirements of Article XIX of the Original Indenture, as amended pursuant to Article IV of the Supplemental Trust Indenture dated June 1, 1986, shall have approved and agreed to be bound by Section 1.02, Section 1.03, Article II and Articles IV through XXI of this Restated Indenture.

SECTION 1.02. (a) Upon the Effective Date, Articles I through XXI of the 1947 Indenture shall be deleted and replaced by Section 1.03, Article II and Articles IV through XXI of this Restated Indenture.

(b) Upon the Effective Date, the General Form of Coupon Bond, the General Form of Coupon, the General Form of Registered Bond without Coupons, the Form of Trustee’s Certificate, the Form of Coupon Bond of Series due April 1, 1977, the Form of Coupon for Coupon Bonds of Series due April 1, 1977, and the Form of Registered Bond without Coupons of Series due April 1, 1977, in the 1947 Indenture are deleted.

(c) Upon the Effective Date, the Articles of the Supplemental Trust Indentures listed below shall be deleted:

Date of Supplemental Trust Indenture	Articles Deleted
March 1, 1949	Art. II
Art. III

June 1, 1957	Art. II
Art. III

December 1, 1969	Art. IV

February 1, 1982	Art. II
Art. III
Art. IV

March 1, 1982	Art. II
Art. III
Art. IV

June 1, 1986	Art. IV

March 1, 1988	Art. IV

(d) on the Effective Date, the following clause in the recitals of the Supplemental Trust Indentures dated March 1, 1949, June 1, 1957, August 1, 1964, December 1, 1969, September 1, 1973, February 1, 1982, March 1, 1982, June 1, 1986 and March 1, 1988 is deleted:

“WHEREAS, Section 2.01 of the Original Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and”

is replaced by the following clause:

“WHEREAS, the Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and”.

(e) On the Effective Date, the following clause in the recitals of the Supplemental Trust Indenture dated March 1, 1949 is deleted:

“WHEREAS, Sections 2.01, 4.01 and 21.03 of the Original Indenture provide in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture and of assigning, conveying, mortgaging, pledging and transferring unto the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Original Indenture; and”

is replaced by the following clause:

“WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture and of conveying, assigning, transferring, mortgaging, pledging, setting over, and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and”.

(f) On the Effective Date, the following clause in the recitals of the Supplemental Trust Indentures dated June 1, 1957, August 1, 1964, December 1, 1969, September 1, 1973, February 1, 1982, March 1, 1982, June 1, 1986 and March 1, 1988 is deleted:

“WHEREAS, Sections 4.01 and 21.03 of the Original Indenture provide in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture and of assigning, conveying, mortgaging, pledging and transferring unto the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Original Indenture; and”.

and is replaced by the following clause:

“WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture and of conveying, assigning, transferring, mortgaging, pledging, setting over, and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and”.

(g) On the Effective Date, the phrase “permissible encumbrances as defined in Section 1.09 of the Original Indenture” referenced in Section 1.01 of the Supplemental Trust Indentures dated March 1, 1949, June 1, 1957, August 1, 1964, December 1, 1969, September 1, 1973, February 1, 1982, March 1, 1982, June 1, 1986 and March 1, 1988 is deleted and the following phrase is inserted in lieu thereof:

“Permitted Encumbrances as defined in the Indenture”.

(h) On the Effective Date, the phrase “shall be dated as in Section 2.09 of the Original Indenture provided.” referenced in Section 2.01 of the Supplemental Trust Indenture dated August 1, 1964 is deleted and the following phrase is inserted in lieu thereof:

“shall be dated as of the interest payment date of the Bonds of said series, next preceding the date of issue thereof, unless issued on an interest payment date, in which event they shall be dated as of such date and shall bear interest from their date or if issued prior to an interest payment date in which event they shall be dated as of the date of coupon bonds of such series.”

(i) On the Effective Date, the phrase “Section 10.02 of the Original Indenture” referenced in Section 2.02 of the Supplemental Trust Indentures dated August 1, 1964, December 1, 1969, September 1, 1973, June 1, 1986 and March 1, 1988 is deleted wherever it appears and the following phrase is inserted in each instance in lieu thereof:

“Section 10.02 of the Indenture”.

(j) On the Effective Date, the phrase “Article XIII of the Original Indenture” referenced in Section 2.02 of the Supplemental Trust Indentures dated August 1, 1964, December 1, 1969, September 1, 1973, June 1, 1986 and March 1, 1988 is deleted wherever it appears and the following phrase is inserted in each instance in lieu thereof:

“ Article XIII of the Indenture”.

(k) On the Effective Date, the phrase “bearing interest as provided in Section 2.09 of the Original Indenture thereupon” referenced in Section 2.03 of the Supplemental Trust Indentures dated December 1, 1969, September 1, 1973, June 1, 1986 and March 1, 1988 is deleted and the following phrase is inserted in lieu thereof:

“bearing interest as provided in Section 2.01 hereof,”

(1) On the Effective Date the phrase “dated and bearing interest as provided in Section 2.09 of the Original Indenture; and upon payment, if the Company shall so require, of the charge therefor as provided in Section 2.11 of the Original Indenture.” referenced in Section 2.05 of the Supplemental Trust Indenture dated August 1, 1964 is deleted and the following phrase inserted in lieu thereof:

“dated and bearing interest as provided in Section 2.01 hereof, and upon payment, if the Company shall so require, of a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company by reason of such exchange and in addition may charge a sum not exceeding five dollars ($5.00) for each bond issued upon any such exchange, which shall be paid by the party requesting such exchange as a condition precedent to the exercise of the privilege of making such exchange.”

(m) On the Effective Date, the phrase “bearing interest as provided in Section 2.09 of the Original Indenture, and upon payment, if the Company shall so require, of the charge therefor provided in Section 2.11 of the Original Indenture;” referenced in Section 2.06 of the Supplemental Trust Indenture dated August 1, 1964 is deleted and the following phrase is inserted in lieu thereof:

“bearing interest as provided in Section 2.01 hereof, and upon payment, if the Company shall so require, of a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company by reason of such exchange and in addition may charge a sum not exceeding five dollars ($5.00) for each bond issued upon any such exchange, which shall be paid by the party requesting such exchange as a condition precedent to the exercise of the privilege of making such exchange.”

(n) On the Effective Date, Section 2.05 of the Supplemental Trust Indenture dated March 1, 1988 is deleted.

SECTION 1.03. Definitions.

Certain terms, as used specifically in particular Articles of the Indenture, are defined in those Articles.

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

A. The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular.

B. If the Indenture is qualified under the Trust Indenture Act, all other terms used herein which are defined in said Act, either directly or by reference therein, have the meanings assigned to them therein.

C. All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for, shall be made in accordance with generally accepted accounting principles, except that the Company may conform to any order, rule or regulation of any regulatory authority having jurisdiction over the Company.

D. Unless otherwise indicated, all references in this instrument to designated Articles, Sections, subsections, paragraphs and clauses are to the designated Articles, Sections, subsections, paragraphs and clauses of this instrument as originally executed.

E. Unless indicated, all references in this instrument to a particular article and section of the Original Indenture are intended to refer to the specified article and section of the 1947 Indenture, subject to any amendments thereto contained in a Supplemental Trust Indenture.

F. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section, subsection, paragraph or clause unless specifically stated to the contrary.

“Accountant” means a Person engaged in the practice of accounting who (except as otherwise expressly provided in the Indenture) may be employed by or affiliated with the Company.

“Accountant’s Certificate” means a certificate, conforming to the applicable requirements of Sections 21.08 and 21.09, signed and verified by the President or a Vice President of the Company and by an Accountant, who may be such President or Vice President (in which case only one signature shall be required), or who may otherwise be employed by the Company.

“Acquired Facility” means any property which, within six months prior to the date of its acquisition by the Company, has been used or operated by a Person other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amount of Established Permanent Additions” means the balance stated in each Engineer’s Certificate delivered pursuant to paragraph (8) of subdivision (a) of Section 5.04.

“Application” means an application for the authentication and delivery of Bonds, the release of property or the withdrawal of cash under any provision of the Indenture and shall consist of, and shall not be deemed complete until there shall have been delivered to the Trustee, such cash, Bonds, securities and documents as are required by such provision to establish the right of the Company to the action applied for. The date of a particular Application shall be deemed to be the date of completion of such deliveries to the Trustee and not the date of any particular document so delivered.

“Authenticating Agent”, when used with respect to any particular series of Bonds, means any Person named as authenticating agent for said series in the provisions of the Indenture relating to said series and any successor authenticating agent.

“Board of Directors” means either the Board of Directors of the Company or any committee of the Company appointed by the Board of Directors of the Company, provided that such committee of the Company has been properly elected or appointed in accordance with law and the by-laws of the Company and has the power requisite to take the action in question.

“Bondholder” means a Registered Holder of a Bond or, when used with respect to a Coupon Bond, means the bearer of such Bond or, when used with respect to any coupon, shall mean the bearer thereof.

“Bond Register” and “Bond Registrar” have the respective meanings stated in Section 2.12.

“Bond” means any bond authenticated and delivered under the Indenture and, if applicable unless the context otherwise requires, any coupons applicable thereto.

“Commission” means the Securities and Exchange Commission, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties theretofore assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party of the first part hereto, Northern States Power Company, a Wisconsin corporation, until a Successor Corporation shall have become such pursuant to the Indenture, and thereafter, “Company” shall mean such Successor Corporation.

“Company Consent”, “Company Order” and “Company Request” mean, respectively, a written consent, order or request signed in the name of the Company by the President, a Vice President, the Treasurer, an Assistant Treasurer or the Controller and attested by the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Completed Default” has the meaning stated in Section 14.01.

“Completed Depreciable Property” means, as of any specified time of computation, an amount, determined in accordance with generally accepted accounting principles, equal to the cost, as shown on the books of the Company, of the portion of the properties subject to the Lien Hereof that are currently depreciable.

“Cost”, as applied to Permanent Additions and used in any certificate herein provided for, shall be computed as of any particular date to be the amounts paid, expended or incurred by the Company for such Permanent Additions and added to the utility plant or fixed capital accounts of the Company according to the pertinent classification of accounts prescribed by any commission or other governmental authority to whose jurisdiction the Company at the time may be subject (or, in the absence of such a system, in accordance with generally accepted accounting principles), and, in the case of an Acquired Facility, shall be deemed to include the cost of any franchises, contracts, operating agreements, other rights or intangible property acquired simultaneously therewith and related thereto, even though no separate or distinct consideration shall have been paid for or apportioned to such franchises, contracts, operating agreements or other rights or property; provided that:

(1) there shall be included in the Cost of Permanent Additions the principal amount of any monetary obligations incurred or assumed by the Company which is directly related to the construction, acquisition or erection thereof or subject to which such Permanent Additions are acquired.

(2) if the Company acquires any Permanent Additions in consideration, in whole or in part, of its own capital stock, the reasonable value of such stock may, at the option of the Company, be included in the Cost of such Permanent Additions. The reasonable value of such stock shall be the value thereof as found or determined by a commission or other governmental authority to whose jurisdiction the Company may be subject or, if no such finding or determination shall have been made, then the reasonable value of such stock shall be ascertained as follows: The Company shall appoint one or more Independent appraisers, approved by the Trustee, to determine the reasonable value of such stock on the date or dates of its delivery, which determination shall be evidenced by a certificate, conforming to the requirements of Sections 21.08 and 21.09, signed by such Person so appointed and filed with the Trustee, stating the reasonable value of such stock in the opinion of such Person. Such certificate shall be conclusive evidence of the reasonable value of such stock for purposes of the Indenture.

(3) if Permanent Additions consist of property owned by a Successor Corporation immediately prior to the time it shall become such by consolidation, merger or sale, as provided in Section 16.01, the Cost to the Company shall be the ledger value of such property on the books of such Successor Corporation, less applicable reserves for depreciation, retirements and depletion immediately prior to such consolidation, merger or sale.

“Coupon Bond” means any coupon bond of the Series due August 1, 1994.

“Date Hereof” means March 1, 1991.

“Default” means any event which has occurred and is continuing which, with the lapse of time or giving of notice, or both, would constitute a Completed Default.

“Defaulted Interest” has the meaning stated in Section 2.03.

“Depreciable Property” means, as of any specified time of computation, an amount, determined in accordance with generally accepted accounting principles, equal to the cost, as shown on the books of the Company, of (i) the Completed Depreciable Property and (ii) properties subject to the Lien Hereof that are in the process of being constructed and will be depreciable upon completion.

“Earnings Applicable to Bond Interest” for any applicable period means an amount computed as follows: From Gross Revenues of the Company, plus losses sustained from the disposition, write down or write off of capital assets, subtract (1) all profit realized from the sale of capital assets; (2) deductions (other than taxes measured by income and interest charges) for all operating expenses and other income deductions (including, to the extent not otherwise deducted, all losses sustained from the disposition, write down or write off of capital assets); and (3) any amount by which the actual expenditures or charges of the Company for ordinary repairs and maintenance and charges for reserves, renewals, replacements, retirements depreciation and depletion are less than 2.50% of Completed Depreciable Property, as of the end of such period.

“Effective Date” means that date defined in Section 1.01.

“Engineer” means a Person who is (1) engaged in the engineering profession, (2) an appraiser or (3) other expert who (except as otherwise expressly provided in the Indenture) may be employed by or affiliated with the Company and who shall be duly authorized to make such certificate or opinion.

“Engineer’s Certificate” means a certificate, conforming to the applicable requirements of Sections 21.08 and 21.09, signed and verified by the President or a Vice President of the Company and by an Engineer who may be such President or Vice President (in which case only one signature shall be required), or who may otherwise be employed by the Company.

“Fair Value”, when used with respect to any property (including obligations for the payment of money or other securities), means the fair value thereof to the Company in the opinion of the Person making the determination. The Fair Value to the Company of any Permanent Additions consisting of an Acquired Facility (i) shall include an amount for any franchises, contracts, operating agreements or other rights acquired simultaneously therewith and related thereto, even though no separate or distinct consideration shall have been paid for or apportioned to such franchises, contracts, operating agreements or other rights, and (ii) shall include as an element of the value of such Permanent Additions a proper amount for the earnings capability of such Permanent Additions.

If the Fair Value of any property, obligation or securities shall be stated both in an Engineer’s Certificate and in an Independent Engineer’s Certificate, the Fair Value stated in the Independent Engineer’s Certificate shall be deemed to be the Fair Value of such property, obligations or securities for all purposes of the Indenture.

“Government Obligations” means obligations which are full faith and credit obligations of the United States of America or payment of which has been unconditionally guaranteed by the United States of America.

“Gross Revenues” means and includes all operating revenues, other revenues and other income of the Company determined in accordance with generally accepted accounting principles.

“Holder”, when used with respect to any Bond, means a Bondholder.

“Indenture” means the 1947 Indenture, as supplemented: (i) by Supplemental Trust Indentures thereto dated March 1, 1949, June 1, 1957, August 1, 1964, December 1, 1969, September 1, 1973, February 1, 1982, March 1, 1982, June 1, 1986 and March 1, 1988, (ii) by this Supplemental and Restated Trust Indenture dated March 1, 1991, (iii) by any Subsequent Supplemental Trust Indentures, and (iv) by any other Supplemental Trust Indentures or instruments supplemental to the Indenture entered into pursuant to the applicable provisions hereof.

“1947 Indenture” means the Trust Indenture dated April 1, 1947, from the Company to First Wisconsin Trust Company.

“Independent”, when used with respect to any specified Person, means such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or such other obligor and (3) is not connected with the Company, or such other obligor or any Affiliate of the Company or such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. The term “employee” in this definition of Independent shall not include any Person, otherwise independent, by reason of having been employed for any purpose for which an Independent Person is necessary under the provisions of the Indenture. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and approved by the Trustee in the exercise of reasonable care. Such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Accountant’s Certificate” means a certificate, conforming to the applicable requirements of Sections 21.08 and 21.09, signed by an Independent Accountant or a firm of Independent Accountants who are Independent and are appointed by a Company Order and approved by the Trustee in the exercise of reasonable care.

“Independent Engineer’s Certificate” means a certificate, conforming to the applicable requirements of Sections 21.08 and 21.09, signed by an Independent Engineer appointed by a Company Order and approved by the Trustee in the exercise of reasonable care.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Bonds.

“Land” means, as of any specified time of computation, an amount, determined in accordance with generally accepted accounting principles, equal to the cost, as shown on the books of the Company, of the portion of the properties subject to the Lien Hereof that consist of any interest in real property and are not currently depreciable.

“Lien Hereof” and “Lien of the Indenture” mean the lien created by the Indenture (including the after acquired property clauses of the Indenture) and the lien created by any concurrent or subsequent conveyance to the Trustee hereunder (whether made by the Company or any other Person), of any property which is a part of the security held by the Trustee pursuant to the terms, trusts and conditions specified in the Indenture.

“Maintenance Fund” means the fund created in Section 9.01.

“Maturity”, when used with respect to any Bond, means the date on which the principal of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or call for redemption or otherwise.

“Net Earnings Certificate” means an Accountant’s Certificate stating the amount of Earnings Applicable to Bond Interest for a specified period, computed as provided herein, and describing, in reasonable detail, how the same has been calculated and, to that end, specifying the amounts deducted from Gross Revenues on account of the items required to be deducted pursuant to the definition of Earnings Applicable to Bond Interest. When applicable the following rules shall be applied:

(1) for purposes of calculating: (i) the interest requirements applicable to any Bonds, Prior Lien Obligations or Permitted Indebtedness bearing interest at adjustable, floating or variable rates and (ii) the interest requirements applicable to any Bonds, Prior Lien Obligations or Permitted Indebtedness on which interest charges attributable to such Bonds, Prior Lien Obligations or Permitted Indebtedness will not become payable until a date more than one year after the date of such calculation, the interest rate used shall be the higher of (x) the interest rate applicable to such Bonds, Prior Lien Obligations or Permitted Indebtedness on the date of such calculation, or (y) the average interest rate payable on all Bonds Outstanding, Prior Lien Obligations and Permitted Indebtedness during the 12-month period immediately preceding the date of such calculation.

(2) if any property is owned by the Company at the time of: (i) the authentication and delivery of any Bonds applied for or (ii) the withdrawal of any cash, either or both of which require a Net Earnings Certificate, then, although not owned during the whole, or any part, of the period for which the computation of Earnings Applicable to Bond Interest is made, the net earnings or income of such property during the whole of such period (computed in the same manner as Earnings Applicable to Bond Interest is computed), may at the option of the Company be included in Earnings Applicable to Bond Interest for all purposes of the Indenture; provided that if any such property has been acquired in exchange or substitution for property released from the Lien Hereof or through the use of cash deposited with the Trustee under any of the provisions released from the Lien Hereof or through the use of cash deposited with the Trustee under any of the provisions hereof (other than cash deposited in accordance with the provisions of Article VII as a basis for the issuance of Bonds) then the earnings from the property released or which is represented by such cash shall be excluded from Earnings Applicable to Bond Interest.

“Officer’s Certificate” means a certificate, conforming to the applicable requirements of Sections 21.08 and 21.09, signed by the President, a Vice President, the Treasurer or an Assistant Treasurer, or the Controller and attested by the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Whenever the Indenture requires that an Officer’s Certificate also be signed by an Engineer or an Accountant or other expert, such Engineer, Accountant or other expert (except as otherwise expressly provided in the Indenture) may be employed by the Company and shall be acceptable to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, conforming to the applicable requirements of Sections 21.08 and 21.09, and who (except as otherwise expressly provided in the Indenture) may be counsel for the Company, and shall be acceptable to the Trustee. Any

Opinion of Counsel given as to title to property may be based, in whole or in part, upon the documents and opinions described in Section 21.17.

“Original Indenture” means the 1947 Indenture, as supplemented by Supplemental Trust Indentures thereto dated March 1, 1949, June 1, 1957, August 1, 1964, December 1, 1969, September 1, 1973, February 1, 1982, March 1, 1982, June 1, 1986 and March 1, 1988.

“Original Indenture Bonds” means all the Bonds of each series authenticated by the Trustee and originally issued under the Original Indenture prior to the date of this Restated Indenture and the coupons, if any, pertaining to such Bonds.

“Outstanding”, when used with respect to Bonds, means, as of the date determination, all Bonds theretofore authenticated and delivered under the Indenture, except:

(1) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Bonds for which provisions for payment or redemption shall have been made in accordance with Section 6.03 or for whose payment or redemption money, in the necessary amount, has been deposited with the Trustee or any Paying Agent in trust for the Holders of such Bonds, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, has been made; and

(3) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered under the Indenture;

provided that, in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act independently with respect to such Bonds and that the pledgee is not the Company or any obligor upon the Bonds or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person meeting the requirements established by Section 17.20 who is authorized by the Company to pay the principal of, premium, if any, or interest on any Bonds on behalf of the Company.

“Permanent Additions” means all interests (fractional or otherwise) in property, real, personal or mixed (including therein, without in any way limiting or impairing, by the enumeration of the same, the scope and intent of the foregoing except as hereinafter specifically limited, all lands, buildings, plants, power houses, dams, facilities that process raw materials or waste materials into fuel for the purpose of producing energy, nuclear fuel, reservoirs, stations, lines, pipes, mains, conduits, cables, machinery, pumps, transmission lines, pipelines, rights-of-

way, distribution systems, storage facilities, sub-stations, transformers, service systems, supply systems, wires, poles, cross-arms, apparatus of all kinds and descriptions, improvements, extensions and additions, including operating public utility properties acquired as an entirety) which shall have been made, acquired, constructed or erected by the Company subsequent to April 1, 1947, or which shall be in the process of construction or erection insofar as actually constructed or erected subsequent to April 1, 1947, and used or to be used in the business of (1) generating, manufacturing, storing, transporting, transmitting, distributing or supplying electricity or other forms of energy, including but not limited to gas for light, heat, power, refrigeration or other purposes or steam for heating, processing or other energy purposes, or other forms of energy; (2) acquiring, storing, transporting, transmitting, distributing or supplying water for use in generation of power; (3) selling, granting, leasing or licensing the right to use water (but not for the purpose of irrigation) or (4) providing telephone or other communications services.

(a) Permanent Additions, as described above, need not consist of a specific or completed development, plant, betterment, addition, extension, improvement or enlargement, but may include construction work in progress and property in the process of purchase insofar as the Company shall have acquired title to such property, and may include the following:

(1) fractional interests in poles or other property used for transmission or distribution;

(2) other interests (fractional or otherwise) in property owned jointly or in common with any other Person or in other property used in connection with or relating to any such property owned jointly or in common, whether there are or are not other agreements or obligations on the part of the Company with respect to any such property;

(3) engineering, economic, environmental, financial, geological and legal or other studies, surveys and reports, preliminary to or associated with the acquisition or construction of any property included in the calculation of Depreciable Property.

(b) The term Permanent Additions shall not include:

(1) any property not subject to the Lien of the Indenture;

(2) any land or equipment acquired, leased or used by the Company for the purpose of producing gas, oil, coal, or natural gas or oil rights owned or under lease or gas wells or oil wells or equipment therefor, or coal mines or equipment therefor;

(3) any shares of stock, bonds, notes, evidences or certificates of indebtedness or other securities;

(4) goodwill, going concern value, contracts, agreements, franchises, licenses or permits, whether acquired as such, separate and distinct from the property operated in connection therewith, or acquired as an incident thereto;

(5) any stock of goods, wares and merchandise acquired for the purpose of consumption in the operation, construction or repair of any of the properties of the Company and not chargeable to capital investment be generally accepted accounting principles or any merchandise or appliances held by the Company for sale to customers or others;

(6) any property acquired, made or constructed by the Company for keeping or maintaining the property subject to the Lien Hereof in good repair, working order and condition or merely to renew, replace or substitute for Retired Property or any property whose cost has not been charged, or is not properly chargeable, to a utility plant or fixed capital account;

(7) any plant or system or other property in which the Company shall acquire only a leasehold interest or any betterments, extensions or improvements or additions of, upon or to any plant or system or other property in which the Company shall own only a leasehold interest, unless the same shall be movable physical personal property which the Company has the right to remove; or

(8) any property that is subject to an encumbrance of the type described in paragraph (20) of the definition of Permitted Encumbrances.

“Permanent Additions of the Company” means and includes property owned by the Company within the definition of Permanent Additions.

“Permitted Encumbrances,” prior to the retirement through payment or redemption of the Original Indenture Bonds (including those Original Indenture Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the 1947 Indenture) means “permissible encumbrances” as defined in Section 1.09 of the 1947 Indenture, and thereafter means:

(1) as to the property specifically described in Granting Clauses of the Indenture as of the Effective Date, the restrictions, exceptions, reservations, conditions, limitations and interests which are set forth or referred to in such descriptions and each of which fits one or more of the descriptions in the following paragraphs of this definition, provided that such exceptions do not, in the aggregate, materially detract from the value of the property affected thereby and do not materially impair the use of such property for the purposes for which it is held by the Company;

(2) liens for taxes, assessments and other governmental charges that are not delinquent;

(3) liens for taxes, assessments and other governmental charges already delinquent which are currently being contested in good faith by appropriate proceedings, provided that the Company shall have set aside on its books any reserves with respect thereto that are required by generally accepted accounting principles;

(4) mechanics’ and materialmen’s liens not filed of record and similar charges, not delinquent, that are incident to current construction and mechanics’ and materialmen’s liens incident to such construction which are filed of record but which are being contested in good faith and have not proceeded to judgment, provided that the Company shall have set aside on its books any reserves with respect thereto that are required by generally accepted accounting principles;

(5) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens and other similar liens arising in the ordinary course of business for charges which are not delinquent, or which are being contested in good faith and have not proceeded to judgment, provided that the Company shall have set aside on its books any reserves with respect thereto that are required by generally accepted accounting principles;

(6) liens in respect of attachments, judgments or awards with respect to which the Company shall in good faith currently be prosecuting an appeal or proceedings for review and with respect to which the Company shall have secured a stay of execution pending such appeal or proceedings for review, provided that the Company shall have set aside on its books any reserves with respect thereto that are required by generally accepted accounting principles;

(7) easements or reservations in any property of the Company for roads, public utilities or similar purposes, rights-of-way and easements over or in respect of any real property owned by the Company and zoning ordinances, regulations and restrictions, provided that they do not materially impair the use of such property in the operation of the business of the Company;

(8) minor defects, liens and encumbrances as to which an Opinion of Counsel states: (1) that they will not interfere with the proper operation of the Company’s business and (2) (a) that any effect thereof upon the security of the Indenture, is adequately guarded against by bond or other designated indemnity or (b) that any effect thereof does not materially affect the marketability of title to such property and does not materially impair the use of such property for the purposes for which it is held by the Company;

(9) rights of Persons who are parties to agreements with the Company relating to property owned or used jointly (in common) by the Company with such Persons, provided (a) that such rights do not materially impair the use of such jointly owned or used property in the normal operation of the Company’s business and do not materially affect the security afforded by the Indenture for the Bonds Outstanding and (b) that such rights are not inconsistent with the rights of the Trustee under Article XIV (a waiver of a right to partition by all joint owners is binding upon the Trustee and is not inconsistent with the provisions of Article XIV);

(10) liens existing at the Effective Date that secure indebtedness neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest, or, at the time of acquisition of property by the Company after the Effective Date, liens upon lands over which easements or rights-of-way are acquired by the Company, provided: (a) that such liens do not materially impair the use of such easements or rights-or-way for the purposes for which they are held by the Company or (b) that, in the Opinion of Counsel, the Company has power under eminent domain, or similar statutes, to remove such liens;

(11) (a) leases existing at the Effective Date affecting property owned by the Company on the Effective Date; (b) leases permitting the lessee to occupy or use any of the mortgaged and pledged property in any manner that does not interfere in any material respect with the use of such property for the purpose for which it is held by the Company and which will not have a material adverse impact on the security afforded by the Indenture; or (c) other leases relating to not more than 5% of the sum of (i) Depreciable Property and (ii) Land;

(12) terminable or short-term leases or permits for occupancy, which leases or permits expressly grant to the Company the right to terminate them at any time on not more than six months’ notice and which occupancy does not interfere with the operation of the business of the Company;

(13) liens or privileges vested in any lessor, licensor or permittor for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is not delinquent;

(14) liens or privileges of any employees of the Company for salary or wages earned but not yet payable;

(15) burdens of any law or governmental regulation or permit requiring the Company to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

(16) irregularities in or deficiencies of title to any right-of-way for telephone, telegraph or other communications lines, pipelines, power lines or appurtenances thereto, or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes, provided that, in the Opinion of Counsel, the Company shall have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same are used or are to be used, or provided that, in the Opinion of Counsel, the Company has power under eminent domain, or similar statutes, to remove such irregularities or deficiencies;

(17) rights reserved to, or vested in, any municipality or governmental or other public authority to control or regulate any property of the Company, or to use such property in any manner, which rights do not materially impair the use of such property for the purposes for which it is held by the Company;

(18) obligations or duties, affecting the property of the Company, to any municipality or governmental or other public authority with respect to any franchise, grant, license or permit;

(19) rights which any municipal or governmental authority may have by virtue of any franchise, license, contract or statute to terminate any franchise, license or other rights or to regulate the property and business of the Company;

(20) any mortgage, lien, charge or encumbrance prior or equal to the Lien of the Indenture, other than a Prepaid Lien, existing at the date any property is acquired by the Company, provided that at the date of acquisition of such property: (a) no Default has occurred and is continuing; (b) the principal amount of indebtedness outstanding under and secured by such mortgage, lien, charge or encumbrance shall not exceed 66-2/3% of the lesser of the Cost or Fair Value of the property so acquired (determined in the same manner as the Cost or Fair Value to the Company of Permanent Additions); (c) each such mortgage, lien, charge or encumbrance shall apply only to the property originally subject thereto and fixed improvements erected on such real property or affixed to such personal property or equipment used in connection with such real or personal property and that the Company shall cause to be closed all mortgages or other liens existing at the time of acquisition of any property hereafter acquired by the Company and will permit no additional indebtedness to be issued thereunder or secured thereby, except for the replacement of any mutilated, lost or destroyed notes or bonds or to effect exchanges of notes or bonds of different denominations or transfer of such notes or bonds, as may be permitted by the mortgage, lien, charge or encumbrance securing such notes or bonds;

(21) Prepaid Liens; and

(22) reservations of minerals and mineral rights existing at the time any real property is acquired by the Company.

“Permitted Indebtedness” means any outstanding indebtedness which is secured by a mortgage, lien, charge or encumbrance described in paragraph (20) of the definition of Permitted Encumbrances.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subsection thereof.

“Place of Payment,” when used with respect to Bonds of any series, means a city or any political subdivision thereof in which the Company is required, by the Indenture, to maintain an office or agency for the payment of the principal of, premium, if any, or interest on the Bonds of such series.

“Prepaid Lien” means any Prior Lien Obligation or Permitted Indebtedness, for which the Company has deposited or caused to be deposited in trust, with the Trustee, or other banking institution specified in the documentation pertaining to such Prior Lien Obligation or Permitted Indebtedness, any combination:

(i) of cash and

(ii) of Government Obligations (which shall not contain provisions permitting the redemption thereof at the option of the issuer), maturing as to principal and interest (without any regard to the reinvestment thereof) in such amounts and at such times as will assure the availability of cash that is necessary to pay and discharge the entire principal of, premium, if any, and interest on such Prior Lien Obligation or Permitted Indebtedness to the date of maturity thereof or the redemption date, as the case may be; and, if such Prior Lien Obligation or Permitted Indebtedness is to be redeemed, the Company has made arrangements satisfactory to the Trustee for the giving of notice of redemption at the expense of the Company. Upon the filing with the Trustee of an Accountant’s Certificate and an Opinion of Counsel stating that such Prior Lien Obligation or Permitted Indebtedness has been paid or reduced or has been ascertained by judicial determination otherwise to be in whole or in part invalid, and specifying the amount of such payment, reduction or the extent of such invalidity, as the case may be, any cash and Government Obligations so deposited shall be repaid to the Company proportionately to the extent of such payment, reduction or invalidity, as the case may be.

“Prior Lien” means any mortgage, lien, charge or encumbrance on or pledge of or security interest in any of the property of the Company subject to the Lien of the Indenture prior to or upon a parity with the Lien of the Indenture, other than Permitted Encumbrances.

“Prior Lien Obligation” means any indebtedness and any evidence thereof secured by a Prior Lien.

“Redemption Date,” when used with respect to any Bond to be redeemed, means the date fixed for such redemption.

“Registered Bond” means any Bond registered in the Bond Register.

“Registered Holder,” when used with respect to any Registered Bond, means the Person in whose name such Bond is registered in the Bond Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Bonds of any series means the date specified in the provisions of the Supplemental Trust Indenture creating such series.

“Release Fund” means the fund created by Section 11.09.

“Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Responsible Officer,” when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors of the Trustee, the chairman or vice-chairman of the executive committee of said board, the president, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restated Indenture” means the Supplemental and Restated Trust Indenture dated March 1, 1991.

“Retired Property” shall mean (a) all Permanent Additions owned by the Company on or after April 1, 1947, which have been removed, sold, abandoned, destroyed or which for any cause have been permanently withdrawn from service and (b) after the Date Hereof, the portion of all Permanent Additions for which reductions have been made in the Cost at which such Permanent Additions have been recorded on the books of the Company, except reductions resulting from the transfer of any portion of the Cost of such Permanent Additions to some other property account of the Company (until the Permanent Additions so transferred shall be retired from such other account) and except reductions, if any, resulting from depreciation or similar charges.

“Sinking Fund” means any sinking fund or similar fund created pursuant to Section 2.07 or Article XIII.

“Special Record Date” for the payment of any Defaulted Interest on Bonds means a date fixed by the Trustee pursuant to Section 2.03.

“Stated Maturity,” when used with respect to any Bond, means each date specified in such Bond as the fixed date on which the principal of and installments of interest on such Bond are due and payable.

“Subsequent Supplemental Trust Indenture” means any indenture supplemental to the Indenture that is dated, executed by the Company and delivered to the Trustee after the Date Hereof and prior to the Effective Date.

“Successor Corporation” has the meaning stated in Section 16.02.

“Supplemental Trust Indenture” means an indenture supplemental to the Indenture executed by the Company and delivered to the Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in force at the Date Hereof.

“Trustee” means the party of the second part hereto, First Wisconsin Trust Company, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word added to the title.

ARTICLE II.

FORM AND EXECUTION OF BONDS.

SECTION 2.01. The Indenture creates a continuing lien to secure the full and final payment of the principal of, premium, if any, and interest on all Bonds which may be Outstanding. The aggregate principal amount of Bonds which may be issued, authenticated, delivered and Outstanding under the Indenture is not limited except as provided in Articles IV through VII and the provisions of any Supplemental Trust Indenture creating any series of Bonds and except as may be limited by law.

At the option of the Company, Bonds may be issued in one or more series. All Bonds of any one series shall be identical in form and language except for necessary or proper variation between temporary Bonds, Registered Bonds and Coupon Bonds or bonds of different denominations and, in the case of Bonds of any series of serial maturity as to the date of maturity, and the prices, terms, and conditions of redemption thereof. Each series shall have such distinctive designation as the Board of Directors may select for such series, and each Bond shall bear upon the face thereof the designation so selected for the series to which it belongs. Each series may bear interest at a fixed or variable rate or may bear no interest or may bear interest only upon the occurrence of certain events described in the Bonds or the Supplemental Trust Indenture relating to the Bonds of that series. The form of the Bonds of each series created before the Effective Date shall conform to the applicable provisions of the Original Indenture or any Subsequent Supplemental Trust Indenture relating thereto. The form of the Bonds of each series that is created on or after the Effective Date shall be established at the time of creation of the series by Resolution. Subject to the qualifications contained in the preceding sentence and in Sections 2.02 through 2.17, the text of the Bonds and of the certificate of the Trustee upon all Bonds shall be as described in Section 2.02. The Bonds of any series, whether temporary, Registered or Coupon, may contain such other terms, provisions, specifications and descriptive words, and may have such letters, words, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon not inconsistent with the provisions hereof, as may be necessary or proper to comply with the rules of any broker’s board or exchange or with the order of any governmental body having jurisdiction, or to conform to usage with respect thereto or as may be desired by the Board of Directors.

Before any Bonds of any series that is created on or after the Effective Date shall be authenticated or delivered by the Trustee, a copy of the Resolutions creating the series shall be delivered by the Company to the Trustee. The Company also shall deliver to the Trustee a Supplemental Trust Indenture in recordable form, which contains the particulars of the new series of Bonds as above set forth, and also contains provisions appropriate to give such Bonds the protection and security of the Indenture.

SECTION 2.02. The form of Bonds of each series that is created on or after the Effective Date and the form of the Trustee’s certificate of authentication shall be set forth in a Supplemental Trust Indenture. The Bonds of any one or more series that is created on or after the Effective Date may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute only a single obligation. The English text of the Bonds and the Trustee’s certificate of authentication shall be in the form set forth in a Supplemental Trust Indenture;

provided that the form of each series of Bonds shall specify the descriptive title of such series of Bonds (which title shall contain the words “First Mortgage Bonds”), the designation of such series, the rate or rates of interest, if any (or the method by which such rate or rates are determined), to be borne by the Bonds of such series, the coin or currency in which payable (which need not be coin or currency of the United States of America), the Stated Maturities of principal and interest, and a place or places (which need not be in the United States of America), and the means (which may include mail) for the payment of principal of, premium, if any, and interest on such Bonds, and the record dates for the payment of interest. Any series of Bonds that is created on or after the Effective Date also may have such omissions or modifications or contain such other provisions not prohibited by the Indenture as may be set forth in a Supplemental Trust Indenture. Any portion of the text of any Bond may be set forth on the reverse side thereof, with an appropriate reference thereto on the face of the Bond.

The definitive Bonds of each series shall be printed, lithographed, engraved or produced by any combination of these methods or produced in any other manner permitted by the rules of any securities exchange on which the Bonds may be listed or, if not so listed, as determined by the Company but is subject to the provisions of subdivision (c) of Section 2.12, all as determined by the officers executing such Bonds as evidenced by their execution thereof.

SECTION 2.03. The principal of and interest on the Bonds shall be payable at the option of the Company at such place or places as shall be set forth in such Bonds.

Interest on any Bond of any series that was created prior to the Effective Date shall be payable to the Person specified in such Bond or in the provisions of the Supplemental Trust Indenture creating such series.

Interest on any Bond of any series that is created on or after the Effective Date which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest. At the option of the Company, interest on any such Bond may be paid by check mailed to the Person entitled to such interest.

Any interest on any Bond of any series that is created on or after the Effective Date which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in subdivision (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest on the Bonds of any series to the Persons in whose names such Bonds are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Prior to the Trustee establishing any Special Record Date, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment. Such money, when deposited, shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subdivision (a) and shall not be deemed part of the mortgaged and pledged property hereunder. The Company also shall notify the Trustee, in writing, of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment. Such date of proposed payment shall enable the Trustee to comply with the next sentence hereof. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be (i) not more than 15 nor less than 10 days prior to the date of the proposed payment and (ii) not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Bond of such series at his address, as it appears in the Bond Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Registered Holders of the Bonds of such series on such Special Record Date and shall no longer be payable pursuant to the following subdivision (b).

(b) The Company may make payment of any Defaulted Interest on the Bonds of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed (or, if not so listed, in any other lawful manner) and upon such notice as may be or would be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subdivision (b), such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.03, each Bond delivered upon transfer of or in exchange for on in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

SECTION 2.04. At the option of the Company, provision may be made with respect to the Bonds of any series for (a) the payment of the principal thereof, interest thereon or both without deduction for taxes and (b) any taxes which shall be reimbursed by the Company in case of payment by the Bondholder, provided that the obligation to make any such reimbursement shall not be deemed to be a part of the indebtedness secured by the Lien of the Indenture. Such provision may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation, or be limited to, any specified tax or taxes or any portion thereof.

SECTION 2.05. The dates of issue, Stated Maturities of principal and interest and rates of interest of the Bonds of each series, the designation of the series, and the descriptive title of the Bonds included therein and the terms and conditions, if any, upon which the Company may redeem any of such Bonds before its Stated Maturity, shall be as designated in the form established for such series in accordance with the provisions hereof.

SECTION 2.06. The Company may, in the Bonds of each series that is created on or after the Effective Date, stipulate and agree that the principal of such bonds may be converted, at the option of the Holders, into the capital stock or other securities, of any class of the Company, or of any Successor Corporation, upon such terms and conditions as the Board of Directors may determine and may cause appropriate insertions to be made in the text of such Bonds for the purpose of stating such agreement with respect to the conversion and the terms and conditions thereof.

SECTION 2.07. In addition to the requirements of Article XIII applicable to any series of Bonds issued prior to the Effective Date, the Company may, at the time of creation of any series of Bonds issued on or after the Effective Date, make suitable provision, in such manner as may be determined by the Board of Directors not inconsistent with the provisions hereof, for the payment to the Trustee as or toward a sinking fund or similar fund for the payment, redemption, acquisition or retirement in any manner of the Bonds of such series or any portion thereof, and the Company also may provide, at any time, in such suitable manner as may be determined by the Board of Directors not inconsistent with the provisions hereof, for the creation of an additional sinking fund or similar fund for the payment, redemption, acquisition or retirement in any manner of the Bonds, or any portion thereof.

SECTION 2.08. Except as otherwise provided in any Supplemental Trust Indenture creating a series of Bonds, the Bonds of any series shall be executed, authenticated and delivered as Registered Bonds without coupons and may be issued in denominations of $1,000 and such multiples thereof as the Board of Directors may authorize.

SECTION 2.09. All Bonds of each series that is created on or after the Effective Date shall be dated their date of authentication. Bonds of each series created prior to the Effective Date shall be dated in the manner specified in the Supplemental Trust Indenture creating such series.

SECTION 2.10. The Bonds of any series, at the option of the Company, may contain provisions permitting the exchange or interchange of Bonds, to wit: the exchange or interchange of Bonds for or with Bonds of other denominations; and the exchange of Bonds of one series for Bonds of another series of the same or later maturity. Such privileges of exchange or interchange may be made subject to any conditions, limitations or restrictions which the Company shall cause to be specified in the Bonds so made exchangeable or interchangeable in the Supplemental Trust Indenture creating the series. The privilege of exchange or interchange may be conferred upon the Holders of Bonds of one or more denominations and withheld from the Holders of Bonds of other denominations of the same series.

Each Bond issued in exchange for or upon transfer of any other Bond shall be a valid obligation of the Company, evidence the same debt, secured by the Lien Hereof and entitled to all benefits and protection hereof to the same extent as the Bond surrendered for such exchange or transfer.

SECTION 2.11. In all cases of exchanges of Bonds contemplated by Section 2.10, the Bonds to be exchanged shall be surrendered at the office or agency of the Company in such place or places as shall be designated for the purpose in such Bonds or in the Indenture or any Supplemental Trust Indenture and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Bonds which the Bondholder making the exchange shall be entitled to receive. All Bonds so surrendered for exchange shall be cancelled by the Trustee. After the Effective Date, and before the Effective Date if so provided in a Supplemental Trust Indenture creating a series of Bonds prior to the Effective Date, the Company may impose a reasonable service charge to cover its costs incurred in connection with any registration, transfer, or exchange, including registrations and transfers of Bonds under the provisions of Section 2.12. The Company may make a charge sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company by reason of such exchange or transfer. The Company shall not be obligated (a) to exchange any Bonds of any series that is created on or after the Effective Date for the 15-day period next preceding the day of the first mailing of a notice of redemption of Bonds of such series under Section 10.02 or (b) to exchange any such Bond so selected for redemption in whole or in part.

SECTION 2.12. (a) The Company shall keep at the office of the Trustee and the Company’s office or agency in such other place as shall be designated for the purpose in any Bond, books for the registration and transfer of Bonds (the “Bond Register”), which, at all reasonable times, shall be open for inspection by the Trustee, and, upon presentation for such purpose at any office or agency, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any Bonds entitled to be transferred at such office or agency.

(b) The Trustee is hereby appointed “Bond Registrar” for the purposes of registering and transferring Bonds. Upon the transfer of any Bond, the Company shall issue, in the name of the transferee or transferees, a new Bond of like form and the Trustee shall authenticate and deliver the same to him or them. The Company shall not be required (1) to issue or transfer any Bond of any series that is created on or after the Effective Date during the 15 days next preceding the day of the first mailing of a notice of redemption of Bonds of such series under Section 10.02 or (2) to issue or transfer any such Bond so selected for redemption in whole or in part.

(c) The Company may, at its option, provide for alternative methods or forms for evidencing and recording the ownership of Bonds. As provided in Section 19.01, the Company may amend the Indenture to establish such alternative methods or forms.

SECTION 2.13. All Bonds shall be executed on behalf of the Company by its President or one of its Vice Presidents and its corporate seal shall be affixed thereunto, or printed, lithographed, or engraved thereon, in facsimile, and attested by its Secretary or one of its Assistant Secretaries. Any such signatures may be manual or facsimile signatures and may be imprinted or otherwise reproduced. In case any of the officers who shall have signed any Bonds or attested the seal thereon shall cease to be such officers of the Company before the Bonds so signed and sealed shall have been authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be issued, authenticated and delivered with same force and effect as though the Persons who signed such Bonds and attested the seal thereon had not ceased to be such officers of the Company. Any Bond may be signed or attested on behalf of the Company by a person who at the actual date of the execution of such Bond shall be the proper officer of the Company, although at the date of such Bond such Person shall not have been an officer of the Company.

SECTION 2.14. Until definitive Bonds are ready for delivery, there may be authenticated, delivered and issued in lieu thereof, temporary printed, lithographed or typewritten Bonds in registered form substantially of the tenor of the Bonds described herein with appropriate variations, omissions or insertions. Such temporary Bonds may be of such denominations, as the Company may determine. Until exchanged for definitive Bonds, such temporary Bonds shall be entitled to the benefit and Lien of the Indenture. Without unnecessary delay, the Company will execute and furnish definitive Bonds to be exchanged for such temporary Bonds upon surrender thereof to the Trustee or, at the option of the Holder, at the office of any Authenticating Agent appointed in accordance with Section 17.15. Upon such exchange, which the Company shall make without any charge therefor, such temporary Bonds shall be destroyed by the Trustee. Upon the exchange and destruction of said Bonds, a certificate of such destruction shall be delivered to the Company pursuant to Section 21.07. Until such definitive Bonds are ready for delivery, the Holder of temporary Bonds may, if provided by the terms thereof, exchange the same by surrendering such temporary Bonds to the Trustee for a like aggregate principal amount of temporary Bonds in such denominations as the Company may determine to issue in exchange.

SECTION 2.15. Upon receipt by the Company and the Trustee of evidence satisfactory to them of the loss, destruction, mutilation or theft of any Outstanding Bond and of indemnity satisfactory to them and upon surrender and cancellation of any mutilated Bond, the Company may execute, and the Trustee may authenticate and deliver, a new Bond of the same series and maturity and of like tenor, to be issued in lieu of such lost, stolen, destroyed or mutilated Bond. Such new Bond in the discretion of the Company or the Trustee may bear the same serial number as the lost, destroyed, mutilated or stolen Bond in lieu of which it is issued (in which case the new Bond may be marked “Duplicate” or be otherwise distinguished) or may bear a different serial number and such endorsement as may be agreed upon by the Company and the Trustee, and which at the time may be necessary to conform to the requirements of any securities exchange. The Company and the Trustee may require the payment of a sum sufficient to reimburse them for all expenses in connection with the issue of each new Bond under this Section 2.15.

SECTION 2.16. Subject to the qualifications herein set forth, the Bonds to be secured hereby shall be substantially of the tenor and effect herein recited. No Bonds shall be secured hereby unless there shall be endorsed thereon the certificate by the Trustee that it is one of the Bonds described herein; and such certificate on any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered and is secured hereby.

SECTION 2.17. (a) If the Company, pursuant to Article XVI, shall be consolidated with or merged into any other corporation or shall sell the mortgaged and pledged property as an entirety or substantially as an entirety, and the Successor Corporation resulting from such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, shall have executed with the Trustee and caused to be recorded an indenture pursuant to Article XVI, any of the Bonds issued prior to such consolidation, merger, conveyance or transfer may, at the request of the Successor Corporation, be exchanged for other Bonds of the same series and Maturity executed in the name and under the seal of the Successor Corporation, with such changes in phraseology and form as may be appropriate but in substance of like tenor as the Bonds surrendered for such exchange, and of like principal amount; and the Trustee, upon the request of the Successor Corporation, shall authenticate Bonds as specified in such request for the purpose of such exchange and shall deliver them upon surrender of the Bonds to be exchanged therefor. In case of any such exchange the Trustee shall forthwith cancel the surrendered Bonds and, on the written request of the Company, deliver the same to the Company. All bonds so executed in the name and under the seal of the Successor Corporation and authenticated and delivered shall in all respects have the same legal rank and security as the Bonds executed in the name of the Company and surrendered upon such exchange with like effect as if the Bonds so delivered in the name of the Successor Corporation had been made, authenticated and issued hereunder on the Date Hereof.

(b) The Company covenants and agrees that, if additional Bonds of any particular series of which Bonds are at the time Outstanding shall at any time be authenticated and delivered in the name of a Successor Corporation, the Company will provide for the exchange of any Bonds of any such series previously issued for Bonds issued in the name of such Successor Corporation, at the option of and without expense to the Holder.

ARTICLE III.

[Omitted]

ARTICLE IV.

PROVISIONS APPLICABLE GENERALLY TO ISSUANCE OF

ALL ADDITIONAL BONDS.

SECTION 4.01. No Bonds shall be authenticated and delivered by the Trustee under Articles V, VI or VII unless the Trustee shall have received prior to or at the time of the authentication and delivery thereof:

(a) a written Application, dated not more than 90 days preceding the date of the authentication and delivery of Bonds then applied for, executed in the name of the Company by the President or a Vice President stating the aggregate principal amount, the series thereof, the denomination and form of the Bonds requested to be authenticated and delivered, and the Persons to whom or upon whose order such Bonds are to be delivered;

(b) a Resolution authorizing such Application;

(c) An Opinion of Counsel that (i) no consent of any governmental authority is requisite to the legal issue of the Bonds, the authentication and delivery of which have been applied for, or that the issue of such Bonds has been duly authorized by any and all governmental authorities, the consent of which is requisite to the legal issue of such Bonds and specifying any officially authenticated certificates or other documents by which such consent is or may be evidenced, (ii) all mortgage, registration and other similar taxes applicable to the Bonds applied for have been paid, or that provision for the payment thereof has been made or that no such payment is required by law, (iii) the amount of indebtedness which may be incurred by the Company is not then limited by law or by any corporate action limiting the total authorized indebtedness of the Company, or that the total amount of outstanding indebtedness of the Company, stated in the accompanying Accountant’s Certificate provided for in subdivision (d) of this Section 4.01, plus the aggregate principal amount of the Bonds applied for in the accompanying Application, does not exceed the amount of indebtedness of the Company as then limited by law or by such corporate action, and (iv) all corporate action necessary to be taken by the Company to permit the legal and valid issue and authentication and delivery of the Bonds which have been applied for has been duly had and taken;

(d) Unless the Opinion of Counsel provided for in the foregoing subdivision (c) shall state that the amount of indebtedness which may be incurred by the Company is not then limited by law or by such corporate action, an Accountant’s Certificate stating the total amount of indebtedness of the Company including the aggregate face amount of Bonds Outstanding;

(e) The officially authenticated certificates or other documents, if any, specified in the Opinion of Counsel provided for in the foregoing subdivision (c), and evidence satisfactory to the Trustee of the payment or provision for payment of any taxes therein referred to;

(f) The Resolution and Supplemental Trust Indenture creating the series of which such Bonds are a part, if the Bonds, the authentication and delivery of which are applied for, are not a part of any series then existing;

(g) An Officer’s Certificate stating that no Default has occurred and is continuing and that the granting of such Application will not result in a Default.

SECTION 4.02. The Trustee shall authenticate and deliver Bonds only in accordance with the provisions of the Indenture.

ARTICLE V.

ISSUANCE OF BONDS UPON THE BASIS OF PERMANENT ADDITIONS.

SECTION 5.01. Subject to the provisions of Article IV, Bonds may be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the basis of the acquisition or construction of Permanent Additions. Such additional Bonds shall be authenticated and delivered only in accordance with and subject to the conditions, provisions and limitation set forth in Sections 5.02 through 5.07.

SECTION 5.02. No Bonds shall be authenticated and delivered under the provisions of this Article V upon the basis of the acquisition or construction by the Company of any Permanent Additions until the Cost and Fair Value of such Permanent Additions shall have been certified to the Trustee as provided in Section 5.04. The aggregate principal amount of Bonds that may be authenticated and delivered under the provisions of the Article V is limited to 66-2/3% of the Cost or Fair Value, whichever is less, of the Permanent Additions forming the basis of the authentication and delivery thereof, provided that: (a) in each case, there shall be deducted from such Cost or Fair Value, as the case may be, the amounts removed from the fixed capital accounts of the Company as and for the Cost of any Retired Property during the period from April 1, 1947 to a date not more than 90 days preceding the date of authentication and delivery of the Bonds applied for; (b) in the case of Retired Property lost or destroyed by fire, or sold and released from the Lien of the Indenture, which is offset in whole or in part by cash, purchase money obligations deposited with the Trustee or property received in exchange for such Retired Property and made subject to the Lien of the Indenture, the amount deducted on account of such Retired Property and made subject to the Lien of the Indenture, which in exchange for such Retired Property shall be only the amount by which the Cost therefor shall exceed the aggregate amount of cash, the Fair Value of the purchase money obligations so deposited and the property received in such exchange; and (c) any such amounts which shall have been once deducted from the Cost or Fair Value of Permanent Additions included in any certificate previously delivered to the Trustee (including certificates delivered, prior to the Effective Date, pursuant to the Original Indenture or any Subsequent Supplemental Trust Indenture), for the authentication and delivery of Bonds, the withdrawal of cash or the release of property under any of the provisions of the Indenture, for the establishment of a credit to the Maintenance Fund or for the satisfaction of any sinking fund requirement relating to any series of Bonds, need not be deducted again on any such subsequent Application.

In no event shall the Indenture be construed to require the Company to deduct the Cost of Retired Property which was constructed, acquired or erected on or subsequent to April 1, 1947, but which has not at any time been included as a Permanent Addition in any Engineer’s Certificate delivered to the Trustee under subdivision (a) of Section 5.04.

SECTION 5.03. No Bonds shall be authenticated and delivered under this Article unless, as shown by a Net Earning’s Certificate, the Earnings Applicable to Bond Interest for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the date of any Application for the authentication and delivery of Bonds is made shall have been, in the aggregate, at least twice the interest requirements for a period of one year upon (a) the Bonds applied for, (b) the Bonds Outstanding on the date of such Application and (c) all Prior Lien Obligations and Permitted Indebtedness maturing more than one year after the date of such calculation.

SECTION 5.04. The Company may deliver to the Trustee the documents described in the following subdivisions (a), (c) and (d) and when applicable (b) or (e), each accompanied by the others, for the purpose of establishing the Cost and Fair Value of Permanent Additions and the Amount of Established Permanent Additions to be used for any of the following purposes:

(i) authentication and delivery of Bonds under the provisions of this Article V;

(ii) withdrawal of cash under Section 7.02;

(iii) taking a credit to the Maintenance Fund under the provisions of subdivision (d) of Section 9.01;

(iv) withdrawal of cash from the Maintenance Fund based on the Cost or Fair Value of any Permanent Additions under the provisions of Section 9.04;

(v) withdrawal under the provisions of Section 11.10 of moneys in the Release Fund or moneys which are required by any provision of the Indenture to be held, applied or disposed of by the Trustee in the same manner as moneys in the Release Fund; or

(vi) application to a Sinking Fund of the Bonds of any series as and to the extent set forth in the subdivision (c) of Section 13.01 for applications made pursuant thereto or as provided in the Supplemental Trust Indenture creating such series of Bonds.

(a) An Engineer’s Certificate dated not more than 90 days preceding the delivery thereof to the Trustee:

(1) stating, with respect to the first Engineer’s Certificate delivered on or after the Effective Date: (i) the amount of Permanent Additions that has been certified to the Trustee prior to the Effective Date in accordance with the Original Indenture as supplemented by any Subsequent Supplemental Trust Indenture and that could have been used immediately prior to the Effective Date as a basis for the authentication of Bonds under the Original Indenture as supplemented by Subsequent Supplemental Trust Indentures and (ii) that none of such Permanent Additions has been used for any of the purposes set forth in Section 5.04 of the Original Indenture as supplemented by Subsequent Supplemental Trust Indentures and the amount set forth shall be the initial Amount of Established Permanent Additions;

(2) stating that between dates specified in the certificate, the Company has made, acquired, constructed or erected the Permanent Additions therein described;

(3) specifying such Permanent Additions and briefly describing the same in such manner as to show conformity thereof with the definition of Permanent Additions set forth in Section 1.03 and stating that no part of the Permanent Additions so described was included in any Engineer’s Certificate previously delivered to the Trustee under this subdivision (a);

(4) stating that the signers, either personally or through one or more competent assistants, have examined the Permanent Additions so specified; that such properties conform to the definition of Permanent Additions; that they are used or to be used in a business specified in said definition and that they do not include any property excluded from the definition of Permanent Additions;

(5) stating the Cost and the Fair Value to the Company of the property described in the Engineer’s Certificate and that the Cost, so stated, was the amount stated in the Accountant’s Certificate provided for in subdivision (c) of this Section 5.04;

(6) stating whether or not any of the property described in the Engineer’s Certificate is an Acquired Facility and specifying each such Acquired Facility and if the Fair Value of said Acquired Facility is, or are, as the case may be, not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds then Outstanding, that such Fair Value in the Independent Engineer’s Certificate provided for in subdivision (b) of this Section 5.04 was included in the aggregate amount stated pursuant to paragraph (5) of this subdivision (a);

(7) stating the amount removed from the utility plant or fixed capital accounts of the Company as and for the Cost of all Retired Property (to the extent provided in Section 5.02) subsequent to April 1, 1947, to a date specified in the certificate, which shall be not more than 90 days preceding the date of the delivery of the certificate (exclusive of amounts in respect of which appropriate deduction has been made in an Engineer’s Certificate or certificates or an Accountant’s Certificate or certificates previously delivered to the Trustee under this Section 5.04 or under subdivision (d) of Section 5.06 or under another provision of the Indenture containing the statements and calculation required by subdivision (d) of Section 5.06 or, prior to the Effective Date, under the Original Indenture as supplemented by Subsequent Supplemental Trust Indentures); and stating that such amount stated pursuant to this paragraph (7) was taken at the amount stated in the Accountant’s Certificate provided for in subdivision (c) of this Section 5.04;

(8) stating an “Amount of Established Permanent Additions,” which is the balance remaining after deducting from the lesser of Cost or Fair Value (as stated pursuant to paragraph (5) of this subdivision (a)), the amounts removed from the utility plant or fixed capital accounts (as stated pursuant to paragraph (7) of this subdivision (a)).

(b) If any portion of the Permanent Additions described in the accompanying Engineer’s Certificate, delivered pursuant to subdivision (a) of this Section 5.04, consists of an Acquired Facility of a Fair Value not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds then Outstanding, then there shall be delivered to the Trustee an Independent Engineer’s Certificate, stating, in the opinion of the signer, the Fair Value of such Acquired

Facility (together with the Fair Value of any Acquired Facility which has been subjected to the Lien of the Indenture since the commencement of the then current calendar year, and for which an Independent Engineer’s Certificate has not previously been furnished), determined as of a date not more than 90 days preceding the date of the delivery of the Independent Engineer’s Certificate to the Trustee.

(c) An Accountant’s Certificate, dated not earlier than the date of the accompanying Engineer’s Certificate provided for in subdivision (a) of this Section 5.04 stating in substance:

(1) the Cost of the Permanent Additions described in such Engineer’s Certificate, pursuant to paragraph (3) of subdivision (a) of this Section 5.04; and if any portion of such Permanent Additions is stated in such Engineer’s Certificate to consist of an Acquired Facility, the Cost of such Acquired Facility shall be specified;

(2) the amount removed from the utility plant or fixed capital accounts of the Company as and for the Cost of all Retired Property (to the extent provided in Section 5.02) subsequent to April 1, 1947, to a date specified in the certificate which shall be the date specified in the accompanying Engineer’s Certificate (exclusive of amounts in respect of which appropriate deduction has been made in an Engineer’s Certificate or certificates or an Accountant’s Certificate or certificates previously delivered under this Section 5.04, under subdivision (d) of Section 5.06 or under another provision of the Indenture containing the statements and calculation required by subdivision (d) of Section 5.06 or, prior to the Effective Date, under the Original Indenture as supplemented by Subsequent Supplemental Trust Indentures); and specifying by classes the amount of Retired Property previously characterized as Permanent Additions which has not been included in a certificate previously delivered to the Trustee; and

(3) that no part of the Permanent Additions described in the accompanying Engineer’s Certificate and no part of the Cost or Fair Value thereof, was included in any Engineer’s Certificate previously delivered to the Trustee under subdivision (a) of this Section 5.04.

(d) An Opinion of Counsel, stating in the opinion of the signer that:

(1) except for all Permanent Additions owned by the Company on or after April 1, 1947, which have been removed, sold, abandoned, destroyed or which for any cause have been permanently withdrawn from service, the Company has title to all of the Permanent Additions specified in the accompanying Engineer’s Certificate, subject to Permitted Encumbrances, or that, upon the delivery of instruments of conveyance, assignment or transfer specified in the Opinion of Counsel, it will have title to such properties, subject to Permitted Encumbrances;

(2) except for all Permanent Additions owned by the Company on or after April 1, 1947, which have been removed, sold, abandoned, destroyed or which for any cause have been permanently withdrawn from service, and subject to Permitted Encumbrances, all of the Permanent Additions specified in the accompanying Engineer’s Certificate are subject to the Lien of the Indenture and that none of such Permanent Additions is subject to any Prior Lien or, in the alternative, stating what, if any, documents should be delivered, recorded or filed to subject such property to the Lien of the Indenture;

(3) except for all Permanent Additions owned by the Company on or after April 1, 1947, which have been removed, sold, abandoned, destroyed or which for any cause have been permanently withdrawn from service, the Company has corporate authority to own the Permanent Additions specified in the accompanying Engineer’s Certificate, subject to Permitted Encumbrances; and

If any of the Permanent Additions specified in the accompanying Engineer’s Certificate include any property which is subject to any Permitted Encumbrances of the character described in paragraphs (8), (10), or (16) of the definition of Permitted Encumbrances, an Opinion of Counsel also shall be provided as required in such paragraphs.

(e) The instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in subdivision (d) of this Section 5.04 in accordance with paragraph (1) of said subdivision (d) or evidence satisfactory to the Trustee of the delivery thereof to the Company and the documents, if any, stated in such Opinion of Counsel in accordance with paragraph (2) of said subdivision (d) or evidence satisfactory to the Trustee of the delivery or recording or filing.

SECTION 5.05. (a) No Permanent Additions specified or described in any Engineer’s Certificate provided for in subdivision (a) of Section 5.04 shall thereafter be included in any similar Engineer’s Certificate subsequently delivered to the Trustee.

(b) No Amount of Established Permanent Additions used or applied for any of the purposes specified in Section 5.04 shall be used or applied again for any such purposes, except to the extent permitted by Section 9.05.

SECTION 5.06. (a) No Application by the Company to the Trustee for the authentication and delivery of Bonds under this Article shall be granted by the Trustee unless the Trustee shall have received:

(a) The documents provided for in Section 4.01.

(b) A Net Earnings Certificate stating the Amount of Earnings Applicable to Bond Interest for a specified period of 12 consecutive calendar months within the 15 calendar months immediately preceding the first day of the calendar month in which the accompanying Application for the authentication and delivery of Bonds is made and stating separately: (1) the aggregate principal amount of (i) the Bonds applied for, (ii) all Bonds Outstanding at the date of said Application and (iii) the aggregate principal amount of all Prior Lien Obligations and Permitted Indebtedness maturing more than one year after the date of such calculation; (2) the interest requirements for a period of one year on all such Bonds, Prior Lien Obligations and Permitted Indebtedness maturing more than one year after the date of such calculation; and (3) the aggregate principal amount of Bonds authenticated and delivered since the commencement of the then current calendar year, exclusive of (i) Bonds in connection with the authentication and delivery for which no Net Earnings Certificate was required and (ii) Bonds in connection with the authentication and delivery for which an Independent Accountant’s Certificate has been previously delivered to the Trustee.

(c) an Independent Accountant’s Certificate containing the statements required by subdivision (b) of this Section 5.06, if (1) the aggregate principal amount of the Bonds stated in the Net Earnings Certificate provided for in subdivision (b) of this Section 5.06 to have been authenticated and delivered since the commencement of the current calendar year, plus the principal amount of Bonds applied for, is equal to or exceeds 10% of the aggregate principal amount of all Bonds Outstanding, as stated in such Net Earnings Certificate, and (2) the 12-month period in respect of which Earnings Applicable to Bond Interest are stated in such Net Earnings Certificate is a period with respect to which an annual report is required to be filed by the Company pursuant to Section 8.18.

(d) An Accountant’s Certificate containing a statement of the Amount of Established Permanent Additions remaining available for the purposes set forth in Section 5.04 and stating;

(1) The unapplied balance, if any, of the Amount of Established Permanent Additions (including any amounts attributable to subdivision (b) of Section 9.05) stated in the next preceding similar Accountant’s Certificate, if any, delivered to the Trustee under the provisions of this subdivision (d) or under another provision of the Indenture containing the statements and calculation required by this subdivision (d);

(2) The Amount of Established Permanent Additions stated in such of the Engineer’s Certificates delivered to the Trustee under the provisions of subdivision (a) of Section 5.04 as have not been included in any similar Accountant’s Certificate previously delivered to the Trustee under this subdivision (d) or under another provision of the Indenture containing the statements and calculation required by this subdivision (d), which it is desired then to include in the Accountant’s Certificate, taking such Engineer’s Certificates consecutively according to the dates thereof; and specifying the respective dates of such Engineer’s Certificates;

(3) The aggregate of the unapplied balance stated under paragraph (1) above and the Amount of Established Permanent Additions stated under paragraph (2) above;

(4) The amount removed from the utility plant or fixed capital accounts of the Company as and for the Cost of all Retired Property (to the extent provided in Section 5.02) subsequent to April 1, 1947, to a date specified in the Engineer’s certificate which shall be not more than 90 days preceding the authentication and delivery of the Bonds applied for in the accompanying Application, exclusive of amounts in respect of which appropriate deduction has been made in an Engineer’s Certificate or a similar Accountant’s Certificate previously delivered to the Trustee under Section 5.04, or this Section 5.06 or under another provision of the Indenture containing the statements and calculation required by this subdivision (d) or, prior to the Effective Date, under the Original Indenture as supplemented by Subsequent Supplemental Trust Indentures;

(5) The balance remaining after deducting the amount stated under paragraph (4) above from the aggregate amount stated under paragraph (3) above, which remaining balance shall be the amount available to be applied for any of the purposes stated in Section 5.04 at the time of the delivery of the Accountant’s Certificate to the Trustee;

(6) Such portion (determined pursuant to Section 5.07) of the amount stated under paragraph (5) above that is to be applied to the authentication and delivery of Bonds (or, as the case may be, any other purpose permitted by Section 5.04) applied for in the accompanying Application;

(7) The balance remaining after deducting the amount stated under paragraph (6) above from the balance stated under paragraph (5) above, which remaining balance shall be the amount included in the next similar Accountant’s Certificate delivered to the Trustee as the unapplied balance of the Amount of Established Permanent Additions to be stated therein in accordance with paragraph (1) of this subdivision (d);

(8) that no part of any unapplied balance of the Amount of Established Permanent Additions included under paragraph (1) above, or of any Amount of Established Permanent Additions included under paragraph (2) above, has theretofore been applied for any of the purposes stated in clauses (i) through (vi) in Section 5.04, except to the extent permitted by Section 9.05.

SECTION 5.07. In each case of the application of any Amount of Established Permanent Additions on account of items specified in paragraphs (i) or (ii) of Section 5.04, the amount so applied shall be 150% of the aggregate principal amount of Bonds applied for and authenticated and delivered under this Article V, or of the cash applied for and withdrawn under Section 7.02, on any particular application; in each case of the application of any Amount of Established Permanent Additions for any items specified in paragraphs (iii) through (v) of Section 5.04, the amount so applied shall be 100% of the amount of cash applied for and withdrawn on any particular application or credit taken at any particular time and, in the case of the application of any such amount for any items specified in clause (vi) of Section 5.04, the amounts so applied shall be (a) 150% of the amount of credit to a Sinking Fund applied under subdivision (c) of Section 13.01 and (b) the percentage set forth in the Supplemental Trust Indenture creating the series of Bonds for any additional sinking fund requirement established for such series.

ARTICLE VI.

ISSUANCE OF BONDS UPON RETIREMENT OF BONDS.

SECTION 6.01. Subject to the provisions of Article IV, the Company may issue and the Trustee shall authenticate and deliver Bonds, in addition to those provided for in any other Section hereof, in an aggregate principal amount not exceeding the aggregate principal amount of any previously issued Bonds which shall have been retired, if the Trustee shall have received an Officer’s Certificate stating the aggregate principal amount of Bonds in respect of whose retirement the Bonds applied for in the accompanying Application are to be authenticated and delivered and that such retired Bonds do not include the Bonds retired or used as subsequently specified in this Section 6.01; provided that no Bond shall be issued in respect of any such retired Bond (a) which shall have been retired (1) through the use of cash deposited with the Trustee pursuant to the provisions of Article VII, (2) through the use of cash constituting any part of the Release Fund, or which pursuant to the Indenture is to be held or disposed of or applied in the same manner as moneys in the Release Fund, or (3) through the use of cash constituting a part of, or in lieu of the deposit of any such cash in, or through the operation of, the Maintenance Fund, or the Sinking Fund or other similar fund applicable to its retirement if the provisions establishing such other similar fund prohibit such issuance or (b) whose retirement was previously used as a basis for the issuance of Bonds under this Section 6.01, or (c) which shall have been retired prior to the Effective Date and which the Company would not have been permitted under Section 6.01 of the Original Indenture to use as a basis for the issuance of additional Bonds.

SECTION 6.02. No Bond shall be issued in respect of any retired Bond more than one year prior to the final Stated Maturity of such retired Bond unless: the Bond so issued bears no greater rate of interest than such retired Bond or, if the Bond so issued bears a greater rate of interest than such retired Bond, unless the Trustee shall have received a Net Earnings Certificate complying with subdivision (b) of Section 5.06 and, when required, an Independent Accountant’s Certificate pursuant to subdivision (c) of Section 5.06 showing that the Earnings Applicable to Bond Interest meets the requirements of Section 5.03.

SECTION 6.03. Any Bond (including, if applicable, any unmatured Coupons appertaining thereto) shall be deemed retired if it shall have been paid or redeemed or surrendered to the Trustee and cancelled or destroyed (unless such surrender shall have been made in exchange for another Bond of the same series and evidencing the same indebtedness) or if provision for the payment or redemption of such Bond shall have been made in the following manner:

(a) if the Bond has been selected for redemption, the Trustee shall have given (or the Company shall have given to the Trustee, in form satisfactory to it, irrevocable instructions to give), on a date in accordance with the provisions of Section 10.02 and the terms of such Bond notice of redemption of such Bond or portions thereof;

(b) there shall have been deposited with the Trustee any combination:

(i) of cash and

(ii) of Government Obligations (which shall not contain provisions permitting the redemption thereof at the option of the issuer), maturing as to principal and interest (without any regard to the reinvestment thereof) in such amounts and at such times as will assure the availability of cash that is necessary to pay when due the principal of, premium, if any, and interest due and to become due on such Bond on or prior to the Redemption Date or Stated Maturity thereof, as the case may be; and

(c) if the Bond does not mature and is not to be redeemed within the next succeeding 30 days, the Company shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give, as soon as practicable, in the same manner as a notice of redemption is given pursuant to Section 10.02, a notice to the Holder of such Bond stating that: (1) the deposit required by paragraph (b) above has been made with the Trustee; (2) such Bond is deemed to have been paid in accordance with this Section 6.03; and (3) the Stated Maturity or Redemption Date upon which moneys are to be available for payment of the principal of, premium, if any, and interest on such Bond.

ARTICLE VII.

ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE.

SECTION 7.01. Subject to the provisions of Article IV, the Trustee shall authenticate and deliver Bonds if the Company shall deposit cash with the Trustee in an amount equal to the principal amount of the Bonds requested to be authenticated and delivered and if the Trustee shall have received a Net Earnings Certificate as described in Section 5.03 showing that the Earnings Applicable to Bond Interest for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the date of the Application for authentication and delivery of Bonds shall have been in the aggregate at least equivalent to twice the interest requirements for a period of one year upon (a) the Bonds applied for, (b) all Bonds Outstanding on the date of such Application and (c) all Prior Lien Obligations and Permitted Indebtedness maturing more than one year after the date of such calculation.

SECTION 7.02. All cash deposited with the Trustee under the provisions of Section 7.01 shall be held by the Trustee as a part of the mortgaged and pledged property, but, whenever the Company shall become entitled to the authentication and delivery of Bonds under Articles V or VI, the Trustee, upon application by the Company, evidenced by a Resolution, shall pay to the Company, in lieu of the Bonds to which the Company may then be so entitled, such cash equal to the aggregate principal amount of such Bonds without any limitation by reason of the amount of Earnings Applicable to Bond Interest; and for such purpose (a) the requisite certificates and other documents delivered to the Trustee may contain such variations, omissions or insertions as may be appropriate in the light of the purpose for which they are used, (b) Section 5.03 shall be inapplicable to the withdrawal of such cash pursuant to this Section 7.02 and (c) it shall not be necessary to deliver to the Trustee any Net Earnings Certificate or any Independent Accountant’s Certificate with respect to Earnings Applicable to Bond Interest, or any of the documents provided for in Section 4.01 except subdivision (g).

ARTICLE VIII.

PARTICULAR COVENANTS OF THE COMPANY.

The Company hereby covenants as follows:

SECTION 8.01. That it lawfully possesses all the aforesaid mortgaged and pledged property; that it will maintain and preserve the Lien of the Indenture on such mortgaged and pledged property in accordance with the terms hereof so long as any of the Bonds are Outstanding; that it has good right and lawful authority to mortgage and pledge such mortgaged and pledged property, as provided by the Indenture; and that the mortgaged and pledged property is free and clear of all liens and encumbrances, except Permitted Encumbrances, and except as otherwise provided herein.

SECTION 8.02. That it will duly and punctually pay the principal of, premium, if any, and interest on all the Bonds Outstanding according to the terms thereof and of the Indenture.

SECTION 8.03. That it will maintain an office or agency (approved by the Trustee), while any of the Bonds are Outstanding, at each Place of Payment, where notices, presentations and demands to or upon the Company in respect of the Bonds or the Indenture may be given or made, and for the payment of the principal of, premium, if any, and interest on the Bonds. The Company will give the Trustee prompt written notice of any change in location of such office or agency. If the Company shall fail to maintain such office or agency in each Place of Payment, or to give the Trustee written notice of the location thereof, the Trustee shall appoint in each such Place of Payment an agent of the Company for the foregoing purposes and the Trustee is hereby authorized and empowered to make such appointment on behalf of the Company. In case of any such failure of the Company, any such notice, presentation or demand in respect of the Bonds or the Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its principal corporate trust office, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in such event.

SECTION 8.04. That it will pay, when the same shall become payable, all taxes, assessments and other governmental charges lawfully levied or assessed upon the mortgaged and pledged property, or upon any part thereof or upon any income therefrom, or upon the interest of the Trustee in the mortgaged and pledged property when the same shall become due, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged and pledged property, and all covenants, terms and conditions upon or under which any of the mortgaged and pledged property is held and that, except as herein otherwise provided, it will not permit, create or incur any lien to be existing hereafter upon the mortgaged and pledged property whether now owned or hereafter acquired, or any part thereof, or the income therefrom, equal to or prior to the Lien of the Indenture, except Permitted Encumbrances.

SECTION 8.05. (a) That it will keep all the mortgaged and pledged property of a character usually insured by companies engaged in a similar business and similarly situated, and which is at any time subject to the Lien of the Indenture, insured with reasonable deductibles and retentions against loss or damage by fire or extended coverage perils, to such amount as such property is usually insured by companies similarly situated, either by means of policies issued by reputable insurance companies or, in lieu of or supplementing such insurance in whole or in part, at the Company’s election, by means of some other method or plan of protection including an insurance fund maintained by the Company alone or in conjunction with any other Person. All such insurance policies or alternative methods or plans of protection upon any part of the mortgaged and pledged property shall provide that the proceeds thereof shall be payable to the Trustee. The Company agrees to deposit with the Trustee all proceeds from any insurance or alternative method or plan of protection received by the Company with respect to any such loss relating to the mortgaged and pledged property.

Upon request, the Company will furnish to the Trustee a statement signed by the President, a Vice President, the Treasurer or an Assistant Treasurer and attested by the Secretary or an Assistant Secretary of the Company showing:

(i) the number of the policies of insurance in effect and the names of the issuing companies,

(ii) the amount of such policies,

(iii) the nature of the property covered by such policies, and stating that each such insurance policy or alternative method or plan of protection provides that losses thereunder for fire or extended coverage perils are payable to the Trustee. In lieu of the statement described in the preceding sentence, the Company may deliver to the Trustee a certificate of one or more nationally known insurance brokers that he or they have examined the fire and extended coverage insurance policies and alternative method or plans of protection in effect upon the property of the Company and that in his or their opinion the Company has fully complied with the provisions of this subdivision (a).

(b) That all proceeds of any insurance or alternative method or plan of protection received by the Trustee, shall be held and applied by the Trustee in the same manner and for the same purposes and shall be subject to the same conditions as moneys held in the Release Fund, except that, until a Completed Default shall occur and be continuing, any such proceeds received by the Trustee for any single loss not exceeding $1,000,000 shall be paid promptly to the Company upon receipt by the Trustee of a Company Order directing such payment.

(c) That all proceeds of any insurance or alternative method or plan of protection paid to the Company by the Trustee pursuant to subdivision (b) of this Section 8.05 promptly shall be expended for Permanent Additions, or be applied to the rebuilding, renewal or replacement of the property damaged or destroyed.

(d) That subject to Section 17.01, in case of any loss covered by any insurance policy or alternative method or plan of protection, any appraisement or adjustment of such loss and settlement and payment of indemnity therefor, which shall be approved in an Officer’s Certificate, may be consented to and accepted by the Trustee, and the Trustee shall in no way be liable or responsible for the collection of any insurance in case of any loss nor for consenting to or accepting any such appraisement, adjustment, settlement or payment of indemnity.

SECTION 8.06. That the business of the Company will be continuously carried on and conducted in an efficient manner; that all property, plants, appliances and equipment of the

Company classified as Permanent Additions subject to the Lien of the Indenture and used and useful in the carrying on of its business will be maintained in adequate repair, working order and condition to the extent, in the Company’s opinion, it is economical to do so, and, if worn out, obsolete or severely damaged, it will be replaced or offset by other property of the character of Permanent Additions of at least equal value; that, except as permitted under the provisions of Section 11.02, none of the rights, powers, franchises or privileges of the Company, subject to the Lien of the Indenture, whether now owned or hereafter acquired, will be allowed to lapse other than by expiration of the term of duration thereof or be forfeited so long as the same shall be necessary for the carrying on of the business of the Company; that, except as permitted by Article XVI, it will maintain its corporate existence and right to carry on business in the states in which its property and plants subject to the Lien of the Indenture, or any part thereof, may be located and will use reasonable efforts to obtain all necessary renewals and extensions thereof, and subject to the provisions hereof, will diligently endeavor to maintain, preserve and renew all such rights, powers, privileges and franchises owned by it and necessary for carrying on the business of the Company; that it will at all times use all reasonable diligence to provide service adequate to meet the reasonable requirements of the communities in which it may be operating; that, except to the extent herein expressly permitted, it will at no time commit or allow to be committed, any waste upon the mortgaged and pledged property of the character of Permanent Additions, or do, or permit to be done, about, in or upon the mortgaged property, anything that may in any way tend to impair the value thereof, or to weaken, diminish or impair the security afforded by the Indenture, and that it will fully and in due time comply with all laws and ordinances applicable to the Company or the mortgaged and pledged property. However, nothing herein contained shall be construed to prevent the Company (a) from contesting in good faith the validity of any such laws or ordinances by necessary and appropriate legal proceedings or in such other manner as may be deemed advisable by the Company; (b) from ceasing to operate any of its plants or any other properties if, in the judgment of the Company, it is advisable not to operate or maintain the same; (c) from selling or otherwise disposing of its mortgaged and pledged property subject to the provisions of Article XI; or (d) from dismantling or taking such other action with respect to such plant or such other property as it deems proper and customary under the circumstances.

SECTION 8.07. [Omitted]

SECTION 8.08. That it will cause the Indenture and all indentures and instruments supplemental hereto to be kept, recorded and filed in such manner and to such extent as may be required or permitted by law and in such places as may be required by law in order to make effective and maintain the Lien Hereof and to fully preserve and protect the security of the Bondholders and all rights of the Trustee.

SECTION 8.09. That it will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out the purposes of the Indenture, and to make subject to the Lien Hereof any property hereafter acquired and intended to be subject to the Lien of the Indenture, and to transfer to any new trustee the estate, powers, instruments and any funds held in trust under the Indenture.

SECTION 8.10. That it will, at all times, keep or cause to be kept, proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the Bonds, plants, properties, business and affairs of the

Company; that it will at any and all reasonable times, upon the written request of the Trustee, permit it, or its clerks, agents, or auditors, for that purpose duly authorized, to inspect the books, accounts, papers, documents and memoranda of the Company, as well as its plants and properties, and to take from its books, accounts, papers, documents and memoranda such extracts as may be deemed necessary; that it will at any time, upon the written request of the Trustee, furnish to the Trustee a full and complete statement of the property covered by the Lien Hereof or intended to be covered.

SECTION 8.11. That it will not go into voluntary bankruptcy or insolvency, or apply for or consent to the appointment of a receiver of itself or its property or make any general assignment for the benefit of its creditors, or allow any order adjudicating it to be bankrupt or insolvent or appointing a receiver of it or of its property, to be made and remain unvacated for a period of 90 days.

SECTION 8.12. That it is duly authorized under the laws of Wisconsin and under all other applicable provisions of law to create and issue the Bonds and to execute and deliver the Indenture; that all corporate action required for the creation and issue of said Bonds and the execution of the Indenture has been duly and effectually taken, and that said Bonds when issued and in the hands of the Holders thereof are and will be valid and enforceable obligations of the Company, and that the Indenture is and always will be a valid mortgage or deed of trust to secure the payment of said Bonds.

SECTION 8.13. That upon the issue of each Bond it will pay all such taxes (which may legally be paid by the Company) as may be imposed by any law, then in force applicable to and imposed upon the issue of such Bond, of the United States of America, of the States of Wisconsin and Michigan or of the several states in which its property and plants, or any part thereof may be located.

SECTION 8.14. That it will not issue, or permit to be issued, any Bonds in any manner other than in accordance with the provisions of the Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of the Indenture.

SECTION 8.15. That it will duly and punctually perform all the conditions and obligations imposed on it by the terms of any Prior Lien or any mortgage, lien, charge or encumbrance described in paragraph (20) of the definition of Permitted Encumbrances to the extent necessary to keep the security afforded by the Indenture substantially unimpaired and that it will not permit any default under any such Prior Lien or mortgage, lien, charge or encumbrance to occur and continue for any grace period specified therein, if thereby the security afforded by the Indenture would be materially impaired or endangered.

SECTION 8.16. That, if it shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Bonds, set aside and segregate and hold in trust for the benefit of Holders of such Bonds or the Trustee a sum sufficient to pay such principal of, premium, if any, or interest so becoming due, and the Company promptly will notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of, premium, if any, or interest on any Bonds, deposit with a Paying

Agent a sum sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of such Bonds or the Trustee, and (unless such Paying Agent is the Trustee) the Company promptly will notify the Trustee of its action or failure so to act.

Moneys so segregated or deposited and held in trust shall not be a part of the mortgaged and pledged property but shall constitute a separate trust fund for the benefit of the Persons entitled to such principal, premium or interest. Except in the case of moneys so segregated by the Company when acting as its own Paying Agent, moneys held in trust by the Trustee or any other Paying Agent for the payment of the principal of, premium, if any, or interest on the Bonds need not be segregated from other funds, except to the extent required by law.

The Company will cause each Paying Agent other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 8.16, that such Paying Agent will:

(a) hold all sums held by it for the payment of principal of, premium, if any, or interest on Bonds in trust for the benefit of the Holders of such Bonds or the Trustee until such sums shall be paid to the Holders or withdrawn for deposit with a successor Paying Agent or with the Trustee or until disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Bonds) in the making of any such payment of principal, premium, if any, or interest; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, promptly pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all money held in trust by the Company or such Paying Agent pursuant to this Section 8.16, such money to be held by the Trustee upon the same trusts as those upon which such money was held by the Company or such Paying Agent; and, upon such payment by the Company, the Company shall be discharged from such trust, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Anything in this Section 8.16 to the contrary notwithstanding, any money deposited with the Trustee or any Paying Agent or held by the Company in trust for the payment of the principal of, premium, if any, or interest on any Bond shall be subject to the provisions of Section 21.03.

SECTION 8.17. That it will furnish or cause to be furnished to the Trustee between May 1 and May 31 in each year beginning with the May following the Effective Date, and also between November 1 and November 30 in each year beginning with the November following the Effective Date, and at such other times as the Trustee may request in writing, a statement in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company or of any of its Paying Agents as to the names and addresses of the Holders of Bonds obtained since the date as of which the next previous statement, if any, was furnished, excluding from any such list the names and addresses received by the Trustee in its capacity as Bond Registrar. Each such statement shall be dated as of a date not earlier than the tenth day of the month next preceding the month during which said statement is furnished, and need not include information received after such date.

SECTION 8.18. That it will:

(a) file with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may prescribe from time to time by rules and regulations) which the Company may be required to file with the Commission pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, that it will file with the Trustee and the Commission, in accordance with any rules and regulations that may be prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with such rules and regulations as may be prescribed by the Commission and to which the Company shall be subject, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations, including in the case of annual reports (if required by such rules and regulations), certificates or opinions of independent public accountants (conforming to the requirements of Sections 21.08 and 21.09) as to compliance with conditions or covenants (which compliance is subject to verification by accountants), but no such certificate or opinion shall be required as to any matter specified in clause (A), (B) or (C) of paragraph (3) of subsection (c) of Section 314 of the Trust Indenture Act; and

(c) transmit to the Holders of Bonds in the manner and to the extent provided in subdivision (c) of Section 17.18, such summaries of any information, documents and reports required to be filed by the Company pursuant to subdivisions (a) and (b) of this Section 8.18 as may be required by rules and regulations prescribed by the Commission; and

(d) furnish to the Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Company’s compliance with all conditions and covenants under the Indenture. For purposes of this subdivision (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

SECTION 8.19. That it will furnish to the Trustee: (a) promptly after the Effective Date and promptly after the execution of any Supplemental Trust Indenture after the Effective Date, an Opinion of Counsel either stating that the Indenture has been properly recorded and filed so as to make effective the Lien of the Indenture intended to be created thereby, and reciting the details of such action, or stating that no such action is necessary to make such Lien of the Indenture effective; and (b) by May 1 in each year after the Effective Date, an Opinion of Counsel either stating that such action has been taken with respect to the recording, filing, re-recording and refiling of the Indenture as is necessary to maintain the Lien Hereof, and reciting the details of such action, or stating that no such action is necessary to maintain such Lien of the

Indenture. Compliance with clauses (a) and (b) of this Section 8.19 shall be achieved if (1) the Opinion of Counsel herein required to be delivered to the Trustee shall state for details: the time, place, and manner of such recording, re-recording, filing and refiling as the case might be and that, in the Opinion of Counsel (if such is the case) such receipt for record of filing makes the Lien of the Indenture intended to be created thereby effective and (2) such Opinion of Counsel is delivered to the Trustee within such time, following the date and execution of this Restated Indenture and each Supplemental Trust Indenture, as shall be practicable, giving due regard to the number and distance of the jurisdictions in which the Indenture or such Supplemental Trust Indenture is required to be recorded or filed.

ARTICLE IX.

MAINTENANCE FUND.

SECTION 9.01. The Company covenants that, for each calendar year while any of the Bonds remain Outstanding, it will pay to the Trustee on the next succeeding May 1, as a “Maintenance Fund,” an amount equal to 2.50% of Completed Depreciable Property as of the end of such calendar year; less, to the extent that the Company desires to include the same, the following credits:

(a) all amounts expended during such calendar year for maintenance of all property included in the calculation of Completed Depreciable Property owned by the Company;

(b) all expenditures or charges during such calendar year for renewals or replacements of property included in the calculation of Completed Depreciable Property owned by the Company, or for retirements of property included in the calculation of Completed Depreciable Property owned by the Company to the extent that the charges for such retirements have been offset by expenditures for acquisition, construction or erection of Permanent Additions;

(c) the principal amount of all Bonds which have been retired or redeemed, except Bonds which have been retired or used in any manner set forth in clause (a), (b) or (c) of Section 6.01; and

(d) any portion of an Amount of Established Permanent Additions determined in accordance with Article V if it has not been previously applied to any other purpose specified in Section 5.04.

The credits provided for in this Section 9.01 shall not include any amounts reserved for or accrued for depreciation or obsolescence on the books of the Company in any such calendar year, except to the extent that charges or expenditures in paragraph (a) or (b) above include depreciation or charges related to equipment or materials used for maintenance, renewals or replacements of property included in the calculation of Completed Depreciable Property.

SECTION 9.02. By May 1 of each year, the Company shall deliver to the Trustee

(a) an Accountant’s Certificate stating (i) the amount of Completed Depreciable Property of the Company at the end of the previous calendar year; (ii) the amount equal to 2.50% of the amount stated pursuant to clause (i) of this subdivision (a); (iii) to the extent that the Company desires to include the same, the credits (separately stated) that are provided for under subdivisions (a), (b), (c) and (d) of Section 9.01; (iv) the credit balance, if any, provided for in Section 9.05; and (v) the remaining balance, if any, of the amount set forth under clause (ii) of this subdivision (a) remaining after deducting the credits set forth under paragraphs (iii) and (iv);

(b) if the Company includes in the Accountant’s Certificate provided for in subdivision (a) of this Section 9.02 any credit under subdivision (d) of Section 9.01, the Accountant’s Certificate also shall contain the statements and calculation provided for in subdivision (d)

of Section 5.06, with such changes therein as may be necessary to adapt the same to the purposes of this Section 9.02 and Section 9.01; and

(c) an amount of cash or an aggregate principal amount of Bonds (except Bonds which have been retired or used in any manner set forth in clause (a), (b) or (c) of Section 6.01), equal to the balance, if any, stated in the Accountant’s Certificate provided for in subdivision (a) of this Section 9.02 pursuant to clause (v) of said subdivision (a).

SECTION 9.03. Any cash balance held in the Maintenance Fund, at the option and upon the request of the Company, expressed by a Resolution, shall be applied by the Trustee to the purchase or redemption of Bonds in the manner provided for with reference to cash in the Release Fund as provided in Sections 11.13 and 11.14 but in no event shall such cash be considered as part of the Release Fund for purposes of Section 11.15. At the option of the Company, any monies constituting any part of the Maintenance Fund may be withdrawn by the Company upon the delivery to the Trustee of Bonds (except Bonds which have been used or retired in a manner set forth in clause (a), (b) or (c) of Section 6.01), of an aggregate principal amount equal to the amount of moneys so withdrawn.

All Bonds purchased or otherwise acquired by or delivered to the Trustee for the Maintenance Fund shall forthwith be cancelled, and the Trustee shall thereupon destroy such Bonds and deliver evidence of the destruction thereof to the Company, pursuant to Section 21.07.

SECTION 9.04. Any cash deposited by the Company with the Trustee in the Maintenance Fund may be withdrawn by the Company upon the basis of the Cost or Fair Value, whichever is less (after making the deductions provided for in Section 5.02 because of Retired Property), of Permanent Additions certified to the Trustee as provided in Article V and subject to the conditions of Sections 5.05 and 5.07, but only upon delivery to the Trustee of:

(a) a Company Request, authorized by Resolution;

(b) an Officer’s Certificate stating that no Default has occurred and is continuing, and that the granting of such Company Request will not result in a Default; and

(c) an Accountant’s Certificate containing the statements and calculation provided for in subdivision (d) of Section 5.06 with such changes therein as may be necessary to adapt the same to the purposes of this Section 9.04.

SECTION 9.05. If the total amount of credits, applicable to the Maintenance Fund, specified in any Accountant’s Certificate filed for any calendar year after 1990 shall exceed an amount equal to 2.50% of Completed Depreciable Property as of the end of such calendar year, the excess, if any, may be used:

(a) as a credit balance to offset any deficiency for expenditures or charges as shown by any subsequent Accountant’s Certificate or Certificates submitted pursuant to Section 9.02; or

(b) to increase the Amount of Established Permanent Additions available for any of the purposes described in paragraphs (i) through (vi) of Section 5.04, but only in an aggregate amount equal to the lesser of: (i) such excess credits or (ii) the Amount of Established Permanent Additions used, after calendar year 1990, as a credit to the Maintenance Fund or for the withdrawal of cash from the Maintenance Fund.

The amount of excess Maintenance Fund credits shall be reduced by the amount of any such excess credits applied for either of the purposes described in the foregoing clauses (a) and (b).

SECTION 9.06. If the mortgaged and pledged property shall be sold either under the power of sale herein provided, or under decree of court in a suit for the foreclosure of the Indenture, then any moneys at the time remaining in the Maintenance Fund shall be added to and dealt with as if it were a part of the proceeds of such sale.

ARTICLE X.

REDEMPTION OF BONDS.

SECTION 10.01. Bonds that are, by their terms, redeemable before maturity may, at the option of the Company, be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with Sections 10.02 through 10.07.

SECTION 10.02. In case of redemption of only part of the Bonds of any series, the particular Bonds so to be redeemed shall be selected by the Trustee by lot, in such manner as it shall elect. In any such selection by lot under this Section 10.2, each Bond shall be represented by a separate number for each $1,000 of its principal amount.

Notice of intention to redeem Bonds of any series, wholly or in part, shall be given, by or on behalf of the Company, by first class mail, postage prepaid, at least 30 days before the Redemption Date, to the Trustee and each Holder of a Bond to be redeemed at the address shown on the Bond Register; but the failure to give such notice, or any defect in such notice so given, shall not affect the validity of the proceedings for the redemption of any Bond not affected by such failure or defect. All notices of redemption shall state the Redemption Date and redemption price, the portion, if less than all, of the Bonds to be redeemed, the place at which the Bonds are to be surrendered for payment, which, unless otherwise stated, shall be the principal corporate trust office of the Trustee, and that on the Redemption Date the redemption price will become due and payable on each such Bond (or the portion thereof to be redeemed) and interest thereon shall cease to accrue on and after such date.

If only part of the Bonds of any particular series is to be redeemed, said notice of redemption shall specify the number of such Registered Bonds to be redeemed in whole or in part. If any Bond is to be redeemed in part only, said notice shall specify the portion of the principal amount thereof to be redeemed and shall state that, upon presentation of such Bond for redemption, a new Bond of the same series, of the same maturity and of an aggregate principal amount equal to the unredeemed portion of such Bond, will be issued in lieu thereof.

In case of a redemption of any Bonds that are Coupon Bonds, such written notice of redemption shall also be given, by or on behalf of the Company, by publication at least once in each of not less than three successive calendar weeks preceding the Redemption Date and in each case on any day in the week (the first publication to be at least thirty days, or such other number of days as shall be fixed by the terms of the Bonds to be redeemed, before the Redemption Date) in one daily newspaper, in the English language, of general circulation published in Chicago, Illinois, and in one newspaper, in the English language, of general circulation published in each other city, if any, in which the principal of any of the Bonds to be redeemed may be payable.

In case only a portion of any Bond shall be called for redemption (it being understood that no Coupon Bond shall be called for redemption in part absent contrary provisions in such Coupon Bond or the Supplemental Trust Indenture creating such Coupon Bond), the Company at its expense shall execute and the Trustee shall authenticate and deliver to the Holder of such

Bond a new Bond of the same series and of the same maturity for the principal amount of the surrendered Bond, less the principal amount redeemed and paid.

SECTION 10.03. If the Company shall give and complete notice of its intention to redeem any of the Bonds, the Company shall, and it hereby covenants that it will, on or before the Redemption Date specified in such notice, deposit with the Trustee a sum of cash, Government Obligations or a combination thereof, which will provide sufficient cash to redeem all of such Bonds on such Redemption Date.

SECTION 10.04. Cash, Government Obligations or a combination thereof deposited by the Company with the Trustee under the provisions of this Article X for the redemption of any of the Bonds shall be deposited and held in a trust fund for the account of the respective Holders of the Bonds to be redeemed and shall be paid to them respectively, upon presentation and surrender of such Bonds (including, if applicable, unmatured coupons appertaining thereto); and on and after such Redemption Date if the moneys for the redemption of said Bonds shall be on deposit as aforesaid, such Bonds shall cease to bear interest, and such Bonds shall cease to be entitled to the benefits and security of and the Lien of the Indenture, and, if applicable, all unmatured coupons relating to such Bonds shall be void and deemed paid.

SECTION 10.05. All Bonds paid, retired or redeemed under any of the provisions of this Article X shall be cancelled forthwith, and the Trustee shall thereupon destroy such Bonds and deliver evidence of the destruction thereof to the Company in accordance with Section 21.07.

SECTION 10.06. If there shall have been deposited with the Trustee any combination:

(i) of cash and

(ii) of Government Obligations (which shall not contain provisions permitting the redemption thereof at the option of the issuer), maturing as to principal and interest (without any regard to the reinvestment thereof) in such amounts and at such times as will assure the availability of cash that is necessary to pay when due the principal of, premium, if any, and interest due and to become due on such Bond on or prior to the Redemption Date thereof; and either the notice provided for in respect of the redemption of such Bonds shall have been duly given by the Trustee or irrevocable authorization shall have been given by the Company to the Trustee to give notice, on behalf of the Company, as provided in Section 10.02, then the Company and the Trustee shall consider such Bonds (including, if applicable, all unmatured coupons appertaining thereto) redeemed from the Holder thereof and paid for purposes of release and satisfaction of the Indenture.

SECTION 10.07. In case any question shall arise as to whether proper and sufficient action shall have been taken for the redemption of Bonds, such question shall be decided by the Trustee and the decision of the Trustee shall, subject to Section 17.01, be final and binding upon all parties in interest.

ARTICLE XI.

POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY.

SECTION 11.01. Until a Completed Default shall occur and be continuing, the Company shall be permitted, subject to the provisions of this Article XI, to possess, use, manage, operate and enjoy the mortgaged and pledged property (except money and securities which are expressly required to be deposited with the Trustee); to collect, receive, use, invest and dispose of the rents, issues, income, product and profits from all the mortgaged and pledged property, with power (in the ordinary course of business freely and without permission from or hindrance by the Trustee or the Bondholders) to use, consume and dispose of materials and supplies; and, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under or in relation to choses in action, leases and contracts.

SECTION 11.02. (a) Until a Completed Default shall occur and be continuing, the Company may, without any release or consent by the Trustee, or accountability thereto for any consideration received by the Company:

(1) sell or otherwise dispose of, free from the Lien of the Indenture, any machinery, equipment, tools, implements or similar property subject to the Lien Hereof which may have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of business of the Company, upon replacing the same by or substituting for the same, other machinery, equipment, tools or implements, not necessarily of the same character but of at least equal value to that of such property disposed of;

(2) cancel, or make changes or alterations in, or substitutions of, any and all contracts, leases, rights of way and easements;

(3) surrender or assent to the modification of any franchise, license, governmental consent or permit under which it may be operating, provided that, in the event of any such surrender or modification, the Company shall have (under some other franchise, license, governmental consent, permit or right, or under the modified franchise, license, governmental consent or permit, or under a new franchise, license, governmental consent or permit) received in exchange therefor, authority which is sufficient, in the Opinion of Counsel, for the conduct of the same or an extended business in the same or substantially the same or an extended territory for the same or substantially the same or an extended or unlimited period of time or until the maturity date of the last maturing series of Bonds at the time Outstanding or for the most extended period or term then possible under existing laws or regulations or until it is no longer necessary or expedient to continue in the territory affected thereby;

(4) surrender any franchise, license or governmental consent or permit now held or which may be held hereafter by the Company or under which it now may be operating or may operate hereafter any of its properties or assent to or arrange for any modification or alteration of any of the terms hereof, provided that the Board of Directors determines by Resolution that it is either no longer necessary or no longer in the best interests of the Company and the Bondholders and that the value and efficiency of the mortgaged and pledged property as an entirety will not be impaired thereby, and a copy of such Resolution shall be filed with the Trustee, and provided further that the Company shall still have power and authority, in the Opinion of Counsel, sufficient for the conduct of its business in the same or substantially the same territory;

(5) grant rights-of-way and easements over or in respect of any of the mortgaged and pledged property, of the nature described in the definition of Permitted Encumbrances, provided that such grant will not impair the use of such property for the purposes for which it is held by the Company and will not have a material adverse impact on the security afforded by the Indenture;

(b) Until a Completed Default shall occur and be continuing, and following the retirement through payment or redemption of the Original Indenture Bonds (including those Original Indenture Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the Original Indenture), the Company may, without any release or consent by the Trustee, or accountability thereto for any consideration received by the Company:

(1) sell or otherwise dispose of, free of the Lien of the Indenture:

(A) all vessels, boats, barges and other marine equipment, all railroad engines, cars and related equipment, all airplanes, airplane engines and other flight equipment, and all accessories and supplies used in connection with any of the foregoing;

(B) all office furniture and all leasehold interests in property owned by Persons other than the Company for office purposes; and

(2) enter into leases permitting the lessee to occupy or use any of the mortgaged and pledged property in any manner that does not interfere in any material respect with the use of such property for the purpose for which it is held by the Company and will not have a material adverse impact on the security afforded by the Indenture; and

(3) surrender any franchise, license or governmental consent or permit now held or which may be held hereafter by the Company or under which it now may be operating or may operate hereafter any of its properties or assent to or arrange for any modification or alteration of any of the terms thereof, provided that the Board of Directors determines by Resolution that it is either no longer necessary or no longer in the best interest of the Company to continue to operate in the territory affected thereby or to comply with the terms and provisions of the franchise or governmental consent or permit and such surrender or modification will not materially impair the value and efficiency of the mortgaged and pledged property as an entirety or be prejudicial in any material respect to the interests of the Bondholders.

(c) The Trustee shall execute a written instrument to confirm any action taken by the Company under this Section 11.02, upon receipt by the Trustee of (1) a Resolution requesting such written instrument and expressing any required opinions, (2) an Officer’s Certificate stating that no Default has occurred and is continuing and that said action was duly taken in conformity with a designated subdivision of this Section 11.02 and (3) an Opinion of Counsel stating that said action was duly taken by the Company in conformity with said subdivision and that the execution of such written instrument is appropriate to confirm such action under this Section 11.02.

SECTION 11.03. Until a Completed Default shall occur and be continuing, the Company may sell, exchange or otherwise dispose of any other of the mortgaged and pledged property, and the Trustee shall release the same from the Lien Hereof upon the submission by the Company to the Trustee of an Application and delivery to the Trustee of an Application and delivery to the Trustee of the items listed in either (i) subdivisions (a) through (j) or (ii) subdivision (k) of this Section 11.03, as applicable:

(a) A Resolution requesting such release and describing the applicable property;

(b) An Officer’s Certificate stating that no Default has occurred and is continuing, and that the granting of such Application will not result in a Default;

(c) An Engineer’s Certificate, dated not more than 90 days preceding the date of the delivery of the Application for such release, stating in substance that the Company has sold, exchanged, or otherwise disposed of or intends to sell, exchange or otherwise dispose of the property or securities to be released, and stating:

(1) a brief description of the property or securities, if any, to be released (which may be given by reference to the Resolution requesting the release if such property is described therein) and stating whether such property is of the character of Permanent Additions;

(2) a brief description of the consideration, if any, received or to be received by the Company for the property or securities, if any, to be released, which consideration may consist in whole or in part of one or more of the following:

(A) cash;

(B) obligations secured by purchase money first mortgages upon the property to be released, provided that the principal amount of such obligations does not exceed (i) individually, 66 2/3% of the Fair Value of the property to be released, and (ii) when added to the aggregate principal amount of all other such obligations theretofore received for property released pursuant to this clause (B), and then held by the Trustee, 15% of the aggregate principal amount of the Bonds then Outstanding; or

(C) any other property;

provided that if the property to be released is of the character of Permanent Additions, then such other property referred to in this clause (C) shall be of the character of Permanent Additions;

(3) the amount of cash, if any, to be deposited by the Company pursuant to subdivision (j) of this Section 11.03;

(4) the Fair Value of the property and securities to be released and stating, if such is the case, that the Fair Value of such property and securities is taken at the amount stated in the Independent Engineer’s Certificate provided for in subdivision (d) of this Section 11.03;

(5) the Fair Value of the property (other than cash) to be received in consideration for the property to be released and (A) if such property is of the character of Permanent Additions, stating that the Fair Value of such property is taken at the amount stated in the Engineer’s Certificate provided for in paragraph (1) of subdivision (g) of this Section 11.03 (or, if applicable, an Independent Engineer’s Certificate provided for in paragraph (2) of subdivision (g) of this Section 11.03), and (B) if any portion of such property to be received consists of securities, stating that the Fair Value of such securities is taken at the amount stated in the Engineer’s Certificate provided for in subdivision (e) of this Section 11.03 (or, if applicable, at the amount stated in the Independent Engineer’s Certificate provided for in subdivision (f) of this Section 11.03); and

(6) that, in the opinion of the signer, such release will not impair the security under the Indenture in contravention of the provisions thereof.

(d) If the Fair Value of the property or securities to be released, the amount of any award or consideration received under Section 11.06, and the Fair Value of any other property or securities theretofore released under this Section 11.03, since the beginning of the then current calendar year, is shown by the Engineer’s Certificates filed in connection with such releases to be 10% or more of the aggregate principal amount of Bonds at the time Outstanding, an Independent Engineer’s Certificate making the statements required by paragraphs (4) and (6) of subdivision (c) of this Section 11.03; but no such Independent Engineer’s Certificate shall be required in the case of any release of property or securities, the Fair Value of which, as set forth in the Engineer’s Certificate required by subdivision (c) of this Section 11.03, is less than $25,000 or less than 1% of the aggregate principal amount of the Bonds at the time Outstanding;

(e) If any portion of the property to be received in consideration for the property to be released is shown by the Engineer’s Certificate provided for in subdivision (c) of this Section 11.03 to consist of securities, an Engineer’s Certificate stating (1) the Fair Value of such securities; and (2) since the commencement of the current calendar year, the Fair Value of all other securities made the basis for the (i) authentication and delivery of Bonds, (ii) the withdrawal of cash constituting part of the mortgaged and pledged property, and (iii) the release of property or securities subject to the Lien of the Indenture.

(f) If any portion of the property to be received in consideration for the property to be released is shown by the Engineer’s Certificate provided for in subdivision (c) of this Section 11.03 to consist of securities, and if the Fair Value of such securities, together with the Fair Value of all other securities made the basis for the authentication and delivery of Bonds, withdrawal of cash, and release of property or securities since the beginning of the then current calendar year, as shown by the Engineer’s Certificate provided for in subdivision (e) of this Section 11.03, is 10% or more of the aggregate principal amount of Bonds at the time Outstanding, then, in addition to the Engineer’s Certificate provided for in subdivision (e) of this Section 11.03, the Company shall furnish to the Trustee an Independent Engineer’s Certificate stating, in the opinion of the signer, the Fair Value of such securities at the date of the Engineer’s Certificate provided for in subdivision (c) of this Section 11.03; but no such Independent

Engineer’s Certificate shall be required if the Fair Value of the securities constituting consideration for the property then to be released, as set forth in the Engineer’s Certificate provided for in subdivision (e) of this Section 11.03, is less than $25,000 or less than 1% of the aggregate principal amount of Bonds at the time Outstanding;

(g) If the property to be received in consideration for the property to be released is of a character which would be included within the definition of Permanent Additions:

(1) an Engineer’s Certificate containing the statements required by paragraphs (3), (4), (5), and (6) of subdivision (a) of Section 5.04 with such changes therein as may be necessary to adapt the same to the purposes of this Article XI;

(2) if any portion of such property described in the Engineer’s Certificate provided for in paragraph (1) above consists of an Acquired Facility of a Fair Value of not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, an Independent Engineer’s Certificate containing the statements required by subdivision (b) of Section 5.04 with such changes therein as may be necessary to adapt the same to the purposes of this Article XI; and

(3) an Opinion of Counsel and the instruments and documents or evidence respectively required by subdivisions (d) and (e) of Section 5.04, with such changes therein as may be necessary to adapt the same to the purposes of this Article XI.

(h) an Opinion of Counsel, with respect to any of the property consisting of an obligation to be received by the Company in consideration for the property to be released, stating that such obligation is a valid obligation and, if such obligation is secured by a purchase money mortgage, that such mortgage is sufficient to afford a first lien (subject to Permitted Encumbrances) upon the property to be released; and if the property to be released consists of or includes any franchise, an Opinion of Counsel that such release will not impair the right of the Company to operate any of its remaining properties constituting the mortgaged and pledged properties;

(i) any cash, obligations or other securities or other property capable of manual delivery described in the Engineer’s Certificate provided for in subdivision (c) of this Section 11.03, pursuant to paragraph (2) of said subdivision (c), to be the consideration for the property to be released; and

(j) cash and Bonds delivered pursuant to Section 11.16, which taken together, equal the amount, if any, by which the Fair Value of the property and securities, if any, to be released as stated in the Engineer’s Certificate provided for in subdivision (c) of this Section 11.03, pursuant to paragraph (4) of such subdivision (c), exceeds the total of the cash received by the Trustee pursuant to subdivision (i) of this Section 11.03 and the Fair Value of the property and securities to be received in consideration therefor as described in said Engineer’s Certificate pursuant to paragraph (5) of said subdivision (c).

(k) following the retirement through payment or redemption of the Original Indenture Bonds (including those Original Indenture Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the Original Indenture), and if the Fair Value of all mortgaged and pledged property of the character of Permanent Additions, excluding Retired Property, equals or exceeds an amount equal to 150% of the aggregate principal amount of Bonds Outstanding at the time of such release, the following:

(1) a Resolution requesting such release and describing the applicable property;

(2) an Officer’s Certificate, stating that no Default has occurred and is continuing, and that the granting of such Application will not result in a Default;

(3) an Engineer’s Certificate, dated not more than 90 days preceding the date of delivery of the Application for such release, stating:

(A) a brief description of the property to be released (which may be given by reference to the Resolution requesting the release if such property is described therein) and stating whether such property is of the character of Permanent Additions;

(B) a brief description of the consideration, if any, to be received by the Company for the property to be released;

(C) the Fair Value of:

(i) all of the mortgaged and pledged property that are Permanent Additions, excluding Retired Property, and

(ii) the property to be released; and

(D) that, in the opinion of the signer, such release will not impair the security under the Indenture in contravention of the provisions thereof;

(4) if the aggregate of the Fair Value of the property to be released, the amount of any award or consideration received under Section 11.06, and the Fair Value of any other property or securities theretofore released under this Section 11.03, since the beginning of the then current calendar year, is shown by the Engineer’s Certificates filed in connection with such releases to be 10% or more of the aggregate principal amount of Bonds at the time Outstanding, an Independent Engineer’s Certificate making the statements required by clause (ii) of subparagraph (C) and subparagraph (D) of paragraph (3) of this subdivision (k), but no such Independent Engineer’s Certificate shall be required in the case of any release of property or securities, the Fair Value of which, as set forth in the Engineer’s Certificate required by paragraph (3) of this subsection (k), is less than $25,000 or less than 1% of the aggregate principal amount of the Bonds at the time Outstanding;

(5) if any of the property to be received in consideration for the property to be released is of a character which would be included within the definition of Permanent Additions:

(A) an Engineer’s Certificate containing the statements required by paragraphs (3), (4), (5) and (6) of subdivision (a) of Section 5.04 with such changes therein as may be necessary to adapt the same to the purposes of this Article XI;

(B) if any portion of such property described in the Engineer’s Certificate provided for in subparagraph (A) of this paragraph (5) consists of an Acquired Facility of a Fair Value of not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, an Independent Engineer’s Certificate containing the statements required by subdivision (b) of Section 5.04 with such changes therein as may be necessary to adapt the same to the purposes of this Article XI; and

(C) an Opinion of Counsel and the instruments and documents or evidence respectively required by subsections (d) and (e) of Section 5.04, with such changes therein as may be necessary to adapt the same to the purposes of this Article XI; and

(6) an Accountant’s Certificate stating the aggregate principal amount of Bonds Outstanding at the time of such release, and stating that the Fair Value of all of the Permanent Additions (excluding the mortgaged and pledged property to be released but including any Permanent Additions to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated in the Engineer’s Certificate filed pursuant to paragraph (3) or the Independent Engineer’s Certificate filed pursuant to paragraph (4), both of this subdivision (k), equals or exceeds an amount equal to 150% of such aggregate principal amount of Bonds Outstanding.

SECTION 11.04. Until a Completed Default shall occur and be continuing and upon receipt of a Company Request, the Trustee, without requiring compliance with any of the foregoing provisions of Section 11.03, shall release from the Lien Hereof any property, the Fair Value of which shall be stated in an Engineer’s Certificate delivered to the Trustee simultaneously with said Company Request, provided that such Fair Value is less than $25,000 or less than 1% of the aggregate principal amount of Bonds Outstanding at the date of the Engineer’s Certificate and which property, as stated in such Engineer’s Certificate, is not useful or necessary in the conduct of the business of the Company. Said Engineer’s Certificate shall also state that such release will not in any material respect impair the security under the Indenture. The aggregate Fair Value of all property released pursuant to this Section 11.04 in any calendar year shall not exceed $500,000. The Company covenants that it will deposit with the Trustee the consideration, if any, received by it upon the sale or other disposition of any property so released. The provisions of this Section 11.04 shall not be available if any portion of the property to be received in consideration for the property of the Company to be released consists of securities.

SECTION 11.05. Interest on and principal of any obligation received by the Trustee pursuant to the provisions of Section 11.03 may be collected by it, but, until a Completed Default shall occur and be continuing, interest as received by the Trustee on any such obligation thereof shall be paid over to the Company.

Any new property acquired by exchange or purchase (other than cash received pursuant to subdivision (k) of Section 11.03) to take the place of any property released under any provision of this Article XI shall forthwith and without further conveyance become subject to the Lien of the Indenture; and the Company covenants that if so requested by the Trustee, it will convey the same, or cause the same to be conveyed, to the Trustee by appropriate instruments of conveyance upon the trusts and for the purposes of the Indenture.

SECTION 11.06. Should any of the mortgaged and pledged property be taken by exercise of the power of eminent domain or should any governmental body or agency, at any time, exercise any right which it may have to require the Company to sell to it any part of said property, the Trustee shall accept any cash award therefor, and at the request of the Company, shall release the property so taken or purchased, upon being furnished with an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or purchased by a governmental body or agency in the exercise of a right which it had to purchase the same. The proceeds of all property so taken or purchased shall be paid over to the Trustee, to be held and applied by the Trustee in the same manner and on the same basis as moneys received by the Trustee pursuant to Section 11.03.

SECTION 11.07. If all or substantially all of the mortgaged and pledged property, other than any money and securities deposited by the Trustee, shall be in the possession of a trustee or receiver, lawfully appointed in any action or judicial proceeding for the foreclosure of the Indenture or for the enforcement of the rights of the Trustee or of the Bondholders, the powers conferred upon the Company with respect to the sale or other disposition of the mortgaged and pledged property may be exercised by such trustee or receiver, and any request, certificate or appointment made or signed by such receiver for such purpose shall be as effective as if made by the Company or Board of Directors or any of the officers of the Company herein provided. If the Trustee shall be in possession of the mortgaged and pledged property under any provision of the Indenture, then such powers may be exercised by the Trustee in its discretion.

SECTION 11.08. No Person purchasing in good faith property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by Sections 11.02, 11.03 or 11.04 to be sold, granted, exchanged or otherwise disposed of by the Company, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition. Any release executed by the Trustee under this Article XI shall be sufficient for the purpose of the Indenture and shall constitute a good and valid release of the property therein described from the Lien Hereof.

SECTION 11.09. The Release Fund shall consist of all moneys deposited with or received by the Trustee pursuant to any Section of this Article XI (excluding any cash received by the Company pursuant to subsection (k) of Section 11.03) or in payment of or in exchange for any of the obligations deposited with or received by the Trustee pursuant to the provisions of Sections 11.03 or 11.04 (except interest or dividends on said obligations or other securities) or which under any of the provisions of the Indenture are to be held, applied, or disposed of by the Trustee in the same manner as moneys or cash in the Release Fund. The Release Fund shall be held by the Trustee in trust for the security of the Bonds Outstanding until withdrawn or paid out as provided in Sections 11.10 through 11.17.

SECTION 11.10. Until a Completed Default shall occur and be continuing, at the option of the Company any moneys constituting all or any part of the Release Fund shall be paid over to the Company by the Trustee in an amount equal to the Cost or Fair Value, whichever is less, of Permanent Additions certified to the Trustee as provided in Article V, after making the deductions provided for in Section 5.02 for Retired Property and subject to the conditions of Sections 5.05 and 5.07 but only upon the delivery to the Trustee of:

(a) A Company Order;

(b) A Resolution authorizing such Company Order;

(c) An Officer’s Certificate stating that no Default has occurred and is continuing, and that the granting of such Company Order will not result in a Default; and

(d) An Accountant’s Certificate containing the statements and calculation provided for in subdivision (d) of Section 5.06 with the changes necessary to adapt the same to the purposes of this Section 11.10.

SECTION 11.11. Upon receipt of a Company Request in the form of an Officer’s Certificate and without requiring compliance with any of the provisions of Section 11.10 (except subdivision (c) of Section 11.10), the Trustee shall pay over to the Company the proceeds of any sale of property, for which the consideration was less than $25,000, and the Company covenants that moneys so paid over pursuant to this Section 11.11, promptly will be expended for property of the character of Permanent Additions. The aggregate amount withdrawn pursuant to this Section 11.11 in any calendar year shall not exceed (i) $100,000 prior to the retirement through payment or redemption of the Original Indenture Bonds (including those Original Indenture Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the Original Indenture) and (ii) $500,000 thereafter. Withdrawals under this Section 11.11 shall be deducted from the Amount of Established Permanent Additions in the next succeeding Accountant’s Certificate filed under Section 11.10.

SECTION 11.12. If the mortgaged and pledged property shall be sold, either under the power of sale herein provided, or under decree of court in a suit for the foreclosure of the Indenture, then the Release Fund shall be added to and dealt with as if it were part of the proceeds of such sale.

SECTION 11.13. Until a Completed Default shall have occurred and be continuing, upon Company Request, authorized by Resolution, the Trustee shall to the extent that such Bonds are available for such purpose, apply all or any part of the cash held by it in the Release Fund to the purchase of Outstanding Bonds of one or more series as the Company may designate at the lowest price obtainable, but such purchase price shall not exceed the current regular redemption price applicable to such Bonds. Upon the purchase by the Trustee of any Bond, as hereinabove provided, the Trustee shall notify the Company in writing thereof, specifying the serial numbers and principal amount of the Bonds purchased and any amount of the accrued interest thereon paid or to be paid by the Trustee on such purchase, and the Company covenants that, upon the receipt by it of any such notice, it immediately will pay to the Trustee, as an additional payment to the Release Fund, an amount in cash equal to such accrued interest on the

Bonds so purchased, or to be purchased, as specified in such notice to the end that the Release Fund shall not be diminished by the payment therefrom of interest.

SECTION 11.14. Until a Completed Default shall have occurred and be continuing, and upon Company Request, authorized by Resolution, the Trustee shall as soon as practicable apply all or any part of the cash held by it in the Release Fund to the redemption of Bonds, which are by their terms then redeemable, of one or more series as may be designated by the Company in the manner and as provided for redemption of Bonds in Article X. In the event of each such redemption the Trustee promptly shall notify the Company in writing of the Bonds selected for redemption, specifying the amount of accrued interest payable in respect of the Bonds to be redeemed upon such redemption. The Company covenants that it will give or cause to be given the notice provided for in respect of the redemption of such Bonds and will, on or prior to the date fixed for such redemption, deposit with the Trustee an additional amount of cash equal to such accrued interest, to the end that the Release Fund shall not be diminished by the payment of interest therefrom.

The provisions of this Section 11.14 and of Section 11.15 shall not grant the Company the power to redeem any Bond that is not otherwise redeemable or to redeem any Bond at a price less than the price at which such Bond could be redeemed pursuant to Article X or pursuant to the terms of such Bond.

SECTION 11.15. Until a Completed Default shall have occurred and be continuing, if the Release Fund exceeds $300,000 for a period of 24 months or more, and during that period the Company shall not have made a proper request for reimbursement pursuant to Section 11.10 or for the application of such balance to the purchase or redemption of Bonds pursuant to Section 11.13 or 11.14, respectively, then the balance in the Release Fund shall be applied by the Trustee without further action by, or election of, the Company to the purchase or redemption of Bonds (subject to the last paragraph of Section 11.14) in the manner specified in Sections 11.13 and 11.14, choosing for such purpose Bonds of the series of the lowest current redemption price that may be then Outstanding and available for such purpose. In the event of each such application and upon written notice from the Trustee, the Company shall give or cause to be given the notice provided for in respect of the redemption of such Bonds and shall pay to the trustee additional cash equal to any accrued interest that will be payable upon such redemption.

SECTION 11.16. Until a Completed Default shall have occurred and be continuing, delivery by the Company to the Trustee of Bonds (except Bonds which have been retired or used in any manner set forth in clause (a), (b) or (c) of Section 6.01), shall be deemed equivalent under this Article XI to payment of cash under Sections 11.03 and 11.04 equal to the aggregate principal amount of the Bonds so delivered.

SECTION 11.17. Until a Completed Default shall have occurred and be continuing, any moneys constituting part of the Release Fund may be withdrawn by the Company upon the delivery to the Trustee of Bonds (except Bonds which have been retired or used in any manner set forth in clause (a), (b) or (c) of Section 6.01), of an aggregate principal amount equal to the amount of moneys so withdrawn.

SECTION 11.18. All Bonds purchased or otherwise acquired by, or delivered to the Trustee for the Release Fund shall be cancelled forthwith, and the Trustee thereupon shall destroy such Bonds and deliver evidence of such destruction to the Company, pursuant to Section 20.07.

ARTICLE XII

MEETINGS OF BONDHOLDERS.

SECTION 12.01. A meeting of Holders of Bonds of any or all series may be called at any time pursuant to the provisions of this Article XII for any of the following purposes:

(1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any Completed Default and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article XIV;

(2) to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article XVII;

(3) to consent to the execution of a Supplemental Trust Indenture pursuant to the provisions of Section 19.02; or

(4) to take any other action authorized to be taken by or on behalf of the Holders of any specified percentage in aggregate principal amount of the Bonds of any or all series, as the case may be, under any other provisions of the Indenture or under applicable law.

SECTION 12.02. The Trustee at any time may call a meeting of Holders of Bonds of any or all series to take any action specified in Section 12.01, such meeting to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Bonds of each series affected, in the manner and to the extent provided in subdivision (c) of Section 17.18, not less than 20 nor more than 180 days prior to the date fixed for the meeting; provided that, if there shall be Outstanding any Coupon Bonds not registered as to principal, publication of such notice in the newspapers specified in Section 10.02 for a redemption of Coupon Bonds shall occur at least twice, with each publication to be not less than 20 or more than 180 days prior to the date fixed for the meeting.

SECTION 12.03. If the Company, pursuant to a Resolution, or the Holders of at least 25% in aggregate principal amount of the Bonds then Outstanding, shall have requested the Trustee in writing to call a meeting of Holders to take any action authorized in Section 12.01, which request shall set forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of at least 25% in aggregate principal amount of the Bonds then Outstanding may determine the time and the place for such meeting and may call such meeting by mailing (and, if applicable, publishing) notice thereof as provided in Section 12.02. The Trustee shall be required to attend any such meeting properly called by the Company or Bondholders.

SECTION 12.04. To be entitled to vote at any meeting of Holders, a Person shall be a Holder of one or more Outstanding Bonds, of any or all series, as the case may be, with respect to which such meeting is being held or be a Person appointed by an instrument in writing as proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 12.05. Notwithstanding any other provisions of the Indenture, the Trustee may establish such reasonable rules as it may deem advisable for any meeting of Holders in regard to: (a) proof of the holding of Bonds and of the appointment of proxies; (b) the appointment and duties of inspectors of votes; (c) the submission and examination of proxies, certificates and other evidence of the right to vote; and (d) such other matters concerning the conduct of the meeting as the Trustee shall determine. Except as otherwise permitted or required by any such rules, the holding of Bonds shall be proved in the manner specified in Section 15.02 and the appointment of any proxy shall be proved in the manner specified in Section 15.02 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank or trust company satisfactory to the Trustee.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or the Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 12.04, at any meeting each Holder of Outstanding Bonds, with respect to which such meeting is being held, or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Outstanding Bonds held or represented by each Holder; provided that no vote shall be cast or counted at any meeting in respect of any Bonds challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. At any meeting of Holders, the presence of Persons holding or representing Bonds in an aggregate principal amount sufficient to take action on any business for which such meeting was called shall constitute a quorum.

Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or 12.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Bonds represented at the meeting and entitled to vote, whether or not a quorum is then present at such meeting, and any meeting so adjourned may be continued without further notice.

SECTION 12.06. The vote upon any resolution submitted to any meeting of Holders of Bonds with respect to which such meeting is being held or represented by them shall be by written ballots on which shall be subscribed the signatures of the Holders or proxies and, if deemed appropriate by the Trustee, the serial number or numbers and principal amount of the Bonds of each series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their notarized and sworn written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote taken by ballot and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting. One of the duplicates shall be delivered to the Company. The other duplicate, with the ballots voted at the meeting attached thereto, shall be delivered to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XIII.

SINKING FUNDS.

SECTION 13.01. (a) The Company covenants that on the first day of April of each year commencing one year after the date of the issuance of the first Bonds of each series originally issued prior to the Effective Date, and so long as any of the Bonds of such series originally issued prior to the Effective Date are Outstanding, it will pay or cause to be paid to the Trustee for and as a fund for the use and benefit of the Holders of Bonds of that series, a sum in lawful money of the United States of America equal to the amount required to redeem on the first day of June next following the date of such payment in accordance with Section 13.02 one percent of the highest aggregate principal amount of Bonds of that series at any time Outstanding. Each such fund shall be the Sinking Fund for Bonds of the respective series originally issued prior to the Effective Date for which it was or is to be paid and the aggregate of the Sinking Funds for all series shall be the Sinking Fund Requirement. On or after the Effective Date, the Company may, at the time of creation of any series of Bonds, establish a Sinking Fund having similar or different terms as provided in Section 2.07.

(b) The delivery by the Company to the Trustee of Bonds of any series (including, if applicable, unmatured coupons appertaining thereto), shall, for the purposes of a Sinking Fund for Bonds of that series, be deemed equivalent under this Section to the payment of cash equal to the amount required to effect the redemption of the Bonds, so delivered on the first day of June next following such delivery. If any Bonds of any series have been redeemed or retired and no Bonds have been issued, cash withdrawn or credit taken under any of the provisions of the Indenture on account of the redemption or retirement of such Bonds, the Company may deduct from any payment for the Sinking Fund for Bonds of that series an amount equivalent to the amount required to effect the redemption of a like amount of Bonds of that series for the Sinking Fund for Bonds of that series on the first day of June next following, provided that the Company shall not thereafter issue any Bonds, withdraw any cash or take any credit under any of the provisions of the Indenture on account of the redemption or retirement of such Bonds and such Bonds shall be cancelled.

(c) The delivery by the Company to the Trustee of an Application to apply an Amount of Established Permanent Additions which has not previously been applied to any other purpose specified in Section 5.04 or to a Sinking Fund established pursuant to this Article XIII shall for the purposes of such a Sinking Fund be deemed equivalent under this Section 13.01 to the payment of cash equal to the amount required to effect the redemption on the first day of June next following, of Bonds of the series to which the Sinking Fund is applicable in an amount equal to 66-2/3% of the Amount of Established Permanent Additions so applied.

SECTION 13.02. (a) As soon as possible, after each payment to a Sinking Fund is made, the Trustee shall apply the moneys in such Sinking Fund to the purchase of Bonds of the series to which it is applicable in the open market, at the lowest price or prices obtainable, but not to exceed the price at which the Bonds of such series are then redeemable for the Sinking Fund for Bonds of that series as hereinafter provided. If within 20 days after each payment to a Sinking Fund, the Trustee shall be unable to purchase Bonds of the series to which it is applicable as aforesaid sufficient to reduce the amount of money held in the Sinking Fund for Bonds of that series to less than $10,000, the Trustee shall apply the Sinking Fund for Bonds of that series or the balance thereof to the redemption, on the first day of June next following the receipt of such cash by the Trustee, of Bonds of such series.

(b) The particular Bonds of any series to be redeemed for the Sinking Fund for Bonds of that series shall be selected by the Trustee by lot, in such method as it shall elect. In any such selection by lot under this Section 13.02, each Bond shall be represented by a separate number for each $1,000 of its principal amount. The Trustee shall notify the Company in writing of the series and the distinctive numbers of the Bonds to be redeemed for any Sinking Fund. The Trustee is hereby authorized and empowered to give or cause to be given on behalf of the Company, the notice required by Section 10.02 in order to redeem Bonds for Sinking Fund purposes.

(c) On and after the commencement of notice of redemption of Bonds pursuant to this Section 13.02, the Trustee shall (subject to the provision of Section 21.05 hereof) hold the moneys necessary to redeem the Bonds so to be redeemed as a separate trust fund for the account of the respective Holders thereof and such moneys shall be paid to them respectively upon presentation and surrender of such Bonds (including, if applicable, unmatured coupons appertaining thereto); and after the Redemption Date, such Bonds shall cease to be entitled to the benefits and security of and the Lien of Indenture, and, if applicable, all unmatured coupons relating to such Bonds shall be void and deemed paid. This section is in all respects subject to the provisions of Section 21.05, provided that on and after commencement of notice of redemption of Bonds pursuant to this Section 13.02, such Bonds (including if applicable, unmatured coupons appertaining thereto) shall be deemed to have been redeemed from the Holders thereof and paid for the purpose of release and satisfaction of the Indenture.

(d) If only a portion of any Bond shall be called for redemption by operation of a Sinking Fund (it being understood that no Coupon Bond shall be called for redemption in part absent contrary provisions in such Coupon Bond or the Supplemental Trust Indenture creating such Coupon Bond), the Company at its expense shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond a new Bond of the same series and of the same maturity for the principal amount of the surrendered Bond, less the principal amount redeemed and paid.

SECTION 13.03. All Bonds delivered to the Trustee in lieu of cash, or purchased by the Trustee, or redeemed by operation of a Sinking Fund in accordance with the provisions of this Article XIII (including, if applicable unmatured coupons appertaining thereto) shall be cancelled by the Trustee. Bonds so cancelled shall not be reissued and no additional Bonds shall be authenticated and delivered in substitution therefor or on account of the retirement thereof and no credit shall be taken or cash withdrawn under the provisions of the Indenture on the basis thereof.

ARTICLE XIV.

REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT.

SECTION 14.01. Upon the occurrence of any one or more of the following events, a “Completed Default” shall exist:

(a) default in the payment of the principal of or premium, if any, on any Bond when the same shall become due and payable, whether at Stated Maturity or by declaration, or otherwise; or

(b) default continued for 30 days in the payment of any interest upon any Bond; or

(c) default continued for 60 days in any Sinking Fund payment; or

(d) default in the covenants of the Company with respect to bankruptcy, insolvency, assignment or receivership contained in Section 8.11; or

(e) default continued for 60 days after notice to the Company from the Trustee in the performance of any other covenant, agreement or condition contained herein;

and the Trustee may, and upon the written request of the Holders of 25% or more in principal amount of the Bonds then Outstanding shall, declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable, and such principal and interest thereupon shall be due and payable immediately; subject to the right of the Holders of a majority in principal amount of the Bonds then Outstanding, by written notice to the Company and to the Trustee, to rescind and annul such declaration and destroy its effect at any time before any sale hereunder if, before any such sale, (1) all agreements with respect to which default shall have been made shall be fully performed and (2) the reasonable expenses and charges of the Trustee, its agents and attorneys, all arrears of interest upon all Bonds Outstanding and of all other indebtedness secured hereby (except (i) the principal of any Bonds not then due by their terms, and (ii) interest accrued on such Bonds since the last Interest Payment Date) shall have been paid, or the amount thereof shall have been paid to the Trustee for the benefit of those entitled thereto.

No rescission or annulment and no waiver of Completed Default shall extend to or affect any subsequent Completed Default or impair any right subsequently accruing with respect thereto.

SECTION 14.02. Upon the occurrence of one or more Completed Defaults, the Company, upon demand of the Trustee, forthwith shall surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to take possession of all the mortgaged and pledged property (with the books, papers and accounts of the Company) and to hold, operate and manage the same, and from time to time make all necessary repairs, and such alterations, additions and improvements as the Trustee shall deem appropriate, and to receive the rents, income, issues and profits thereof, and out of the same to pay all proper costs and expenses of so taking, holding, operating and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee under the Indenture, and any taxes and assessments and other charges prior to the Lien of the Indenture, which the Trustee may deem it appropriate to pay, and all expenses of all such repairs, alterations, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, as follows:

(a) in case the principal of none of the Bonds shall have become due, to the payment of the interest in default, in chronological order of the Stated Maturity of the installments of such interest, with interest (to the extent permitted by law) on the overdue installments thereof at the same rate that the Bonds themselves bear; such payments to be made ratably to the Persons entitled thereto, without discrimination or preference, and thereafter, to the payment of all Sinking Fund payments then due and payable;

(b) in case the principal of any Bonds shall have become due, by declaration or otherwise, first to the payment of interest in default, in chronological order of the Stated Maturity of the installments of such interest, with interest (to the extent permitted by law) on the overdue installments of interest at the same rate that the Bonds themselves bear, and thereafter to the payment of the principal of all Bonds then due, such payments to be made ratably to the persons entitled thereto without discrimination or preference.

Whenever all that is due upon such installments of interest, and the principal of such Bonds and under any of the terms of the Indenture shall have been paid and all defaults made good, the Trustee shall surrender possession to the Company, its successors or assigns; but with the same right of entry to exist upon any subsequent default.

SECTION 14.03. Upon the occurrence of one or more Completed Defaults: (a) it shall be lawful for the Trustee by such officer or agent as it may appoint, with or without entry (i) to sell all property subject to the Lien Hereof as an entirety, or in such parcels as the Holders of a majority in principal amount of the Bonds Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient place in Milwaukee, Wisconsin, or such other place as may be required by law, or by order of court (having first given notice of such sale by publication at least once on any day in each of not less than four successive calendar weeks immediately preceding the date fixed for any such sale in at least one daily newspaper of general circulation printed in the English language, published in Milwaukee, Wisconsin, and in at least one daily newspaper of general circulation printed in the English language, published in the City and State of New York, and any other notice which may be required by law) (ii) to adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale to make and deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same, which sale shall be a perpetual bar, both at law and in equity, against the Company, and all Persons lawfully claiming or who may claim by, through or under it and (b) the Trustee and its successors are irrevocably appointed the true and lawful attorney or attorneys of the Company, in its name and stead, for the purpose of effectuating any such sale to execute and deliver all necessary deeds, bills of sale, assignments and transfers, and to substitute one or more Persons with like power, the Company hereby ratifying and confirming all that the Trustee’s attorney or attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper conveyances, assignments, instruments of transfer and releases as may be designated in any such request.

SECTION 14.04. In the event of a Completed Default, the Trustee shall have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the Bondholders. In case of a Completed Default, the Trustee may after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the Bonds then Outstanding and to foreclose the Indenture and to sell the property subject to the Lien of the Indenture under the judgment or decree of a court of competent jurisdiction; and it shall be obligatory upon the Trustee to take action, either by such proceedings or by the exercise of its powers with respect to entry or sale, upon being requested to do so by the Holders of a majority in principal amount of the Bonds then Outstanding and upon being indemnified as hereinafter provided.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Bonds or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal of, premium, if any and interest owing and unpaid in respect of the Bonds Outstanding and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 17.07.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan or reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

No remedy by the terms of the Indenture conferred upon or reserved for the Trustee or for the Bondholders, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any Completed Default shall impair any such right or power or shall be construed to be a waiver of any such Completed Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as expedient.

SECTION 14.05. Anything in the Indenture to the contrary notwithstanding, the Holders of a majority in principal amount of the Bonds then Outstanding, at any time, by a written instrument, executed and delivered to the Trustee, may reasonably direct the method and place of conducting all proceedings to be taken for any sale of the property subject to the Lien of the Indenture, or for the foreclosure of the Indenture, or for the appointment of a receiver or for the taking of any action authorized hereby or refraining therefrom; provided that such direction shall not be contrary to the provisions of law or of the Indenture.

SECTION 14.06. In case of a Completed Default and upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders, the Trustee shall be to the extent permitted by law, entitled as a matter of right to the appointment of a receiver or receivers of the property subject to the Lien of the Indenture, and of the income, rents, issues and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

SECTION 14.07. Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of the Indenture, the principal of all Bonds then Outstanding, if not previously due, shall immediately be due and payable.

SECTION 14.08. Upon any sale made under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of the Indenture, any Bondholder or Bondholders, or the Trustee, may bid for and purchase the property subject to the Lien of the Indenture and upon compliance with the terms of sale may hold, retain, possess and dispose of such property without further accountability. To the extent permitted by law, any purchaser at any such sale may deliver any of the Bonds Outstanding in lieu of cash in a principal amount equal to the cash payable upon the distribution of the net proceeds from such sale. Said Bonds, in case the amounts so available for payment to the Holders thereof shall be less than the amount due upon the Bonds, shall be returned to the Holders thereof after being properly stamped to show partial payment of the Bonds.

SECTION 14.09. Upon any sale made under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of the Indenture, a receipt from the Trustee or the officer making such sale shall be a sufficient discharge to the purchaser for his purchase money. Such purchaser, his assigns or personal representatives, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, shall not be obliged to see to the application of such purchase money, or be in any way be answerable for any loss, misapplication or nonapplication thereof.

SECTION 14.10. Any sale made under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of the Indenture, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, of, in and to the property so sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all Persons claiming or who may claim the property sold or any part thereof, from, through or under the Company, its successors or assigns. The purchaser of the Company’s interest in properties owned jointly or in common with others shall have the same right and status as possessed by the Company prior to any such sale, but only to the extent permitted by law and subject to the provisions of any such judgment or decree.

SECTION 14.11. The proceeds of any sale made under the power of sale hereby given, or under judgment or decree in any judicial proceeding for the foreclosure or otherwise for the enforcement of the Indenture, together with any other amounts of cash which may then be held by the Trustee, as part of the mortgaged and pledged property, and which by any other provision hereof are to be added to or treated as a part of the proceeds of sale, shall be applied in the following order:

First. To the payment of all taxes, assessments or Prior Liens, except those taxes, assessments or Prior Liens subject to which such sales shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to the Trustee, its agents and attorneys, and of all other sums payable to the Trustee as compensation for other services hereunder and by reason of any expenses or liabilities incurred or advances made in connection with the management or administration of the trusts hereby created;

Second. To the payment in full of the amounts then due and unpaid for principal and interest upon the Bonds then Outstanding; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, with interest on the overdue principal and interest (to the extent permitted by law) at the rates that the Bonds themselves bear, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest;

Third. To the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

SECTION 14.12. In case of a Completed Default, neither the Company nor any one claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the property subject to the Lien of the Indenture may be situated, in order to prevent or hinder the enforcement or foreclosure of the Indenture, or the absolute sale of the mortgaged and pledged property, or any part thereof, or the possession thereof by any purchaser, at any sale under this Article XIV, but the Company, for itself and all who may claim through or under it, hereby waives (to the extent it may lawfully do so) the benefit of all such laws. The Company, to the extent it may lawfully do so, for itself and all who may claim through or under it, hereby waives any and all right to have the mortgaged and pledged property marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose the Indenture may sell the mortgaged and pledged property subject to the Lien Hereof as an entirety.

SECTION 14.13. The Company covenants that if default shall be made in the payment of the principal of or interest on any of the Bonds when the same shall become payable,

whether at the Stated Maturity or by declaration as authorized by the Indenture, or in case of a sale as provided in Sections 14.03, 14.04 or 14.07, or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Bonds so due and payable the whole amount due and payable on all such Bonds for principal and interest, with interest upon the overdue principal and interest. If the Company shall fail to pay the same promptly upon such demand, the Trustee in its own name and as trustee of an express trust shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid.

The Trustee shall be entitled to sue for and recover judgment as aforesaid, either before, after or during the pendency of any proceedings for the enforcement of the Lien of the Indenture, or otherwise for the enforcement of any of its rights, or the rights of the Bondholders. In case of a sale of any of the property subject to the Lien of the Indenture, and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all the Bonds then Outstanding, for the benefit of the Holders thereof, and the Trustee shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the property subject to the Lien of the Indenture or upon any other property shall affect, in any manner or to any extent, the Lien of the Indenture upon the mortgaged and pledged property, or any rights, powers or remedies of the Trustee, or any lien, rights, powers or remedies of the Holders of the said Bonds, but such lien, rights, powers and remedies of the Trustee and of the Bondholders shall continue unimpaired.

Any moneys collected or received by the Trustee under this Section 14.13, shall be applied by it first, to the payment of its expenses, disbursements and compensation and the expenses, disbursements and compensation of its agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such Bonds, with respect to which such moneys shall have been collected, ratably and without preference or priority of any kind, according to the amounts due and payable upon such Bonds at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and upon notation of such payment thereon, if partly paid, and upon surrender thereof, if fully paid.

SECTION 14.14. All rights of action in favor of the Trustee, in respect of the Bonds or otherwise, may be enforced by the Trustee without the possession of any of the Bonds or the production thereof at any trial or other proceedings relative thereto. Any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be for the equal benefit of the Holders of the Bonds.

SECTION 14.15. (a) No Holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of the Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (i) such Holder shall have previously given to the Trustee written notice of the existence of a Completed Default as herein provided; (ii) the Holders of 25% in principal amount of the Bonds then Outstanding also shall have made written request to the Trustee and shall have afforded it reasonable opportunity to proceed to exercise the powers herein granted or to institute such action, suit or proceeding in its own name; and (iii) the Trustee shall have been offered adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, provided that such liabilities do not arise as the result of the Trustee’s negligence or bad faith. No Bondholder shall be entitled to institute any such suit if and to the extent that the institution or prosecution of such suit or the entry of judgment therein would result, under applicable law, in the surrender, impairment, waiver or loss of the Lien of the Indenture upon the mortgaged and pledged property, or any part thereof, as security for Bonds held by any other Bondholder.

(b) In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the court may in its discretion require any litigant party in such suit to file an undertaking to pay the costs of such suit and the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided that the provisions of this subdivision (b) shall not apply to: (i) any suit instituted by the Trustee, (ii) any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than 10% in principal amount of the Bonds Outstanding, or (iii) any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond, on or after the respective due dates expressed in such Bond.

(c) Nothing contained in the Indenture shall affect or impair the absolute and unconditional obligation of the Company to pay the principal of and interest on the Bonds in accordance with the terms thereof, to the respective Holders thereof (whether by lapse of time or call for redemption), nor affect or impair the right of action of each such Holder to enforce such payment.

SECTION 14.16. The Company may, if permitted by law, waive any period of grace provided for in this Article XIV.

SECTION 14.17. In case the Trustee shall have proceeded to enforce any right under the Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the property subject to the Lien of the Indenture, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

SECTION 14.18. All rights, remedies and powers provided for in this Article XIV may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article XIV are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render the Indenture invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

ARTICLE XV.

EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS.

SECTION 15.01. Whenever the Holders of a specified percentage in aggregate principal amount of Bonds are entitled to take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced: (a) by any instrument or any number of substantially concurrent instruments of similar tenor executed by the Holders in person or by agent or proxy, appointed in writing; (b) by the record of the Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article XII; or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Holders.

SECTION 15.02. Subject to the provisions of Sections 17.01 and 12.05, the fact and date of the execution of any instrument by a Holder of Bonds or his agent or proxy may be proved by the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded within the United States of America or territories, commonwealths, or possessions thereof that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, provided that the Trustee may require such additional proof as it shall deem reasonable. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit also shall constitute sufficient proof of the authority of the Person executing the same. Subject to Sections 17.01 and 12.05, the fact and date of the execution of any such instrument and the amount and numbers of Bonds of any series held by the Person so executing such instrument and the amount and numbers of any Bond for such series also may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The ownership and proof of holding of Registered Bonds shall be proved by the Bond Register or by a certificate of the Bond Registrar. The fact of the holding by any Holder of a Bond of any series, and the identifying number of such Bond and the date of his holding the same, may be proved by the production of such Bond or by a certificate executed by any trust company, bank, banker or recognized securities dealer satisfactory to the Trustee, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Bond of such series bearing a specified identifying number was deposited with or exhibited at such trust company, bank, banker or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bonds of one or more series specified therein. The holding by the Person named in any such certificate of any Bonds or any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Bonds shall be produced, or (2) the Bond of such series specified in such certificate shall be produced by some other Person, or (3) the Bond of such series specified in such certificate shall have ceased to be Outstanding. Subject to Section 17.01 and 12.05, the fact and date of the execution of any such instrument and the amount and number of Bonds of any series held by the Person so executing such instrument and the amount and numbers of Bonds for such series also may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The record of a Holders’ meeting shall be proved in the manner provided in Section 12.06.

SECTION 15.03. Prior to presentation for registration of transfer of any Bond, the Company, the Trustee, any Authenticating Agent, any Paying Agent or any Bond Registrar may deem and treat the Holder of any coupon and the Holder of any Bond other than a Registered Bond, and the Person in whose name any Bond shall be registered upon the Bond Register as the absolute owner of such Bond or coupon (whether or not such Bond or coupon shall be overdue) for the purpose of receiving payment of or interest on account thereof and for all other purposes. Neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor the Bond Registrar shall be affected by any notice to the contrary. All such payments made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

SECTION 15.04. At any time prior to, but not after, evidence is provided to the Trustee, pursuant to Section 15.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Bonds specified in the Indenture in connection with any such action, any Holder of a Bond which is included in the Bonds the Holders of which have joined in such action may, by filing a written notice with the Trustee at its office and upon proof of holding as provided in Section 15.02, revoke, such action so far as concerns such Bond. Except as aforesaid in this Section 15.04, any such action taken by the Holder of any Bond pursuant to this Article XV shall be conclusive and binding upon such Holder, upon all future Holders and owners of such Bond and of any Bond issued in exchange or substitution therefor, irrespective of whether any notation is regard thereto is made upon such Bond. Any action taken by the Holder of the percentage in aggregate principal amount of the Bond specified in the Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of the Bonds.

SECTION 15.05. The Company may establish, by Resolution, a record date for purposes of determining the identity of Bondholders entitled to take any action under the Indenture (including the making of any demand or request, the giving of any notice, consent, vote or waiver or the taking of any other action). The record date established by the Company under this Section 15.05 shall not be more than 90 days prior to the meeting or action requiring a determination of Bondholders. If no record date is established by the Company under this Section 15.05, the record date for determining the identity of Bondholders entitled to take any action under the Indenture shall be 15 days prior to the date of mailing of the first notice to Bondholders relating to such meeting or action. A determination of Bondholders entitled to notice of or to vote at a Bondholders’ meeting is effective for any adjournment of the meeting unless the Company, by Resolution, establishes a new record date, which must be done if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE XVI.

EFFECT OF MERGER, CONSOLIDATION, ETC. ON THE LIEN OF THE INDENTURE

SECTION 16.01. Nothing in the Indenture shall prevent any lawful consolidation or merger of the Company with or into any other corporation, or any conveyance, transfer or lease, subject to the Lien of the Indenture, of all or substantially all of the mortgaged and pledged property as an entirety, to any corporation lawfully entitled to acquire or lease and operate the same; provided (and the Company covenants and agrees), that such consolidation, merger, conveyance, transfer or lease shall be only upon terms that fully preserve and in no respect impair the efficiency or security of the Indenture or the Lien Hereof, or any of the rights or powers of the Trustee or the Bondholders; and provided that any such lease shall be made expressly subject to immediate termination by: (i) the Company or the Trustee at any time during the continuance of a Completed Default, and (ii) by the purchaser of the property so leased at any sale thereof, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided, further, that, upon any such consolidation, merger, conveyance, transfer, or lease, the term of which extends beyond the Stated Maturity of any of the Bonds Outstanding, the due and punctual payment of the principal of and interest on all said Bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company, shall be assumed by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all the mortgaged and pledged property as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the Stated Maturity of any of the Bonds Outstanding.

SECTION 16.02. If the Company, pursuant to Section 16.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer (subject to the Lien of the Indenture), all, or substantially all, the mortgaged and pledged property, as an entirety, then the successor corporation, formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid (the “Successor Corporation”), upon executing an indenture with the Trustee, satisfactory to the Trustee, and causing the same to be recorded, whereby such Successor Corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the Bonds, and agree to perform and fulfill all the covenants and conditions of the Indenture binding upon the Company, shall (a) succeed to and be substituted for the Company, with the same effect as if it had been named herein, and in the Bonds as the mortgagor or obligor company, (b) have and may exercise under the Indenture and the Bonds the same powers and rights as the Company, and (without in any way limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such Successor Corporation thereupon may cause to be executed, issued and delivered, either in its own name or in the name of the Company, any or all of such Bonds which shall not theretofore have been executed by the Company and authenticated by the Trustee, and upon the order of such Successor Corporation in lieu of the Company, and subject to the terms, conditions and restrictions prescribed in the Indenture, concerning the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any such Bonds which shall have been previously signed and delivered by the officers of the Company to the Trustee for authentication, and any such Bonds which such Successor Corporation shall thereafter, in accordance with the provisions of the Indenture, cause to be executed and delivered to the Trustee for authentication. All the Bonds so issued shall in all respects have the same legal right and security as the Bonds theretofore issued in accordance with the terms of the Indenture as though all of said Bonds had been authenticated and delivered at the date of the execution hereof; provided that as a condition precedent to the execution by such Successor Corporation and the authentication and delivery by the Trustee of any such additional Bonds in respect of the construction or acquisition by the Successor Corporation of Permanent Additions, the indenture with the Trustee to be executed and caused to be recorded by the Successor Corporation, as provided in this Section 16.02, shall contain a conveyance or transfer and mortgage in terms sufficient to include such Permanent Additions; and provided further that the Lien of the Indenture and of the indenture so created and to be executed by such Successor Corporation shall have similar force, effect and standing as the Lien of the Indenture would have if the Company had not been consolidated with or merged into such other corporation or had not conveyed or transferred, subject to the Indenture, all the mortgaged and pledged property as an entirety, as aforesaid, to such Successor Corporation, and had itself acquired or constructed such Permanent Additions, and requested the authentication and delivery of Bonds under the provisions of the Indenture.

Until a Completed Default shall occur and be continuing and subject to the provisions of Section 17.01, the Trustee may receive an Opinion of Counsel as conclusive evidence that any such indenture complies with the foregoing conditions and provisions of this Section 16.02.

SECTION 16.03. If the Company, pursuant to Section 16.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the Indenture, all or substantially all of the mortgaged and pledged property as an entirety as aforesaid, neither the Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the Successor Corporation as provided in Section 16.02, shall, unless such latter indenture shall otherwise provide (anything in the Indenture contained to the contrary notwithstanding), become or be a lien upon any of the properties or franchises of the Successor Corporation except those acquired by it from the Company, and extensions and additions appurtenant to the property acquired from the Company, and such franchises, repairs and additional property as may be acquired by the Successor Corporation in pursuance of the covenants herein contained to maintain, renew and preserve the franchises covered by the Indenture and to keep and maintain the mortgaged and pledged property in adequate repair, working order and condition.

SECTION 16.04. At any time prior to the exercise of any power reserved by this Article XVI for the Company or a purchasing or Successor Corporation, the Company may surrender any such power by delivery to the Trustee of an instrument in writing executed by its President or a Vice President under its corporate seal attested by its Secretary or an Assistant Secretary, accompanied by the affidavit of its Secretary or an Assistant Secretary, that the execution of such instrument was duly authorized by its Board of Directors. Upon such delivery, the power so surrendered shall cease.

ARTICLE XVII.

THE TRUSTEE.

SECTION 17.01. (a) Except during the continuance of a Completed Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee which conform to the requirements of the Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms as to form to the requirements of the Indenture.

(b) If a Completed Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use, under the circumstances, in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this subdivision (c) shall not be construed to limit the effect of subdivision (a) of this Section 17.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee; and

(4) no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Before taking any action under the Indenture, the Trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default, by reason of any action so taken.

(d) the Trustee shall use reasonable care in the selection or approval of any Engineer, appraiser or other expert, counsel or Accountant required to be selected or approved by the Trustee.

(e) every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 17.01.

SECTION 17.02. Within 90 days after the occurrence of any Default, the Trustee shall transmit notice of such Default, unless such Default shall have been cured or waived, to the Bondholders in the manner and to the extent provided in subdivision (c) of Section 17.18; provided that (except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Bond or in the payment of any Sinking Fund installment), the Trustee shall be protected in withholding such notice if and so long as its board of directors, its executive committee or a trust committee of its board of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders, and provided that in the case of any Default of the character specified in subdivision (d) of Section 14.01, no such notice to Bondholders shall be given until at least 90 days after the occurrence thereof.

SECTION 17.03. Except as otherwise provided in Section 17.01:

(a) the Trustee may rely; and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Resolution;

(c) whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, permitting or omitting any action, the Trustee (unless other evidence be specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, permitted or omitted by the Trustee in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. If the Trustee shall make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) the Trustee shall not be personally liable, in case of entry by it upon the mortgaged and pledged property, for debts contracted or liabilities or damages incurred in the management or operation of the mortgaged and pledged property.

SECTION 17.04. The recitals contained herein and in the Bonds, except the certificate of authentication on the Bonds, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Mortgaged and pledged property or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of the Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of Bonds or the proceeds thereof or of any money paid to the Company upon Company Order.

SECTION 17.05. The Trustee, any Paying Agent, Bond Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 17.08 and 17.13, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Bond Registrar, Authenticating Agent or such other agent.

SECTION 17.06. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent provided herein or requested by the Company or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as provided elsewhere herein and except as otherwise agreed with the Company.

SECTION 17.07. The Company agrees:

(a) to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith;

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

(d) that all such payments and reimbursements shall be made with interest at the rate of six percent per annum, accruing from the date such payments and reimbursements are billed by the Trustee, unless paid by the Company on or before a subsequent due date established by such billing.

As security for the performance of the obligations of the Company under this Section 17.07, the Trustee shall be secured under the Indenture by a lien prior to the Bonds, and for the payment of such compensation, expenses, reimbursements and indemnity the Trustee shall have the right to use and apply any moneys held by it under the Indenture as part of the mortgaged and pledged property.

SECTION 17.08. Certain terms used in this Section 17.08 are defined in subsections (c) and (d).

(a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 17.08,

(1) then, within 90 days after ascertaining that it has such conflicting interest, and if the Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided in this subdivision (a), resign, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 17.10;

(2) if the Trustee shall fail to comply with the provisions of clause (1) of this subdivision (a), the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Bondholders in the manner and to the extent provided in subdivision (c) of Section 17.18; and

(3) subject to the provisions of subdivision (b) of Section 14.15, unless the Trustee’s duty to resign is stayed as provided in this subdivision (a), any Bondholder who has been a bona fide holder of Bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request thereof by such Bondholder to comply with the provisions of clause (1) of this subdivision (a).

(b) For the purposes of this Section 17.08, the Trustee shall be deemed to have a conflicting interest if a Default exists and

(1) the Trustee is trustee under another indenture under which any other securities of the Company, or certificates of interest or participation in any other securities of the Company, are Outstanding or is trustee for more than one Outstanding series of securities, under a single indenture of the Company (unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under the Indenture). There shall be excluded from the operation of this paragraph any indenture or indentures under which (A) other securities of the Company, or (B) certificates of interest or participation in other securities of the Company, are Outstanding, if the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under the Indenture and such other indenture or under more than one Outstanding series under a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series; or

(2) the Trustee or any of its Directors or Executive Officers is an obligor upon the Bonds or an Underwriter for the Company; or

(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an Underwriter for the Company; or

(4) the Trustee or any of its Directors or Executive Officers is a Director, officer, partner, employee, appointee or representative of the Company or of an Underwriter for the Company (other than the Trustee itself) who is currently engaged in the business of underwriting, except that: (A) one individual may be a Director or an Executive Officer, or both, of the Trustee and a Director or an Executive Officer, or both, of the Company but may not be at the same time an Executive Officer of both the Trustee and the Company; (B) if and so long as the number of Directors of the Trustee in office is more than nine, one additional individual may be a Director or an Executive Officer, or both, of the Trustee and a Director of the Company; and (C) the Trustee may be designated by the Company or by any Underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subdivision (b) to act as trustee, whether under an indenture or otherwise; or

(5) 10% or more of the Voting Securities of the Trustee is beneficially owned either by the Company or by any Director, partner, or Executive Officer thereof, or 20% or more of such Voting Securities is beneficially owned, collectively, by any two or more of such Persons; or 10% or more of the Voting Securities of the Trustee is beneficially owned either by an Underwriter for the Company or by any Director, partner or Executive Officer thereof, or is beneficially owned, collectively, by any two or more such Persons; or

(6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default in payment of principal for 30 days or more and such default shall not have been cured, (A) 5% or more of the Voting Securities or 10% or more of any other class of Security of the Company (not including the Bonds and Securities issued under any other indenture under which the Trustee is also trustee) or (B) 10% or more of any class of Security of an Underwriter for the Company; or

(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default in payment of principal for 30 days or more and such default shall not have been cured, 5% or more of the Voting Securities of any Person who, to the knowledge of the Trustee, owns 10% or more of the Voting Securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company; or

(8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default in payment of principal for 30 days or more and such default shall not have been cured, 10% or more of any class of Security or any Person who, to the knowledge of the Trustee, owns 50% or more of the Voting Securities of the Company; or

(9) the Trustee owns, on the date of any Default or any anniversary of such Default while such Default continues, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the Voting Securities, or of any class of Security, of any Person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subdivision (b). As to any such Securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such Securities included in such estate do not exceed 25% of such Voting Securities or 25% of any such class of Securities. Promptly after the dates of any such Default and annually in each succeeding year that such Default continues, the Trustee shall make a check of its holding of such Securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payments in full of the principal of, the premium, if any, or interest on, any of the Bonds when and as the same become due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such Securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such Securities so held by the Trustee, with sole or joint control over such Securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subdivision (b).

(10) except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of subdivision (b) of Section 17.13, the Trustee shall become a creditor of the Company.

For purposes of paragraph (1) of this subdivision (b), the term “series of securities” or “series” means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided that “series of securities” or “series” shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

The specification of percentages in paragraphs (5) through (9) of this subdivision (b), shall not be construed to indicate that ownership of such percentages of the Securities of a Person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subdivision (b).

For the purposes of paragraphs (6), (7), (8) and (9) of this subdivision (b) only, “Security” and “Securities,” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a Person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness. The Trustee shall be deemed not to be the owner or holder of (i) any Security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default in the payment of principal for 30 days or more, or (ii) any Security which it holds as collateral security under the Indenture, irrespective of any Default, or (iii) any Security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

(c) For the purposes of this Section 17.08 only:

(1) “Company” means any obligor upon the Bonds.

(2) “Director” means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

(3) “Executive Officer” means the president, every vice president, every trust officer, the cashier, the secretary, or the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors if not also one of the foregoing officers.

(4) “Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(5) “Trustee” includes any separate or co-trustee appointed under Section 17.14.

(6) Underwriter,” when used with reference to the Company, means every Person who, within one year prior to the time as of which the determination is made, was an underwriter of any security of the Company Outstanding at the time of the determination.

(7) “Voting Security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a Person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a Person.

(d) The percentages of Voting Securities and other securities specified in this Section 17.08 shall be calculated in accordance with the following provisions:

(1) A specified percentage of the Voting Securities of any Person referred to in this Section 17.08 (including the Trustee and the Company) means such amount of the Outstanding Voting Securities of such Person as entitles the holder thereof to cast such specified percentage of the aggregate votes which the holders of all the Outstanding Voting Securities for such Person are entitled to cast in the direction or management of the affairs of such Person.

(2) A specified percentage of a class of securities of a Person means such percentage of the aggregate amount of securities of the class Outstanding.

(3) “Amount,” when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(4) “Outstanding,” means issued and not held by or for the account of the issuer. The following securities shall be deemed not Outstanding within the meaning of this definition:

(A) securities of an issuer held in a sinking fund for securities of the issuer of the same class;

(B) securities of an issuer held in a sinking fund for another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(C) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

(D) securities held in escrow if placed in escrow by the issuer thereof;

provided that any Voting Securities of an issuer shall be deemed Outstanding if any Person other than the issuer is entitled to exercise the voting rights thereof.

(5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder thereof substantially the same rights and privileges; provided that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences only in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series as different classes and provided that, in the case of unsecured evidences of indebtedness, differences in the interest rates of maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

(e) Except in the case of a default in the payment of the principal of or interest on any Bonds, or in the payment of any Sinking Fund or similar fund, the Trustee shall not be required to resign as provided by this Section 17.08 if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (1) the Default may be cured or waived during a reasonable period and under the procedures described in such applications, and (2) a stay of the Trustee’s duty to resign will not be inconsistent with the interests of Holders of the Bonds. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

SECTION 17.09. There shall be at all times a Trustee which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof or a corporation or other Person permitted to act as Trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000, and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section 17.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

No obligor under the Bonds or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 17.09, it shall resign immediately in the manner and with the effect specified in this Article XVII.

SECTION 17.10. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee under Section 17.11.

(b) The Trustee may resign at any time by giving written notice to the Company. If an executed instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by the Holders of a majority in principal amount of the Outstanding Bonds.

(d) If at any time:

(1) the Trustee, after this Indenture has been qualified under the Trust Indenture Act, shall fail to comply with subdivision (a) of Section 17.08 after written request therefor by the Company or by any Bondholder who has been a bona fide Holder of a Bond for at least six months; or

(2) the Trustee shall cease to be eligible pursuant to Section 17.09 and shall fail to resign after written request therefor by the Company or by any such Bondholder; or

(3)(A) the Trustee shall become incapable of acting; or (B) the Trustee shall be adjudged a bankrupt or insolvent; or (C) a receiver for the Trustee or of its property shall be appointed; or (D) any public offer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, (i) the Company by Resolution may remove the Trustee, or (ii) subject to subdivision (b) of Section 14.15, any Bondholder who has been a bona fide Holder of a Bond for at least six months may (on behalf of himself and all others similarly situated), petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by Resolution, shall promptly appoint a successor Trustee. If all or substantially all of the mortgaged and pledged property shall be in the possession of a lawfully appointed receiver or trustee, such receiver or Trustee, by written instrument, may similarly appoint a successor Trustee to fill such vacancy until a new Trustee shall be so appointed by the Bondholders. If, within one year after such resignation, removal, incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the Outstanding Bonds, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or by such receiver or trustee. If no successor Trustee shall have been so appointed by the Company or the Bondholders and accepted appointment as hereinafter provided, then, subject to subdivision (b) of Section 14.15, any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by first-class mail, postage prepaid, to the Bondholders as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

SECTION 17.11. Every successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee shall become effective. Such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estate, properties, rights, powers, trusts and duties of the retiring Trustee. On request of the Company or the successor Trustee, such retiring Trustee shall, upon payment by the Company to the retiring Trustee for its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held hereunder by such retiring Trustee, subject nevertheless to the Trustee’s lien, if any, provided for in Section 17.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article XVII.

SECTION 17.12. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, provided that such corporation shall be otherwise qualified and eligible under this Article XVII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

If any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor to such authenticating Trustee (by merger, conversion or consolidation) may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had authenticated such Bonds.

SECTION 17.13. Certain terms used in this Section 17.13 are defined in subdivision (c) of this Section 17.13.

(a) Subject to subdivision (b) of this Section 17.13, if the Trustee shall be or shall become a secured or unsecured creditor of the Company (either directly or indirectly) within three months prior to a Payment Default, or subsequent to such a Payment Default, then, unless and until such Payment Default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Bondholders and the holders of Other Indenture Securities:

(1) an amount equal to any and all reductions in the amount due and owing upon any claim of the Trustee as such creditor in respect to principal or interest, effected after the beginning of such three month period and valid against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subdivision (a), or from the exercise of any right of setoff which the Trustee could have exercised if a petition in bankruptcy has been filed by or against the Company upon the date of such Payment Default; and

(2) all property received by the Trustee in respect to any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing contained herein shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereof, (ii) the proceeds from the bona fide sale of any such claim by the Trustee to a third Person and (iii) distributions made in cash, securities or other property in respect to claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law; or

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three month period; or

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a Payment Default would occur within three months; or

(D) to receive payment on any claim referred to in the foregoing subparagraph (B) or (C), against the release of any property held as security for such claim as provided in the foregoing subparagraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of the foregoing subparagraphs (B), (C) and (D), property substituted after the beginning of such three month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released and, to the extent that any claim referred to in any of such subparagraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account for the funds and property held in such special account and the proceeds thereof, they shall be apportioned between the Trustee, the Bondholders and the holders of Other Indenture Securities in such manner that the Trustee, Bondholders and holders of such Other Indenture Securities realize, as a result of payments from such special account and payments of “dividends” (as defined below) on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, Bondholders and holders of Other Indenture Securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, but after crediting thereon receipt on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (A) to apportion between the Trustee, Bondholders and holders of Other Indenture Securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (B) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, Bondholders and holders of Other Indenture Securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a special allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three month period shall be subject to the provisions of this subdivision (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three month period, it shall be subject to the provisions of this subdivision (a) if and only if the following conditions exist:

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account if such Trustee had continued as Trustee, occurred after the beginning of such three month period; and

(ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b) There shall be excluded from the operation of subdivision (a) of this Section 17.13 a creditor relationship arising from:

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee; or

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by the Indenture, for the purpose of preserving any property which shall at any time be subject to the Lien Hereof, or of discharging tax liens, or other Prior Liens or encumbrances on the mortgaged and pledged property, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in paragraph (2) of subdivision (a) of Section 17.18 or paragraph (2) of subdivision (b) of Section 17.18; or

(3) disbursements made in the ordinary course of business in the capacity of trustee under the Indenture or another Indenture or as transfer agent, registrar, custodian, paying agent, fiscal agent, depositary or other similar capacity; or

(4) an indebtedness created as a result of services rendered or premises rented, or an indebtedness created as a result of goods or securities sold in a Cash Transaction; or

(5) the ownership of stock or of the other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of Self-liquidating Paper.

(c) For purposes of this Section 17.13 only:

(1) “Cash Transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(2) “Company” means any obligor under the Bonds.

(3) “Other Indenture Securities” means securities, upon which the Company is an obligor, outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of this Section 17.13 and (C) under which a Payment Default exists at the time of the apportionment of the funds and property held in such special account.

(4) “Payment Default” means any failure to make payment in full of the principal of or interest on any of the Bonds or upon the Other Indenture Securities when and as such principal or interest becomes due and payable.

(5) “Self-liquidating Paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(6) “Trustee” includes any separate or co-trustee appointed under Section 17.14.

SECTION 17.14. For the purpose of meeting the legal requirements of any jurisdiction in which any of the mortgaged and pledged property may at the time be located, the Company and the Trustee shall have power to appoint and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Bonds Outstanding, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act jointly with the Trustee as co-trustee of all or any part of the mortgaged and pledged property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 17.14. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if a Completed Default has occurred and is continuing, the Trustee alone shall have power to make such appointment

Should any written instrument from the Company be required by any such co-trustee or separate trustee for more fully confirming to such co-trustee or separate trustee such property, title, right or power, then on request, it shall be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) The Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations under the Indenture in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee, shall be exercised by the Trustee.

(b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) The Trustee at any time by a written instrument executed by it, and with the concurrence of the Company evidenced by a Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 17.14. If a Completed Default has occurred and is continuing, the Trustee, by a written instrument executed by it, shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effect any such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 17.14.

(d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee.

(e) Any act of Bondholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 17.15. The Trustee shall, upon receipt of a Company Request, promptly appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds of each series designated for such authentication by the Company and such appointment shall contain provisions for such authentication in connection with transfers and exchanges under Sections 2.11, 2.12, 2.17, 10.02 and 16.02 or otherwise, as though the Authenticating Agent had been expressly authorized by those Sections or otherwise to authenticate and deliver Bonds of such series. For all purposes of the Indenture, the authentication and delivery of Bonds by the Authenticating Agent pursuant to this Section 17.15 shall be deemed to be the authentication and delivery of Bonds by the Trustee. Such Authenticating Agent shall at all times be a corporate bank or trust company organized and doing business under the laws of the United States or of any of its states, have a combined capital and surplus of at least $5,000,000, be authorized under such laws to exercise corporate trust powers and be subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 17.15, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent, if such successor corporation is otherwise eligible under this Section 17.15, without the execution or filing of any paper or further act on the part of the parties hereto, the Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time and, upon Company Request, shall terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 17.15, the Trustee, unless otherwise requested in writing by the Company, shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Bondholders of the applicable series as the names and addresses of such Bondholders appear on the Bond Register.

The Trustee agrees to pay reasonable compensation to any Authenticating Agent for its services and the Trustee shall be entitled to be reimbursed by the Company for such payments, subject to Section 17.07. The provisions of Sections 15.03, 17.04 and 17.05 shall be applicable to any Authenticating Agent.

SECTION 17.16. Except as herein otherwise provided, any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given and served, by being deposited, postage prepaid, in a post office letter box, addressed (until another address is filed by the Company with the Trustee) as follows: to Northern States Power Company, 100 North Barstow Street, Eau Claire, Wisconsin 54702, Attention: Secretary or to the most recent address which shall have been filed by the Company with the Trustee.

The Trustee shall promptly notify the Company in writing of any change of address of the Trustee’s principal corporate trust office. Upon receipt of such notice, the Company shall give written notice of each change of address by first-class mail, postage prepaid, to the Bondholders as their names and addresses appear in the Bond Register.

SECTION 17.17. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Bondholders furnished to it as provided in Section 8.17 or received by it in the capacity of Paying Agent or Bond Registrar or filed with it by Bondholders pursuant to paragraph (2) of subdivision (c) of Section 17.18; provided that the Trustee may; (1) destroy any statement furnished to it as provided in Section 8.17, upon receipt of a new statement so furnished to it in substitution therefor, (2) destroy any information received by it as Paying Agent upon delivery to itself as Trustee, not earlier than 45 days after an Interest Payment Date, of a statement containing the names and addresses of the Bondholders obtained from such information since the delivery of the next previous statement, if any, (3) destroy any statement delivered to itself as Trustee which was compiled from information received by it as Paying Agent upon the receipt of a new statement so delivered and (4) destroy any information received by it from any Bondholder pursuant to paragraph (2) of subdivision (c) of Section 17.18, but not until two years after receipt by the Trustee of such information.

(b) In case three or more Bondholders (hereinafter in this Section 17.17 referred to as “Applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Bond for at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with the other Bondholders with respect to their rights under the Indenture or under the Bonds, and each such application is accompanied by a copy of the form of proxy or other communication which such Applicants proposed to transmit, then the Trustee shall, within five business days after the receipt of such application at its election, either:

(1) afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision (a) of this Section 17.17; or

(2) inform such Applicants with the approximate number of Bondholders whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (a), of this Section 17.17, and the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each Bondholder whose name and address appears in the information, preserved at the time by the Trustee in accordance with the provisions of subdivision (a) of this Section 17.17, copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the materials to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such Applicants, and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Bondholders, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statements so filed, the Commission may, and if demanded by the Trustee or such Applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Commission, after opportunity for a hearing upon objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligations or duty respecting such application.

(c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under subsection (b) of this Section 17.17.

SECTION 17.18. (a) Within 60 days after each May 15, the Trustee shall transmit to the Bondholders (as specified in subdivision (c) of this Section 17.18) a brief report, dated not more than 60 days prior to such transmission, with respect to any of the following events which have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(1) any change to the eligibility and the qualifications of the Trustee under Sections 17.08 and 17.09;

(2) the creation of or any material change to a relationship specified in subdivision (b) of Section 17.08;

(3) the character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee in its capacity as Trustee which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on the mortgaged and pledged property (including property or funds held or collected by it as Trustee) if such remaining unpaid advances aggregate more than 1/2% of the principal amount of the Bonds Outstanding on the date of the report;

(4) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Company to the Trustee in its individual capacity on the date of the report, with a brief description of any property held as collateral security therefor, but excluding any indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subdivision (b) of Section 17.13;

(5) any change to the property and funds physically in the possession of the Trustee, in its capacity as Trustee, on the date of such report;

(6) any release, or release and substitutions, of property subject to the Lien of the Indenture (and the consideration therefor, if any) which the Trustee has not previously reported; except that if the aggregate value of such property released from the Lien of the Indenture as shown by the documents delivered to the Trustee in connection with the release or release and substitution does not exceed an amount equal to 1% of the principal amount of the Bonds then Outstanding, the report need indicate only the number of such releases, the total value of property released as shown by said documents, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by said documents;

(7) any additional issue of Bonds which the Trustee had not reported previously; and

(8) any action taken by the Trustee in the performance of its duties under the Indenture which it has not previously reported and which in its opinion materially affects the Bonds or the mortgaged and pledged property; except for action related to a Default, notice of which has been or is to be withheld by the Trustee in accordance with the provisions of Section 17.02.

For purposes of this subdivision (a), the term “Company” means any obligor under the Bonds.

(b) The Trustee shall transmit to the Bondholders as hereinafter provided, a brief report with respect to:

(1) any release, or release and substitution, of property subject to the Lien Hereof (and the consideration therefor, if any) unless the Fair Value of such property, as set forth in the Engineer’s Certificate or Independent Engineer’s Certificate delivered pursuant to the requirements of Section 11.03, is less than 10% of the principal amount of Bonds Outstanding as stated in said Engineer’s Certificate, at the time of such release or such release and substitution; such report to be transmitted within 90 days after such release or such release and substitution, except that this paragraph (1) shall not require transmission of a separate report with respect to any transaction which shall be reported, within 90 days after its consummation, pursuant to subdivision (a) of this Section 17.18; and

(2) the character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee since the date of the last report transmitted pursuant to the provisions of subdivision (a) of this Section 17.18 (or if no such report has yet been so transmitted, since the date of execution of the Indenture), for the reimbursement of which the Trustee claims or may claim a lien or charge, prior to that of the Bonds on the mortgaged and pledged property (including property or funds held or collected by it as Trustee), and which it has not previously reported pursuant to this paragraph (2), if such advances remaining unpaid, at any time, aggregate more than 10% of the principal amount of Bonds Outstanding at such time. Such report shall be transmitted within 90 days after such time.

(c) Reports, pursuant to this Section 17.18, shall be transmitted by mail:

(1) to all Bondholders, as their names and addresses appear in the Bond Register;

(2) to all Holders of Bonds that have, within two years preceding such transmission, filed their names and addresses with the Trustee for the purpose of receiving such reports; and

(3) except in the case of reports pursuant to subdivision (b) of this Section 17.18, to each Bondholder whose name and address are preserved at the time by the Trustee, as provided in subdivision (a) of Section 17.17.

(d) A copy of each report transmitted to Bondholders under the requirements of subdivision (a) or (b) of this Section 17.18, at the time of such transmission, shall be filed with each stock exchange upon which the Bonds are then listed and with the Commission.

SECTION 17.19. Upon submission of any Application by the Company for the payment of any moneys held by the Trustee, or for the execution by the Trustee of any release, or upon any other Application submitted by the Company to the Trustee, or at any reasonable time, the Trustee, or its agent or attorneys shall be entitled to examine the books, records and premises of the Company.

Unless satisfied, with or without such examination, of the truth and accuracy of the matters stated in any Resolution, certificate, statement, opinion, report or order required to be delivered to the Trustee as a condition precedent to the granting of any Application, it shall be under no obligation to grant such Application.

The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand, with interest at the rate of six percent per annum, accruing from the date such expenses are billed by the Trustee unless paid by the Company or before a subsequent due date established by such billing. Until such repayment, the Trustee shall have the benefit of the Lien Hereof in priority to the Bonds.

SECTION 17.20. The Trustee is authorized to deposit, subject to recall, in trust for payment of the principal of, premium, if any, and interest on any Bonds, with any Paying Agent appointed by the Company for that purpose in accordance with the provisions of the Indenture (provided that such Paying Agent shall be a corporation that is engaged in the business of banking or exercising corporate trust powers, shall have a capital and surplus of not less than $5,000,000, and shall be subject to supervision or examination by federal, state, or District of Columbia authorities) such part of any moneys furnished to the Trustee for the purpose as shall, in the opinion of the Trustee, be necessary or desirable to provide for the payment by any such Paying Agent of the principal of, premium, if any, or interest on any of the Bonds. The Trustee, subject to Section 17.01, shall be relieved of responsibility for the safety and application of such moneys while in the possession of the Paying Agent. In the event that part of such moneys is recalled by the Trustee, it shall thereafter be held by the Trustee in trust as in the Indenture provided. Pursuant to an agreement between the Company and Trustee, the Trustee may credit to the Company interest upon any such funds held by or deposited with the Trustee.

SECTION 17.21. Any notice, request or other writing, by or on behalf of the Bondholders, delivered solely to the Trustee shall be deemed to have been delivered to all of the then trustees as if delivered to each of them. Every instrument appointing any trustee or trustees, other than a successor to the Trustee, shall refer to the Indenture and the conditions expressed in this Section 17.21. Upon acceptance in writing by such trustee or trustees, he, they or it shall be vested with the rights, powers, estates or property specified in such instrument, either jointly with the Trustee or separately, as may be provided therein, subject to all the trusts, conditions and provisions of the Indenture. Every such instrument shall be filed with the Trustee in the trust. Any separate trustee or trustees or any co-trustee or co-trustees may at any time by an instrument in writing appoint the Trustee, his, their or its agent, or attorney-in-fact, with full power and authority, to the extent which may be authorized by law, to do all acts and things and exercise all discretion authorized or permitted by him, them or it, for and on behalf of him, them or it, and in his, their or its name. Any co-trustee may, as to the execution of releases or as to any action hereunder, whether discretionary or otherwise, act by attorney-in-fact.

SECTION 17.22. In case of any receivership, insolvency, bankruptcy, or other judicial proceedings affecting the Company, its creditors, its property or any other obligor on the Bonds, the Trustee shall be entitled to take the actions described in Section 14.04, without prejudice, however, to the right of any Bondholder to file a claim on his own behalf.

SECTION 17.23. Whenever it is provided in the Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of Bondholders, the Trustee in taking such action shall have full power to give any and all notices and to do any and all acts necessary and incidental to such action.

SECTION 17.24. The Trustee shall execute a written instrument to confirm the existence of a specific Permitted Encumbrance, upon receipt by the Trustee of: (i) a Resolution requesting such written instrument and expressing any required opinions, (ii) an Officer’s Certificate stating that no Default has occurred and is continuing, specifying the particular paragraph of the definition of Permitted Encumbrances pursuant to which such written instrument is being requested and stating that the requirements of such paragraph have been satisfied; and (iii) an Opinion of Counsel stating that the subject of the Company’s request constitutes a Permitted Encumbrance as described by such paragraph and that the execution by the Trustee of such written instrument is appropriate to confirm the existence of such Permitted Encumbrance.

ARTICLE XVIII.

DEFEASANCE.

SECTION 18.01. Whenever the following conditions shall exist, namely:

(a) all Bonds theretofore authenticated and delivered have been cancelled by the Trustee or delivered to the Trustee for cancellation, excluding:

(1) Bonds for the payment of which money has been previously deposited in trust with the Trustee or a Paying Agent or segregated and held in trust by the Company, and thereafter such money was repaid to the Company or discharged from such trust as provided in Section 21.03,

(2) Bonds alleged to have been destroyed, lost or stolen which have been replaced as provided in Section 2.15, and

(3) Bonds, other than those referred to in the foregoing clauses (1) and (2), for whose payment or redemption (under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company) the Company has deposited or caused to be deposited with the Trustee in trust for the purpose any combination:

(i) of cash and

(ii) of Government Obligations (which shall not contain provisions permitting the redemption thereof at the option of the issuer), maturing as to principal and interest (without any regard to the reinvestment thereof) in such amounts and at such times as will assure the availability of cash that is necessary to pay and discharge the entire indebtedness of such Bonds for principal, premium, if any, and interest to the date of maturity thereof in the case of Bonds which have become due and payable or to the Stated Maturity or Redemption Date thereof, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each of which shall state that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with; then, upon Company Request authorized by a Resolution, the Indenture and the Lien Hereof, rights and interests created hereby shall cease and become null and void (except as to any surviving rights of conversion, transfer or exchange of Bonds herein or therein provided for) and the Trustee and each co-trustee and separate trustee, if any, then acting as such, and at the expense of the Company, shall execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to the Company all cash, securities and other personal property then held by it as part of the mortgaged and pledged property.

In the absence of a Company Request authorized by a Resolution as aforesaid, the payment of all Outstanding Bonds shall not render the Indenture inoperative or prevent the Company from issuing Bonds thereafter as herein provided.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 17.07 shall survive.

SECTION 18.02. Moneys deposited with the Trustee, pursuant to Section 18.01, shall not be a part of the mortgaged and pledged property but shall constitute a separate trust fund for the benefit of the Persons entitled thereto. Subject to the provisions of Section 21.03, such moneys shall be applied by the Trustee for payment (either directly or through any Paying Agent, including the Company acting as its own Paying Agent, as the Trustee may determine) to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such moneys have been deposited with the Trustee.

ARTICLE XIX.

SUPPLEMENTAL TRUST INDENTURES; MODIFICATION OF INDENTURE.

SECTION 19.01. Without the consent of the Holders of any Bonds, the Company, when authorized by a Resolution, and the Trustee may enter into one or more Supplemental Trust Indentures, in form satisfactory to the Trustee, for any of the following purposes:

(a) to correct or amplify the description of any property at any time subject to the Lien of the Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of the Indenture, or to subject to the Lien of the Indenture, additional property; or

(b) to close the Indenture against the issuance of additional Bonds or to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Bonds or of any series of Bonds, as set forth herein, or to add additional conditions, limitations and restriction to be observed thereafter; or

(c) to create any series of Bonds and make such other provisions as provided in Section 2.01 and 2.02; or

(d) to modify or eliminate any of the terms of the Indenture; provided that:

(1) such Supplemental Trust Indenture shall expressly provide that any such modifications or eliminations shall become effective only when there is no Bond Outstanding of any series created prior to the execution of such Supplemental Trust Indenture or when such modification or elimination are approved in accordance with Section 19.02; and

(2) the Trustee may, in its discretion, decline to enter into any such Supplemental Trust Indenture which, in its opinion, may not afford adequate protection to the Trustee when the same becomes operative; or

(e) to evidence the succession of another corporation to the Company pursuant to Article XVI and the assumption by any such Successor Corporation of the Company’s covenants contained herein and in the Bonds; or

(f) to add to the covenants of the Company for the benefit of the Holders of all or any series of Bonds or to surrender any right or power herein conferred upon the Company; or

(g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under the Indenture, which shall not be inconsistent with the provisions of the Indenture, provided that such action shall not have a material adverse impact on the security afforded by the Indenture; or

(h) to provide for alternative methods or forms for evidencing and recording the ownership of Bonds and matters related thereto; or

(i) to modify, eliminate or add to the provisions of the Indenture:

(1) to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted, or

(2) to conform with any amendments to the Trust Indenture Act enacted after the Date Hereof which, in the Opinion of Counsel would permit the provisions of the Indenture to be less restrictive or which would offer the Company greater flexibility or to add to the Indenture (A) such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the Date Hereof or (B) any corresponding provision in any similar federal statute hereafter enacted; or

(j) to provide for the issuance of coupon Bonds and to permit the exchange of Bonds from fully registered form to coupon form and vice versa; or

(k) to provide the terms and conditions of the exchange or conversion, at the option of the Holders of the Bonds of any series, of the Bonds of such series for or into Bonds of other series or stock or other securities of the Company or any other corporation; or

(l) to reflect changes in generally accepted accounting principles; or

(m) to provide for the joining of an individual trustee in order to comply with any legal requirements respecting trustees under mortgages or deeds of trust of property in any state in which the mortgaged and pledged property is or may be situated in the future.

SECTION 19.02. With consent of the Holders of not less than 66-2/3% (70% prior to the retirement through payment or redemption of the Bonds of each series created and issued prior to June 1, 1986, including such Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the Original Indenture) in principal amount of the Bonds Outstanding (determined as provided in Article XV) which are affected by such Supplemental Trust Indenture, the Company, when authorized by a Resolution, and the Trustee may enter into a Supplemental Trust Indenture for the purpose of (i) adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, (ii) modifying in any manner the rights of the Holders of the Bonds under the Indenture, or (iii) before any sale of the mortgaged and pledged property has been made under Article XIV or any judgment or decree for payment of money due has been obtained by the Trustee under Article XIV, waiving any Completed Default and its consequences; provided that without the consent of the Holder of each Outstanding Bond affected thereby, no such Supplemental Trust Indenture shall:

(a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, any Bond, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for (1) any Supplemental Trust Indenture, or (2) any waiver provided for in the Indenture of compliance with certain provisions of the Indenture or certain Completed Defaults hereunder and their consequences; or

(c) modify any of the provisions of this Section 19.02 except to increase any percentage provided thereby or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Bond affected thereby; or

(d) modify, in the case of the Bonds of any series convertible into other securities, any of the provisions of the Indenture in such manner as to affect the conversion rights of the Holders of such Bonds; or

(e) (1) prior to the payment or redemption of the Original Indenture Bonds (including those Original Indenture Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the Original Indenture), permit the creation or existence of any Prior Lien with respect to the mortgaged and pledged property or deprive any non-assenting Bondholder of the Lien of the Indenture upon the mortgaged and pledged property for the security of his Bonds; and (2) after the payment or redemption of the Original Indenture Bonds (including those Original Indenture Bonds “deemed to be paid” within the meaning of that term as used in Article XVIII of the Original Indenture), permit the creation or existence of any Prior Lien with respect to more than 50% of the sum of (i) Depreciable Property and (ii) Land after giving effect to the creation of such Prior Lien and the acquisition by the Company of the property subject to such Prior Lien, or terminate the Lien of the Indenture on more than 50% of the sum of (i) Depreciable Property and (ii) Land; or

(f) modify, in the case of Bonds of any series for which a Sinking Fund is provided, any of the provisions of the Indenture in such manner as to effect the rights of the Holders of such Bonds to the benefits of such Sinking Fund.

The Trustee may, in its discretion, determine whether or not any Bonds would be affected by any Supplemental Trust Indenture. Any such determination shall be conclusive upon the Holder of all Bonds, whether theretofore or thereafter authenticated and delivered. Subject to Section 17.01, the Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Bondholders under this Section 19.02 to approve the particular form of any proposed Supplemental Trust Indenture, but it shall be sufficient if they shall approve the substance thereof.

SECTION 19.03. In executing, or accepting the additional trusts created by, any Supplemental Trust Indenture permitted by this Article XIX or the modification thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and, subject to Section 17.01, shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such Supplemental Trust Indenture is authorized or permitted by the Indenture. The Trustee may, but except to the extent required in the case of a Supplemental Trust Indenture entered into under subsection (i) of Section 19.01, shall not be obligated to enter into any such Supplemental Trust Indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

SECTION 19.04. Upon the execution of any Supplemental Trust Indenture pursuant to this Article XIX, the Indenture shall be modified in accordance therewith and such Supplemental Trust Indenture shall form a part of the Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 19.05. No Supplemental Trust Indenture pursuant to this Article XIX shall be entered into pursuant to any authorization contained in the Indenture which shall not comply with the provisions of the Trust Indenture Act as then in effect unless no Bonds are then Outstanding and all Bonds to be issued under the Indenture as supplemented by such Supplemental Trust Indenture either shall be themselves exempt from the provisions of the Trust Indenture Act or shall be issued in a transaction exempt therefrom.

SECTION 19.06. Bonds authenticated and delivered after the execution of any Supplemental Trust Indenture pursuant to this Article XIX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Trust Indenture. If the Company shall so determine, new Bonds modified to conform, in the opinion of the Trustee and the Board of Directors, to any such Supplemental Trust Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

ARTICLE XX.

IMMUNITY OF STOCKHOLDERS, OFFICERS AND DIRECTORS.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Bond, or under or upon any indebtedness hereby secured, or because of the creation of any indebtedness hereby secured, shall be available against any incorporator or past, present, or future stockholder, officer or director of the Company, or of any predecessor or successor company of companies, or of any company or companies which may assume or guarantee the payment of the principal of or interest on any of the Bonds, either directly or through the Company by the enforcement of any assessment, or through any receiver, or assignee, or through any trustee in bankruptcy or by any other legal or equitable proceedings, whether for amounts unpaid on stock subscriptions or for stock liability or any other liability or penalty, or on the ground of any representation, implication or inference, arising from or concerning the capitalization of the Company, or of any predecessor, assignee, grantee, or successor company or companies, or otherwise, and whether by virtue of any statute, constitution, contract, express or implied, rule of law, or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, the incorporators or past, present or future stockholders, officers or directors of the Company, or of any predecessor or successor company or companies, or of any company which may assume or guarantee the payment of the principal of or interest on the Bonds because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Bonds, or to be implied therefrom; and that any and all personal liability of every name and nature, and any and all rights and claims against every such incorporator and past, present or future stockholder, officer or director, whether arising at common law or in equity, or created or to be created by statute or constitution, are hereby expressly released and waived as a condition of, and as a part of the consideration for, the execution of this Indenture and the issue of the Bonds and interest obligations hereby secured.

ARTICLE XXI.

MISCELLANEOUS.

SECTION 21.01. Nothing in this Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any Person, other than the parties hereto and the Holders of the Bonds Outstanding, any right, remedy, or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof. All of the covenants, conditions and stipulations, contained in the Indenture, by and on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the Bonds Outstanding.

SECTION 21.02. Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be waived or surrendered, in whole or in part, or subjected to any restriction (if at any time unrestricted) or to additional restriction (if already restricted) by a Resolution and a written instrument executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any real property, at the time subject to the Lien Hereof, shall be situated. Such Resolution and instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee. Thereupon, any modification of the provisions of these presents therein set forth, authorized by this Section 21.02 shall be binding upon the parties hereto, their successors and assigns, and the Holders of the Bonds.

SECTION 21.03. If any Bond shall not be presented for payment when the principal thereof becomes due, either at Stated Maturity or otherwise, or at the Redemption Date, and the Company, shall have deposited, with the Trustee, in trust for the purpose, or left with it if previously so deposited, any combination:

(i) of cash and

(ii) of Government Obligations (which shall not contain provisions permitting the redemption thereof at the option of the issuer), maturing as to principal and interest (without any regard to the reinvestment thereof) in such amounts and at such times as will assure the availability of cash that is necessary to pay when due the principal of, premium, if any, and interest due and to become due on such Bond on or prior to the Redemption Date or Stated Maturity thereof, as the case may be, and for the use and benefit of the Holder thereof, then, interest on said Bond, and all liability of the Company to the Holder of said Bond for the payment of the principal of, premium, if any and interest thereon, shall forthwith cease, determine and be completely discharged, subject to the provisions of the last paragraph of this Section 21.03. It shall be the duty of the Trustee to hold such funds, in trust, for the benefit of the Holder of such Bond who, so long as funds remain on deposit with the Trustee shall be restricted exclusively to said funds for any claim of whatsoever nature on the part of such Holder under the Indenture or on said Bond by any Holder of any such Bond.

If the Holder of any such Bond shall not claim, within five years after such Bond shall have become due and payable, such deposited funds, for the payment thereof, the Trustee shall, upon Company Request and if it shall so require upon being furnished indemnity satisfactory to it, shall pay to the Company such amount so deposited, if no Default has occurred and is continuing. The Trustee thereupon shall be relieved from all responsibility to the Holder thereof and the Company shall be liable to the Holder only to the extent of the funds so returned to it.

SECTION 21.04. If the principal of any of the Bonds shall not be punctually paid when due at Maturity, whether by declaration or a lapse of time, or if any installment of interest thereon shall not be punctually paid when due, then upon deposit with or receipt by the Trustee of moneys sufficient to pay such overdue principal or any such overdue installment or installments of interest thereon, to the extent permitted by law, moneys sufficient to pay interest due and to become due thereon up to the date when interest upon such overdue principal or installment or installments of interest shall cease (as herein provided), then interest on such overdue principal or installment or installments of interest thereon shall cease to accrue 15 days after the date of mailing a notice by the Company by first class mail postage prepaid to each Holder of such Bonds, stating that said moneys have been so deposited or received.

SECTION 21.05. Whenever the Company is required to deposit cash with the Trustee, it shall have the right, at the time of such deposit, to specify that such cash is to be held by the Trustee in trust for the particular purpose for which it is deposited.

SECTION 21.06. Any cash which has been deposited with the Trustee for the purpose of paying the principal of, premium, if any, or interest on Bonds, for the purpose of securing the authentication of Bonds, for the purpose of effecting payment or redemption of any Bonds, or which has been delivered to the Trustee by the Company for any of the purposes provided under the Indenture, upon Company Request, authorized by a Resolution, shall be invested or reinvested by the Trustee, as designated by the Company and not disapproved by the Trustee, in any bonds or other general obligations (excluding revenue bonds) of the United States of America, any state, city or county thereof, which at the time of investment are lawful investments for banks and trust companies under the laws of the state in which the Trustee has its principal corporate trust office and in other types of investments the Trustee has determined to be lawful, secure and efficient for the short-term investment of deposits held in trust under the Indenture, including commingling with deposits under other trusts administered by the Trustee. Until a Completed Default shall have occurred and be continuing, interest on such bonds, obligations and investments which may be received by the Trustee shall be paid forthwith to the Company. The Trustee shall not be required to make any such investment (a) after it has cancelled and discharged the Lien of the Indenture, (b) on or after the Stated Maturity of any Bonds, with respect to any cash held to pay such Bonds, or (c) on or after the Redemption Date of any Bonds, with respect to any cash held for such redemption. In no event, shall the Trustee make any such investment or take any of the actions pursuant to and permitted by this Section 21.06 with any cash or proceeds of any Government Obligations, which, in accordance with Sections 6.03, 10.06, 17.01 and 21.03, would cause Bonds to be deemed paid upon such cash or Governmental Obligations or combination thereof being deposited with the Trustee.

Such bonds and obligations shall be held by the Trustee subject to the same provisions and in the same manner as the cash used to purchase the same, but upon Company Request, the Trustee shall sell all or any designated part of the bonds, obligations and investments and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds, obligations and investments so sold. If, at any time, by reason of decrease in the market value of such bonds, obligations or investments, or the financial condition of the issuer, the Trustee shall be of the opinion that there is danger of the fund or funds invested in and represented by such bonds, obligations or investments being impaired, the Trustee may notify the Company of its intention to sell all or certain of the bonds, obligations or investments so held by it and unless, within five days after the date of such notice, the Company shall deliver to the Trustee cash equal to the price paid by the Trustee for such bonds, obligations or investments, the Trustee, without or despite a Company Request, may proceed to sell the bonds, or obligations or investments described in said notice, at public or private sale, for the best price reasonably obtainable. The Trustee shall also be entitled, without request of or notice to the Company, to sell any bonds, or obligations or investments purchased with moneys deposited for the payment or redemption of Bonds and held by it in order that the Trustee has the necessary funds available on the day prior to the date on which said Bonds are to be paid or redeemed. If such sale shall produce a sum less than the principal amount invested in the bonds, obligations or investments so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash, which combined with the net proceeds from such sale, will equal the principal amount invested in the bonds, obligations or investments so sold. If such sale shall produce a sum greater than the principal amount invested in the bonds, obligations or investments so sold, the Trustee shall pay promptly to the Company an amount of cash equal to such excess.

SECTION 21.07. The Trustee shall, on Company Request, destroy any Bonds cancelled by the Trustee and make duplicate certificates of such destruction, retaining one such certificate and delivering the other to the Company. Each such certificate shall state the method of destruction and, subject to Section 17.01, shall be conclusive evidence of the payment and cancellation of the Bonds therein mentioned for all purposes.

SECTION 21.08. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than certificates provided pursuant to subdivision (d) of Section 8.18) shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such condition, provision or covenant has been complied with; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 21.09. (a) Any certificate or opinion of an officer of the Company or an Accountant or Engineer may be based, in so far as it relates to legal matters, upon a certificate or opinion of or upon representations by counsel, unless such officer, employee, Accountant or Engineer knows that the certificates or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known were erroneous.

(b) Any certificate or Opinion of Counsel may be based, in so far as it relates to factual matters or information which is in possession of the Company, upon the certificate or opinion of or representations by an officer or employee of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as foresaid are erroneous, or in the exercise of reasonable care should have known were erroneous.

(c) Prior to the Trustee taking of any action under the Indenture upon the request or the submission of an Application by the Company, the Company shall deliver to the Trustee, in addition to or as part of any certificates herein required, an Officer’s Certificate and an Opinion of Counsel each stating that, in the opinion of the signer all conditions precedent to such action which are required by the Indenture have been satisfied.

SECTION 21.10. Nothing in this Article XXI is intended or shall be construed as relieving the Company from furnishing any certificate or other evidence required by the Indenture.

SECTION 21.11. Each Holder of a Bond of any series which shall be originally authenticated by the Trustee and originally issued by the Company on or subsequent to the Date Hereof, by the acquisition, holding or ownership of such Bond, thereby consents and agrees to, and shall be bound by, the provisions of this Restated Indenture on and after the Effective Date.

SECTION 21.12. This Restated Indenture shall be construed in connection with and as a part of the 1947 Indenture, as supplemented by Supplemental Trust Indentures dated March 1, 1949; June 1, 1957; August 1, 1964; December 1, 1969; September 1, 1973; February 1, 1982; March 1, 1982; June 1, 1986; and March 1, 1988 and as supplemented prior to the Effective Date.

SECTION 21.13. (a) If any provision of the Indenture limits, qualifies, or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

(b) In case any one or more of the provisions contained in the Indenture or in the Bonds should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in anyway be affected, impaired, prejudiced, or disturbed anyway thereby.

SECTION 21.14. (a) This Restated Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b) The table of contents and the descriptive headings of the several Articles of this Restated Indenture were formulated, used and inserted in this Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 21.15. Whenever in the Indenture either of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in the Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 21.16. The amount of obligations to be issued immediately under this Restated Indenture is none.

SECTION 21.17. To the extent permitted by Sections 21.08, and 21.09, any Opinion of Counsel given as to title to property may be based, in whole or in part (a) upon a certified abstract of title or any Torrens certificate, or upon any guaranty policy or certificate or opinion issued or rendered by any reputable Person engaged in the business of examining or insuring or guaranteeing titles to property or upon the opinion of other counsel (provided that in such case such Opinion of Counsel shall state that the signer believes such other counsel giving such certificate or opinion is reputable and one upon whom he may properly rely), (b) upon an Officer’s Certificate stating (1) what, if any, conditional sales contracts and chattel mortgages exist against any personal property as to which such Opinion of Counsel is to be rendered, and what, if any, levies of execution or attachment or similar proceedings exist or are pending with respect to any thereof, and describing the property, if any, subject to such contracts or mortgages or as to which such levies or proceedings exist or are pending, and (2) that all personal property as to which such Opinion of Counsel is to be rendered (other than the property, if any, described pursuant to clause (1) above) is owned by the Company free and clear of all liens and encumbrances prior to or on a parity with the Lien of the Indenture (other than Permitted Encumbrances) and, if such property is affixed or attached to real estate, that such real estate has been acquired by the Company and that an Opinion of Counsel as to title in respect thereto has been or is concurrently being furnished to the Trustee, or that such personal property is located on a street, road or highway, or upon other public property pursuant to a franchise, license or permit, or upon private property pursuant to an easement or permit not expiring without the default or consent of the Company within 10 years following the date of such certificate or is so located on property of others under contractual arrangement permitting its removal, (3) the location of any real or personal property of the Company, and (4) whether any Permitted Encumbrances of the kind referred to in paragraph (8) of the definition of Permitted Encumbrances in Section 1.03 interfere with the proper operation of the Company’s business or (c) upon a duly executed and recorded deed of real estate or easement or interest therein, where such real estate, easement or interest therein is not required as an integral part of the property of the Company or indispensable to its operations, if an Officer’s Certificate also states that no other Person is in possession of such real estate, easement or interest therein and that the loss of the title thereto would not interfere with any of the necessary operations of the Company.

SECTION 21.18. Wherever the Trustee is required to accept or approve, in the exercise of reasonable care, pursuant to subdivision (d) of Section 17.01 or otherwise, an Engineer, appraiser or other expert, counsel or Accountant, who is to furnish evidence of compliance with conditions precedent in the Indenture for the authentication and delivery of additional Bonds, the withdrawal of cash or the release and substitution of property secured by the Lien of the Indenture or who is to furnish an opinion for any other purpose under the Indenture, such approval or acceptance by the Trustee shall be deemed to have been given upon the taking of any action by the Trustee pursuant to and in accordance with the certificate or opinion so furnished by such Engineer, appraiser, expert, counsel or Accountant.

SECTION 21.19. Whenever notice is required to be transmitted to the Bondholders by the Trustee, or by the Company, unless otherwise herein specifically provided for, such notice shall be deemed to have been transmitted, and such requirements for the transmission of notice satisfied, upon the deposit by the transmitter with or in a depository of the United States Postal Service of notice in a sealed envelope with prepaid first-class postage, and addressed to the

Person required to be notified in accordance with the last known address of that Person on the records of the transmitter as required to be kept pursuant to the Indenture.

SECTION 21.20. Whenever in the Indenture provision is made for the delivery to the Trustee of any Officer’s Certificate, Engineer’s Certificate, Accountant’s Certificate (including, where applicable, such certificate by an Independent Engineer or an Independent Accountant) or Opinion of Counsel, such provision may be satisfied by the delivery of more than one certificate or opinion certifying separately to the various matters of fact or opinion required to be included in the certificate or opinion so provided for, and different Persons may certify as to different matters of fact or opinion so shown; provided, that such separate certificates or opinions shall, taken together, contain all of the statements herein required and be signed by officers or Persons, by whom the certificate or opinions are required and authorized to be signed. Whenever provision is made for the delivery to the Trustee of more than one such certificate or opinion such provision may be satisfied by the delivery of a single certificate or opinion by such Person certifying as to all the matters required to be shown by any particular Section hereof or by separate certificates or opinions by two or more such Persons certifying separately the various matters of fact or opinion so required to be shown.

SECTION 21.21. The Indenture shall be governed exclusively by the applicable laws of the State of Wisconsin.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, party of the first part, has caused its corporate name and seal to be hereunto affixed and this Supplemental and Restated Trust Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and FIRST WISCONSIN TRUST COMPANY, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental and Restated Trust Indenture to be signed by its President, a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, all done as of this 4th day of April, 1991.

NORTHERN STATES POWER COMPANY,

/s/ E.J. McIntyre
		By	E.J. McIntyre, President

Attest:	/s/ J.P. Moore, Jr.
J.P. Moore, Jr. Secretary

Executed by Northern States Power Company in the presence of:
(CORPORATE SEAL)

/s/

/s/

FIRST WISCONSIN TRUST COMPANY,

/s/ Eugene R. Lee
		By	Eugene R. Lee, Assistant Vice President.

Attest:	/s/ Robert D. Hertzenberg
Robert D. Hertzenberg, Assistant Secretary

Executed by First Wisconsin Trust Company in the presence of:
(CORPORATE SEAL)

/s/ Pamela Warner
Pamela Warner

STATE OF WISCONSIN	)
) SS.
EAU CLAIRE COUNTY	)

On this 4th day of April, A.D. 1991, before me, Elisabeth L. Grahek, a Notary Public in and for said County in the State aforesaid, personally appeared the within named E.J. McIntyre and J.P. Moore, Jr., to me personally known and to me known to be the President and Secretary, respectively, of Northern States Power Company, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each for himself, did say that he, the said E.J. McIntyre, is the President, and he, the said J.P. Moore, Jr., is the Secretary, of said Northern States Power Company, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of said corporation, and that said instrument was executed in behalf of said corporation by authority of its Board of Directors; and said E.J. McIntyre and J.P. Moore, Jr. each acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

WITNESS my hand and notarial seal this 4th day of April, A.D. 1991.

/s/ Elizabeth L. Grahek
Elizabeth L. Grahek
Notary Public in Eau Claire County,
State of Wisconsin

(Notarial Seal)
My commission expires April 24, 1994.

STATE OF WISCONSIN	)
) SS.
MILWAUKEE COUNTY	)

On this 4th day of April, A.D. 1991, before me, J.M. Schalk, a Notary Public in and for said County in the State aforesaid, personally appeared the within named EUGENE R. LEE and ROBERT D. HERTZENBERG, to me personally known and to me known to be the Assistant Vice President and Assistant Secretary, respectively, of First Wisconsin Trust Company, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each for himself, did say that he, the said EUGENE R. LEE, is the President, and he, the said ROBERT D. HERTZENBERG is the Assistant Secretary, of said First Wisconsin Trust Company, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of said corporation, and that said instrument was executed in behalf of said corporation by authority of its Board of Directors; and said EUGENE R. LEE and ROBERT D. HERTZENBERG each acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

WITNESS my hand and notarial seal 4th day of April, A.D. 1991.

/s/ J.M. Schalk
Notary Public in and for Milwaukee
County, State of Wisconsin

(Notarial Seal)

My commission expires February 27, 1994.

STATE OF WISCONSIN	)
) SS.
EAU CLAIRE COUNTY	)

E.J. McIntyre and J.P. Moore, Jr. being severally sworn, each for himself deposes and says that he, the said E.J. McIntyre is President, and he, the said J.P. Moore, Jr. is the Secretary, of Northern States Power Company, the corporation described in and which executed the within and foregoing mortgage or deed of trust; and each for himself further says that said mortgage or deed of trust was executed in good faith, and not for the purpose of hindering, delaying or defrauding any creditor of the said mortgagor.

/s/ E.J. McIntyre
E.J. McIntyre, President

/s/ J.P Moore, Jr.
J.P. Moore, Jr., Secretary

Subscribed and sworn to before me 4th day of April 1, 1991.

/s/ Elizabeth L. Grahek
Elizabeth L. Grahek

Notary Public in and for Eau Claire County,
State of Wisconsin

My commission expires April 24, 1994.
(notarial seal)

STATE OF WISCONSIN	)
) SS.
MILWAUKEE COUNTY	)

EUGENE R. LEE and ROBERT D. HERTZENBERG being severally sworn, each for himself deposes and says that he, the said EUGENE R. LEE, is Assistant Vice President, and he, the said ROBERT D. HERTZENBERG, as Assistant Secretary of First Wisconsin Trust Company, the corporation that executed the within and foregoing mortgage or deed of trust, as mortgagee and trustee; and each for himself further says the said mortgage or deed of trust was executed in good faith, and not for the purpose of hindering, delaying or defrauding any creditor of the mortgagor.

/s/ Eugene R. Lee
Eugene R. Lee, Assistant Vice President

/s/ Robert D. Hertzenberg
Robert D. Hertzenberg

Subscribed and sworn to before me this 4th day of April 1, 1991.

/s/ J.M. Shalk
Notary Public in and Milwaukee County,
State of Wisconsin

My commission expires February 27, 1994.

(notarial seal)

STATE OF WISCONSIN	)
) SS.
EAU CLAIRE COUNTY	)

The undersigned, Northern States Power Company, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from First Wisconsin Trust Company, the Mortgagee described therein, a full, true, complete and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown.

Dated this 4th day of April, A.D. 1991.

NORTHERN STATES POWER COMPANY,

	By	/s/ E.J. McIntyre
E.J. McIntyre, President

Attest:
/s/ J.P. Moore, Jr.
J.P. Moore, Jr. Secretary

(Corporate Seal)

SCHEDULE A

The property referred to in the Granting Clauses in the foregoing Supplemental and Restated Trust Indenture from Northern States Power Company to First Wisconsin Trust Company, as Trustee, dated March 1, 1991, includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the Granting Clauses or elsewhere in this Restated Indenture.

I.

PROPERTIES IN THE STATE OF WISCONSIN

Site of Melby Centre

A parcel of land in the Northeast Quarter (NE 1⁄4) of the Southeast Quarter (SE 1⁄4) and the Northwest Quarter (NW 1⁄4) of the Southeast Quarter (SE 1⁄4) of Section 34 Township 28 North of Range 9 West described as follows:

Commencing at the Northeast corner of the Northeast Quarter (NE 1⁄4) of the Southeast Quarter (SE 1⁄4), thence North 88 degrees West 724.7 feet; thence South 1 degree West 33 feet to the point of beginning; thence continuing South 1 degree West 733.63 feet; thence North 89 degrees West 660.09 feet; thence North 7 degrees 8 minutes East 362.80 feet; thence North 23 degrees 56 minutes West 198.50 feet; thence North 44 degrees West 145.1 feet; thence North 65 degrees West 114.40 feet to the Easterly line of Highway 53; thence North 44 degrees East along the Highway 110.75 feet to the Southerly line of Melby Street; thence East along Melby Street to the point of beginning.

Together with all rights of grantor pursuant to a Pipeline easement granted by National Presto Industries, Inc., to Phillips of Wisconsin, Inc., dated May 15, 1978 and recorded on June 23, 1978, in volume 474 of Records, page 2, as document number 399526.

A-1